FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-283510-01

BANK 2025-BNK49

Free Writing Prospectus

Structural and Collateral Term Sheet

$929,209,857

(Approximate Total Mortgage Pool Balance)

$761,952,000

(Approximate Offered Certificates)

Banc of America Merrill Lynch Commercial Mortgage Inc.

as Depositor

Bank of America, National Association

Morgan Stanley Mortgage Capital Holdings LLC

JPMorgan Chase Bank, National Association

Wells Fargo Bank, National Association

Citi Real Estate Funding Inc.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2025-BNK49

March 10, 2025

BofA SECURITIES Co-Lead Bookrunner Manager	J.P. MORGAN Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager	CITIGROUP Co-Lead Bookrunner Manager	MORGAN STANLEY Co-Lead Bookrunner Manager
Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-283510) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-294-1322 or by email to dg.Prospectus_Requests@bofa.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK 2025-BNK49

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”), and, in other jurisdictions, locally registered entities.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, FINRA, the National Futures Association (“NFA”) and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of SIPC and the NYSE.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK 2025-BNK49	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/Aaa(sf)/AAA(sf)	$13,995,000	30.000%	(7)	2.69	1 – 60	20.2%	37.4%
Class A-SB	AAAsf/Aaa(sf)/AAA(sf)	$19,663,000	30.000%	(7)	7.33	60 – 114	20.2%	37.4%
Class A-4(8)	AAAsf/Aaa(sf)/AAA(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	20.2%	37.4%
Class A-5(8)	AAAsf/Aaa(sf)/AAA(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	20.2%	37.4%
Class X-A	AAAsf/Aaa(sf)/AAA(sf)	$650,446,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/NR/AAA(sf)	$189,559,000(10)(12)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/Aa2(sf)/AAA(sf)	$111,506,000(8)	18.000%	(7)(8)	9.97	120 – 120	17.2%	43.8%

Privately Offered Certificates(13)

Class	Expected Ratings (Fitch/ Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class B(8)	AA-sf/NR/AA(sf)	$45,299,000(8)	13.125%	(7)(8)	9.97	120 – 120	16.3%	46.4%
Class C(8)	A-sf/NR/A(sf)	$32,754,000(8)(12)	9.600%	(7)(8)	9.97	120 – 120	15.6%	48.3%
Class D-RR	BBBsf/NR/BBB+(sf)	$22,998,000(12)	7.125%	(7)	9.97	120 – 120	15.2%	49.6%
Class E-RR	BBB-sf/NR/BBB-(sf)	$9,292,000	6.125%	(7)	9.97	120 – 120	15.1%	50.1%
Class F-RR	BB-sf/NR/BB-(sf)	$16,261,000	4.375%	(7)	9.97	120 – 120	14.8%	51.0%
Class G-RR	B-sf/NR/B-(sf)	$12,777,000	3.000%	(7)	9.97	120 – 120	14.6%	51.8%
Class H-RR	NR/NR/NR	$27,876,857	0.000%	(7)	9.97	120 – 120	14.1%	53.4%

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (9) below. In addition, the notional amounts of the Class X-A and Class X-B certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A or Class X-B certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation.
(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate balance of all the principal balance certificates, and the denominator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.
(6)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK 2025-BNK49	Structural Overview

of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-SB, Class D-RR, Class E-RR, Class F-RR, Class G-RR, and Class H-RR certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-4, Class A-5, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(9)	The exact initial principal balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-4” or “A-5” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances, weighted average lives and principal windows of the Class A-4 and Class A-5 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-4 and Class A-5 trust components is expected to be approximately $616,788,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-5 trust component. In the event that the Class A-5 trust component is issued with an initial certificate balance of $616,788,000, the Class A-4 trust component (and, correspondingly, the Class A-4 Exchangeable Certificates) will not be issued.
Trust Component	Expected Range of Initial Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-4 trust component	$0 – $300,000,000	N/A – 9.67	N/A / 114 – 119
Class A-5 trust component	$316,788,000 – $616,788,000	9.79 – 9.90	119 – 120 / 114 – 120
(10)	The Class X-A and Class X-B certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components outstanding from time to time.
(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation).
(12)	The approximate initial Certificate Balances of the Class C and Class D-RR certificates (and correspondingly, the initial notional amount of the Class X-B certificates) are based in part on the estimated ranges of initial certificate balances and estimated fair values described in “Credit Risk Retention” in the Preliminary Prospectus. The approximate initial certificate balances of the Class C and Class D-RR certificates are subject to change based on the final pricing of the certificates, with the ultimate initial certificate balances determined such that the aggregate fair value of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, and Class H-RR certificates will equal at least 5% of the fair value of all of the classes of certificates issued by the issuing entity (other than the Class R certificates).
(13)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK 2025-BNK49	Structural Overview

Issue Characteristics

Offered Certificates:	$761,952,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 11 principal balance classes (Class A-1, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1 and Class A-S-2) and 8 interest-only classes (Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class X-A, Class X-B, Class A-S-X1 and Class A-S-X2)
Co-Lead Managers and Joint Bookrunners:	BofA Securities, Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Citigroup Global Markets Inc.
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association and Citi Real Estate Funding Inc.
Rating Agencies:	Fitch, KBRA and Moody’s
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Directing Certificateholder:	RREF V - D AIV RR H, LLC or an affiliate thereof
U.S. Credit Risk Retention:

For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Bank of America, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

An economic interest in the credit risk of the mortgage pool in this transaction is expected to be retained as an “eligible horizontal residual interest” (as defined in Regulation RR) in the form of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, and Class H-RR Certificates. Bank of America, National Association, as “retaining sponsor” (as defined in Regulation RR), intends to satisfy the risk retention requirements through the purchase by RREF V - D AIV RR H, LLC, a Delaware limited liability company, as a “third-party purchaser” (as defined in Regulation RR), of such classes of certificates. See “Credit Risk Retention” in the Preliminary Prospectus.

EU/UK Risk Retention:	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Framework. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Framework. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Framework. Consequently, the Offered Certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Framework. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Framework Due Diligence Requirements” in the Preliminary Prospectus.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in March 2025 (or, in the case of any mortgage loan that has its first due date after March 2025, the date that would have been its due date in March 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of March 10, 2025
Expected Closing Date:	March 27, 2025
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in April 2025.
Rated Final Distribution Date:	The distribution date in March 2058
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK 2025-BNK49	Structural Overview
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK 2025-BNK49<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-6

BANK 2025-BNK49	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-SB, Class X-A and Class X-B certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on the Class A-1 certificates, the Class A-4 trust component, the Class A-5 trust component and the Class A-SB certificates, in that order, in each case until the certificate or principal balance of such class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of principal balance certificates and trust components other than the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates and trust components, to principal on the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then, in an amount equal to, and pro rata based on, interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Seventh, to the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated among the classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK 2025-BNK49	Structural Overview

allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.
	Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
	Class A-4	Class A-4-1, Class A-4-X1
	Class A-4	Class A-4-2, Class A-4-X2
	Class A-5	Class A-5-1, Class A-5-X1
	Class A-5	Class A-5-2, Class A-5-X2
	Class A-S	Class A-S-1, Class A-S-X1
	Class A-S	Class A-S-2, Class A-S-X2
	Class B	Class B-1, Class B-X1
	Class B	Class B-2, Class B-X2
	Class C	Class C-1, Class C-X1
	Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.
Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-4	See footnote (9) to the first table above under “Structural Overview”	Class A-4 certificate pass-through rate minus 1.00%
Class A-4-X1	Equal to Class A-4 trust component principal balance	0.50%
Class A-4-X2	Equal to Class A-4 trust component principal balance	0.50%
Class A-5	See footnote (9) to the first table above under “Structural Overview”	Class A-5 certificate pass-through rate minus 1.00%
Class A-5-X1	Equal to Class A-5 trust component principal balance	0.50%
Class A-5-X2	Equal to Class A-5 trust component principal balance	0.50%
Class A-S	$111,506,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$45,299,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$32,754,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK 2025-BNK49	Structural Overview
Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 trust component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).
Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-5 Exchangeable Certificates”	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
	Class B	Class B, Class B-X1, Class B-X2
“Class B Exchangeable Certificates”	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-4, Class A-5, Class A-S, Class B or Class C trust component, respectively.  The maximum certificate balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-4 and Class A-5 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-4, Class A-5, Class A-S, Class B or Class C trust component, respectively.  Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of $5,000. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, with respect to the Discovery Business Center Mortgage Loan, the 660 Newport Center Drive Mortgage Loan and the Marriott World Headquarters mortgage loan, 0.50%) (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% (or, with respect to the Discovery Business Center Mortgage Loan, the 660 Newport Center Drive Mortgage Loan and the Marriott World Headquarters mortgage loan, 0.50%) of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(a) to the holders of each class of the Class A-1, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the YM Denominator for that distribution date,

(b) to the holders of the Class A-4-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-4-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-5-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-5-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the  Class A-1 certificates,  Class A-SB certificates, Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the  Class A-1 certificates, Class A-SB certificates, Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates as described above, and

(m) to the holders of the Class X-B certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

“YM Denominator” means, for any distribution date, the total amount of principal distributed to the Class A-1 and Class A-SB certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates.

All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Consistent with the foregoing, the Base Interest Fraction is equal to:
(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)
Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificate holders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii)  the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date, which amount will be applied to the Class H-RR, Class G-RR, Class F-RR, Class E-RR and Class D-RR certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero.

Any portion of such amount applied to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan, one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Discovery Business Center, Marriott World Headquarters (prior the securitization of the related lead servicing note). With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each “servicing shift whole loan”, the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below). As of the Closing Date, the Marriott World Headquarters mortgage loan will be a servicing shift mortgage loan.

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: VISA Global HQ, Soho Grand & The Roxy Hotel, 299 Park Avenue ,Greene Town Center, Marriott World Headquarters (following the securitization of the related lead servicing note). With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK 2025-BNK49	Structural Overview

accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related lead servicing note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related lead servicing note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be any of the Class G-RR and Class H-RR certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the Class G-RR certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when no class of Control Eligible Certificates has a certificate balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement. If an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event”, “Consultation Termination Event” and “Operating Advisor Consultation Event”, a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means, with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Consultation Termination Event, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan or whole loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan or whole loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such mortgage loan or whole loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event or an Operating Advisor Consultation Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class H-RR, Class G-RR, Class F-RR, Class E-RR and Class D-RR certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1 and Class A-SB certificates and Class A-4 and Class A-5 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 30 days from receipt of the Requesting Holders’ written request.

Upon receipt of such supplemental appraisal, the master servicer (for any non-serviced mortgage loans) and the special servicer (for any serviced mortgage loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the special servicer does not receive a cash offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by the special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK 2025-BNK49 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Appointment and Replacement of the Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interests of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative majority vote of holders of certificates representing at least a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “affiliated with” (as defined in Regulation RR) each other).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the BANK 2025-BNK49 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to the special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.
Operating Advisor:

The operating advisor will have certain review and consultation rights relating to the performance of the special servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each serviced mortgage loan or serviced whole loan, the operating advisor will be responsible for:

●                 reviewing the actions of the special servicer with respect to any specially serviced loan;

●               reviewing (i) all reports by the special servicer made available to privileged persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each asset status report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and final asset status report;

●                 reviewing for accuracy and consistency with the PSA the mathematical calculations by the special servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) any net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and

●                 preparing an annual report (if any serviced mortgage loan or serviced whole loan was a specially serviced loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the special servicer with respect to any major decision during the prior calendar year) that sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-specially serviced loans) during the prior calendar year on an “trust-level basis”. The operating advisor will be required to identify (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan). In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each serviced mortgage loan or serviced whole loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●                 to consult (on a non-binding basis) with the special servicer in respect of asset status reports; and

●               to consult (on a non-binding basis) with the special servicer with respect to major decisions processed by the special servicer.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a Control Termination Event has occurred and is continuing.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder, or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-18

BANK 2025-BNK49	Collateral Overview
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	20	26	$335,724,134	36.1%
Bank of America, National Association	7	28	$235,630,000	25.4%
JPMorgan Chase Bank, National Association	2	3	$113,500,000	12.2%
Citi Real Estate Funding Inc.	1	1	$24,250,000	2.6%
Wells Fargo Bank, National Association	4	4	$23,855,723	2.6%
Wells Fargo Bank, National Association/JPMorgan Chase Bank, National Association	1	1	$92,250,000	9.9%
Bank of America, National Association/Morgan Stanley Mortgage Capital Holdings LLC/JPMorgan Chase Bank, National Association	1	1	$75,000,000	8.1%
Citi Real Estate Funding Inc./JPMorgan Chase Bank, National Association	1	1	$29,000,000	3.1%
Total:	37	65	$929,209,857	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$929,209,857
Number of Mortgage Loans:	37
Average Cut-off Date Balance per Mortgage Loan:	$25,113,780
Number of Mortgaged Properties:	65
Average Cut-off Date Balance per Mortgaged Property:	$14,295,536
Weighted Average Mortgage Rate:	6.2506%
% of Pool Secured by 5 Largest Mortgage Loans:	42.6%
% of Pool Secured by 10 Largest Mortgage Loans:	65.0%
% of Pool Secured by ARD Loans:	5.9%
Weighted Average Original Term to Maturity (months):	120
Weighted Average Remaining Term to Maturity (months):	119
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	12.5%
% of Pool Secured by Refinance Loans:	78.2%
% of Pool Secured by Recapitalization Loans:	18.3%
% of Pool Secured by Refinance/Acquisition Loans:	2.3%
% of Pool Secured by Acquisition Loans:	1.2%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	30.9%
% of Pool with Mezzanine Debt:	5.9%
% of Pool with Subordinate Mortgage Debt:	3.6%

Credit Statistics(2)

Weighted Average UW NOI DSCR:	2.17x
Weighted Average UW NOI Debt Yield:	14.1%
Weighted Average UW NCF DSCR:	2.05x
Weighted Average UW NCF Debt Yield:	13.3%
Weighted Average Cut-off Date LTV Ratio(3):	53.4%
Weighted Average Maturity Date or ARD LTV Ratio(3):	51.1%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-19

BANK 2025-BNK49	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(4):	357
Weighted Average Remaining Amortization Term (months)(4):	357
% of Pool Interest Only through Maturity:	63.2%
% of Pool Amortizing Balloon:	23.7%
% of Pool Interest Only, Amortizing Balloon:	7.2%
% of Pool Interest Only, ARD:	5.9%

Lockboxes

% of Pool with Hard Lockboxes:	63.4%
% of Pool with Springing Lockboxes:	35.5%
% of Pool with No Lockboxes:	0.6%
% of Pool with Soft (Residential); Hard (Commercial) Lockboxes:	0.5%

Reserves

% of Pool Requiring Tax Reserves:	52.6%
% of Pool Requiring Insurance Reserves:	20.0%
% of Pool Requiring Replacement Reserves:	51.0%
% of Pool Requiring TI/LC Reserves(5):	28.4%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	50.0%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	28.6%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	9.7%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	8.6%
% of Pool with no lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	3.1%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to March 2025.
(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(3)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(4)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(5)	Excludes multifamily, self storage, manufactured housing and hospitality properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-20

BANK 2025-BNK49	Characteristics of the Mortgage Loans
Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Rooms/Units	Cut-off Date Balance per SF/Room/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	WFB/JPMCB	Marriott Dallas Las Colinas	Irving	TX	Hospitality	$92,250,000	9.9%	361	$255,540	1.63x	14.5%	67.8%	59.2%
2	BANA	Discovery Business Center	Irvine	CA	Office	$90,000,000	9.7%	1,287,820	$116	2.69x	17.4%	43.8%	43.8%
3	JPMCB	660 Newport Center Drive	Newport Beach	CA	Office	$80,000,000	8.6%	266,239	$300	2.62x	15.7%	47.6%	47.6%
4	BANA/MSMCH/JPMCB	Marriott World Headquarters	Bethesda	MD	Office	$75,000,000	8.1%	743,448	$339	1.76x	12.0%	52.0%	43.5%
5	MSMCH	St. Rose Square	Henderson	NV	Retail	$59,000,000	6.3%	279,613	$211	1.31x	9.6%	62.1%	62.1%
6	BANA	VISA Global HQ	San Francisco	CA	Office	$55,000,000	5.9%	320,658	$695	2.19x	12.2%	50.0%	50.0%
7	BANA	The Ludlow Hotel	New York	NY	Hospitality	$46,000,000	5.0%	175	$262,857	3.70x	24.4%	34.1%	34.1%
8	MSMCH	Millennium and Bloom Apartments Portfolio	Bloomington	IN	Multifamily	$44,000,000	4.7%	716	$61,453	1.43x	10.2%	65.2%	65.2%
9	JPMCB	Soho Grand & The Roxy Hotel	New York	NY	Hospitality	$33,500,000	3.6%	548	$371,350	3.49x	21.9%	40.1%	40.1%
10	CREFI/JPMCB	299 Park Avenue	New York	NY	Office	$29,000,000	3.1%	1,176,837	$425	2.35x	14.4%	45.6%	45.6%
		Total/Wtd. Avg.				$603,750,000	65.0%			2.24x	14.9%	52.0%	49.7%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Room/Unit calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Room/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-21

BANK 2025-BNK49	Characteristics of the Mortgage Loans
Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
2	BANA	Discovery Business Center	$90,000,000	$60,000,000	$150,000,000	BANK 2025-BNK49	Midland	Rialto	BANK 2025-BNK49	2.69x	17.4%	43.8%
4	BANA/MSMCH/JPMCB	Marriott World Headquarters	$75,000,000	$177,000,000	$252,000,000	BANK 2025-BNK49	Midland(2)	Rialto(2)	(2)	1.76x	12.0%	52.0%
6	BANA	VISA Global HQ	$55,000,000	$168,000,000	$223,000,000	BANK 2024-BNK48	Wells Fargo	LNR	BANK 2024-BNK48	2.19x	12.2%	50.0%
9	JPMCB	Soho Grand & The Roxy Hotel	$33,500,000	$170,000,000	$203,500,000	BANK 2024-BNK48	Wells Fargo	LNR	BANK 2024-BNK48	3.49x	21.9%	40.1%
10	CREFI/JPMCB	299 Park Avenue	$29,000,000	$471,000,000	$500,000,000	NY 2025-299P	Wells Fargo	KeyBank	NY 2025-299P	2.35x	14.4%	45.6%
36	WFB	Greene Town Center	$4,687,500	$101,562,500	$106,250,000	BBCMS 2025-C32	Midland	Argentic	BBCMS 2025-C32	1.53x	13.0%	63.5%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(2)	The Marriott World Headquarters controlling companion loan is currently held by BANA. The Marriott World Headquarters whole loan is expected to be serviced pursuant to the BANK 2025-BNK49 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
6	BANA	VISA Global HQ	$55,000,000	$695	$72,000,000	2.19x	12.2%	50.0%	1.48x	9.3%	66.1%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

Mortgage Loans with Subordinate Debt(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
9	JPMCB	Soho Grand & The Roxy Hotel	$33,500,000	$371,350.	$26,500,000	3.49x	21.9%	40.1%	3.09x	19.4%	45.3%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-22

BANK 2025-BNK49	Characteristics of the Mortgage Loans
Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	WFB/JPMCB	Marriott Dallas Las Colinas	Irving	TX	Hospitality	$92,250,000	9.9%	361	$255,540	1.63x	14.5%	67.8%	59.2%	MSBAM 2015-C22
2	BANA	Discovery Business Center	Irvine	CA	Office	$90,000,000	9.7%	1,287,820	$116	2.69x	17.4%	43.8%	43.8%	MSBAM 2015-C20, MSBAM 2015-C21
8	MSMCH	Millennium and Bloom Apartments Portfolio	Bloomington	IN	Multifamily	$44,000,000	4.7%	716	$61,453	1.43x	10.2%	65.2%	65.2%	MSBAM 2015-C23
9	JPMCB	Soho Grand & The Roxy Hotel	New York	NY	Hospitality	$33,500,000	3.6%	548	$371,350	3.49x	21.9%	40.1%	40.1%	CSAIL 2015-C1, CSAIL 2015-C2, CSAIL 2015-C3
11	CREFI	Columbus Commons	Philadelphia	PA	Retail	$24,250,000	2.6%	124,853	$194	1.25x	10.0%	65.3%	61.6%	MSBAM 2015-C22
16	MSMCH	Club Vantaggio Apartments	Northridge	CA	Multifamily	$16,500,000	1.8%	54	$305,556	1.33x	8.7%	66.3%	66.3%	MSBAM 2014-C18
22	MSMCH	AAA Quality Self Storage Tustin	Tustin	CA	Self Storage	$14,000,000	1.5%	78,644	$178	1.47x	9.9%	54.5%	54.5%	JPMBB 2015-C27
25	WFB	Burgard Industrial Park	Portland	OR	Industrial	$10,175,000	1.1%	83,319	$122	1.62x	11.3%	54.1%	54.1%	JPMBB 2015-C31
30	MSMCH	SoCal Self Storage Thousand Oaks	Thousand Oaks	CA	Self Storage	$7,200,000	0.8%	54,937	$131	1.91x	11.9%	54.6%	54.6%	CSAIL 2015-C2
31	MSMCH	SoCal Self Storage Torrance	Torrance	CA	Self Storage	$7,200,000	0.8%	42,979	$168	1.80x	11.2%	54.7%	54.7%	CSAIL 2015-C2
35	WFB	Rombout Village	Beacon	NY	Multifamily	$5,493,223	0.6%	144	$38,147	5.26x	42.1%	15.3%	13.3%	WFCM 2015-C26
36	WFB	Greene Town Center	Beavercreek	OH	Mixed Use	$4,687,500	0.5%	917,757	$116	1.53x	13.0%	63.5%	57.1%	CGCMT 2014-GC21
37	WFB	Salem Mini Storage	Salem	OR	Self Storage	$3,500,000	0.4%	56,805	$62	1.68x	12.5%	47.9%	47.9%	WFCM 2015-C28
		Total				$352,755,723	38.0%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-23

BANK 2025-BNK49	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	6	$348,958,769	37.6%	5.7664%	2.34x	14.8%	47.7%	45.5%
CBD	4	$239,000,000	25.7%	5.6396%	2.22x	13.6%	49.3%	46.6%
Suburban	2	$109,958,769	11.8%	6.0420%	2.60x	17.5%	44.2%	43.0%
Hospitality	6	$199,210,366	21.4%	6.4898%	2.43x	18.2%	54.1%	48.9%
Full Service	4	$171,750,000	18.5%	6.3846%	2.55x	18.6%	53.4%	48.8%
Extended Stay/Select Service	1	$14,460,366	1.6%	6.8250%	1.82x	16.9%	53.6%	42.8%
Limited Service	1	$13,000,000	1.4%	7.5060%	1.54x	14.0%	65.0%	57.6%
Retail	10	$148,200,000	15.9%	6.5065%	1.53x	11.2%	59.3%	58.1%
Anchored	6	$117,250,000	12.6%	6.5454%	1.52x	11.1%	60.2%	59.1%
Single Tenant	2	$11,000,000	1.2%	5.9900%	1.44x	10.7%	52.8%	48.7%
Unanchored	1	$14,150,000	1.5%	7.0100%	1.33x	10.1%	61.5%	61.5%
Shadow Anchored	1	$5,800,000	0.6%	5.4700%	2.40x	15.4%	48.3%	48.3%
Multifamily	4	$72,643,223	7.8%	6.6365%	1.70x	12.3%	61.0%	60.8%
Garden	1	$44,000,000	4.7%	6.6300%	1.43x	10.2%	65.2%	65.2%
Townhomes	1	$16,500,000	1.8%	6.3950%	1.33x	8.7%	66.3%	66.3%
Mid Rise	1	$6,650,000	0.7%	7.1570%	1.41x	10.4%	57.3%	57.3%
Cooperative	1	$5,493,223	0.6%	6.7840%	5.26x	42.1%	15.3%	13.3%
Self Storage	8	$59,110,000	6.4%	6.4970%	1.54x	10.2%	57.4%	57.4%
Self Storage	8	$59,110,000	6.4%	6.4970%	1.54x	10.2%	57.4%	57.4%
Industrial	3	$41,420,000	4.5%	6.5874%	1.97x	13.9%	47.7%	47.7%
Warehouse/Distribution	1	$21,100,000	2.3%	6.6100%	1.42x	10.2%	53.7%	53.7%
Warehouse	2	$20,320,000	2.2%	6.5640%	2.55x	17.7%	41.6%	41.6%
Manufactured Housing	26	$39,980,000	4.3%	6.8477%	1.38x	10.2%	61.5%	60.2%
Manufactured Housing	25	$39,114,156	4.2%	6.8423%	1.38x	10.2%	61.5%	60.2%
Manufactured Housing/RV Park	1	$865,844	0.1%	7.0900%	1.32x	10.8%	63.3%	60.1%
Mixed Use	2	$19,687,500	2.1%	6.4019%	1.48x	10.5%	57.3%	55.8%
Multifamily/Retail	1	$15,000,000	1.6%	6.3400%	1.47x	9.7%	55.4%	55.4%
Retail/Multifamily/Office	1	$4,687,500	0.5%	6.6000%	1.53x	13.0%	63.5%	57.1%
Total/Wtd. Avg.	65	$929,209,857	100.0%	6.2506%	2.05x	14.1%	53.4%	51.1%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-24

BANK 2025-BNK49	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	9	$284,861,131	30.7%	5.9080%	2.40x	14.9%	48.1%	48.0%
New York	7	$143,143,223	15.4%	6.0080%	2.97x	19.5%	42.1%	42.0%
Texas	4	$121,433,869	13.1%	6.9230%	1.60x	14.0%	66.9%	59.0%
Maryland	1	$75,000,000	8.1%	5.4910%	1.76x	12.0%	52.0%	43.5%
Nevada	1	$59,000,000	6.3%	6.8100%	1.31x	9.6%	62.1%	62.1%
Indiana	4	$51,800,000	5.6%	6.6029%	1.41x	10.0%	64.6%	64.6%
Pennsylvania	2	$30,900,000	3.3%	6.6885%	1.28x	10.1%	63.6%	60.7%
New Jersey	2	$26,406,752	2.8%	6.6150%	1.42x	10.1%	55.2%	55.2%
Washington	1	$19,958,769	2.1%	6.2900%	2.22x	18.2%	46.1%	39.6%
Colorado	4	$18,358,178	2.0%	5.7676%	2.33x	14.8%	49.4%	48.6%
Arkansas	12	$15,500,000	1.7%	6.7870%	1.47x	10.3%	59.6%	59.6%
Michigan	1	$14,460,366	1.6%	6.8250%	1.82x	16.9%	53.6%	42.8%
Oregon	2	$13,675,000	1.5%	6.7001%	1.64x	11.6%	52.5%	52.5%
Montana	1	$11,494,673	1.2%	6.2150%	2.06x	15.1%	48.7%	48.7%
Connecticut	1	$9,027,578	1.0%	6.6350%	1.40x	9.6%	61.0%	61.0%
New Mexico	6	$7,170,474	0.8%	7.0900%	1.32x	10.8%	63.3%	60.1%
Florida	1	$7,075,670	0.8%	6.6350%	1.40x	9.6%	61.0%	61.0%
Hawaii	1	$5,800,000	0.6%	6.4450%	1.33x	8.7%	63.7%	63.7%
Arizona	3	$4,951,347	0.5%	7.0900%	1.32x	10.8%	63.3%	60.1%
Ohio	1	$4,687,500	0.5%	6.6000%	1.53x	13.0%	63.5%	57.1%
Oklahoma	1	$4,505,327	0.5%	6.2150%	2.06x	15.1%	48.7%	48.7%
Total/Wtd. Avg.	65	$929,209,857	100.0%	6.2506%	2.05x	14.1%	53.4%	51.1%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-25

BANK 2025-BNK49	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3,500,000 - 5,000,000	2	$8,187,500	0.9%
5,000,001 - 15,000,000	17	$165,873,589	17.9%
15,000,001 - 25,000,000	8	$151,398,769	16.3%
25,000,001 - 35,000,000	2	$62,500,000	6.7%
35,000,001 - 55,000,000	3	$145,000,000	15.6%
55,000,001 - 92,250,000	5	$396,250,000	42.6%
Total:	37	$929,209,857	100.0%
Min: $3,500,000 Max: $92,250,000 Avg: $25,113,780

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	9	$284,861,131	30.7%
New York	7	$143,143,223	15.4%
Texas	4	$121,433,869	13.1%
Maryland	1	$75,000,000	8.1%
Nevada	1	$59,000,000	6.3%
Indiana	4	$51,800,000	5.6%
Pennsylvania	2	$30,900,000	3.3%
New Jersey	2	$26,406,752	2.8%
Washington	1	$19,958,769	2.1%
Colorado	4	$18,358,178	2.0%
Arkansas	12	$15,500,000	1.7%
Michigan	1	$14,460,366	1.6%
Oregon	2	$13,675,000	1.5%
Montana	1	$11,494,673	1.2%
Connecticut	1	$9,027,578	1.0%
New Mexico	6	$7,170,474	0.8%
Florida	1	$7,075,670	0.8%
Hawaii	1	$5,800,000	0.6%
Arizona	3	$4,951,347	0.5%
Ohio	1	$4,687,500	0.5%
Oklahoma	1	$4,505,327	0.5%
Total:	65	$929,209,857	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	6	$348,958,769	37.6%
CBD	4	$239,000,000	25.7%
Suburban	2	$109,958,769	11.8%
Hospitality	6	$199,210,366	21.4%
Full Service	4	$171,750,000	18.5%
Extended Stay/ Select Service	1	$14,460,366	1.6%
Limited Service	1	$13,000,000	1.4%
Retail	10	$148,200,000	15.9%
Anchored	6	$117,250,000	12.6%
Single Tenant	2	$11,000,000	1.2%
Unanchored	1	$14,150,000	1.5%
Shadow Anchored	1	$5,800,000	0.6%
Multifamily	4	$72,643,223	7.8%
Garden	1	$44,000,000	4.7%
Townhomes	1	$16,500,000	1.8%
Mid Rise	1	$6,650,000	0.7%
Cooperative	1	$5,493,223	0.6%
Self Storage	8	$59,110,000	6.4%
Self Storage	8	$59,110,000	6.4%
Industrial	3	$41,420,000	4.5%
Warehouse/ Distribution	1	$21,100,000	2.3%
Warehouse	2	$20,320,000	2.2%
Manufactured Housing	26	$39,980,000	4.3%
Manufactured Housing	25	$39,114,156	4.2%
Manufactured Housing/RV Park	1	$865,844	0.1%
Mixed Use	2	$19,687,500	2.1%
Multifamily/Retail	1	$15,000,000	1.6%
Retail/ Multifamily/Office	1	$4,687,500	0.5%
Total:	65	$929,209,857	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5.2300 - 5.9999	10	$433,300,000	46.6%
6.0000 - 6.9999	22	$441,929,857	47.6%
7.0000 - 7.5060	5	$53,980,000	5.8%
Total:	37	$929,209,857	100.0%
Min: 5.2300% Max: 7.5060% Wtd Avg: 6.2506%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
120	37	$929,209,857	100.0%
Total:	37	$929,209,857	100.0%
Min: 120 mos. Max: 120 mos. Wtd Avg: 120 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
114 - 120	37	$929,209,857	100.0%
Total:	37	$929,209,857	100.0%
Min: 114 mos. Max: 120 mos. Wtd Avg: 119 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	26	$642,430,000	69.1%
300	1	$14,460,366	1.6%
360	10	$272,319,492	29.3%
Total:	37	$929,209,857	100.0%
Min: 300 mos. Max: 360 mos. Wtd Avg: 357 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	26	$642,430,000	69.1%
298	1	$14,460,366	1.6%
358 - 360	10	$272,319,492	29.3%
Total:	37	$929,209,857	100.0%
Min: 298 mos. Max: 360 mos. Wtd Avg: 357 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	20	$335,724,134	36.1%
BANA	7	$235,630,000	25.4%
JPMCB	2	$113,500,000	12.2%
CREFI	1	$24,250,000	2.6%
WFB	4	$23,855,723	2.6%
WFB/JPMCB	1	$92,250,000	9.9%
BANA/MSMCH/ JPMCB	1	$75,000,000	8.1%
CREFI/JPMCB	1	$29,000,000	3.1%
Total:	37	$929,209,857	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	25	$587,430,000	63.2%
Amortizing Balloon	6	$220,162,357	23.7%
Interest Only, Amortizing Balloon	5	$66,617,500	7.2%
Interest Only, ARD	1	$55,000,000	5.9%
Total:	37	$929,209,857	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
15.3 - 40.0	3	$61,638,223	6.6%
40.1 - 50.0	10	$340,758,769	36.7%
50.1 - 60.0	11	$197,285,366	21.2%
60.1 - 65.0	8	$142,527,500	15.3%
65.1 – 69.4	5	$187,000,000	20.1%
Total:	37	$929,209,857	100.0%
Min: 15.3% Max: 69.4% Wtd Avg: 53.4%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
13.3 - 40.0	4	$81,596,992	8.8%
40.1 - 50.0	12	$421,260,366	45.3%
50.1 - 60.0	11	$206,762,500	22.3%
60.1 - 65.0	7	$149,090,000	16.0%
65.1 – 66.3	3	$70,500,000	7.6%
Total:	37	$929,209,857	100.0%
Min: 13.3% Max: 66.3% Wtd Avg: 51.1%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.25 - 1.70	21	$426,452,500	45.9%
1.71 - 2.10	5	$119,860,366	12.9%
2.11 - 2.50	4	$109,758,769	11.8%
2.51 - 5.26	7	$273,138,223	29.4%
Total:	37	$929,209,857	100.0%
Min: 1.25x Max: 5.26x Wtd Avg: 2.05x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.7 - 9.0	3	$30,100,000	3.2%
9.1 - 10.0	5	$133,660,000	14.4%
10.1 - 11.0	7	$129,080,000	13.9%
11.1 - 14.0	9	$185,762,500	20.0%
14.1 - 42.1	13	$450,607,357	48.5%
Total:	37	$929,209,857	100.0%
Min: 8.7% Max: 42.1% Wtd Avg: 14.1%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-26

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$92,250,000
223-227 West Las Colinas Boulevard	Marriott Dallas Las Colinas	Cut-off Date LTV:	67.8%
Irving, TX 75039		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	14.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-27

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$92,250,000
223-227 West Las Colinas Boulevard	Marriott Dallas Las Colinas	Cut-off Date LTV:	67.8%
Irving, TX 75039		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	14.5%

Marriott Dallas Las Colinas
233-227 West Las Colinas Boulevard
Irving, TX 75039
Coppell
North Lake
North Lake Park
Valley Ranch
Sam Houston Park
LBJ Frwy
John Carpenter Frwy
Dallas - Fort Worth Intl. Airport
Las Colinas
Irving
DALLAS
Northwest Dallas
Fox Glen
Irving Heights
Garden Oaks
Downtown Irving
Grand Prairie
Downtown Dallas 5 miles
Airport Frwy
Stemmons Frwy
Pres. George Bush Tpke
Northwest Hwy
TRINITY RIVER EXPRESS
Trinity River Greenbelt Park

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-28

Mortgage Loan No. 1 – Marriott Dallas Las Colinas

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	WFB, JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Irving, TX 75039
Original Balance:	$92,250,000			General Property Type:	Hospitality
Cut-off Date Balance:	$92,250,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	9.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1999/2019
Borrower Sponsors(1):	Various			Size:	361 Rooms
Guarantor:	CSC Holdings, LLC			Cut-off Date Balance Per Room:	$255,540
Mortgage Rate:	6.94600%			Maturity Date Balance Per Room:	$223,053
Note Date:	2/13/2025			Property Manager:	Crestview Management, LLC
Maturity Date:	3/11/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	360 months			UW NOI:	$13,349,764
IO Period:	0 months			UW NCF:	$11,913,197
Seasoning:	0 months			UW NOI Debt Yield:	14.5%
Prepayment Provisions:	L(24),D(89),O(7)			UW NCF Debt Yield:	12.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	16.6%
Additional Debt Type:	NAP			UW NCF DSCR:	1.63x
Additional Debt Balance:	NAP			Most Recent NOI(3):	$13,899,245 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(3):	$12,129,357 (12/31/2023)
				3rd Most Recent NOI(3):	$10,452,601 (12/31/2022)
Reserves(2)				Most Recent Occupancy(3):	74.5% (12/31/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	72.8% (12/31/2023)
RE Taxes:	$277,438	$138,719	NAP	3rd Most Recent Occupancy(3):	66.8% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$136,000,000 (12/30/2024)
FF&E Reserve:	$0	$119,714	NAP	Appraised Value Per Room:	$376,731
Seasonality Reserve:	$670,000	Springing	$670,000	Cut-off Date LTV Ratio:	67.8%
Replacement Comfort Letter Reserve:	$2,500	$0	NAP	Maturity Date LTV Ratio:	59.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$92,250,000	100.0%	Loan Payoff:	$54,472,694	59.0%
			Return of Equity:	$35,983,268	39.0%
			Upfront Reserves:	$949,938	1.0%
			Closing Costs:	$844,100	0.9%
Total Sources:	$92,250,000	100.0%	Total Uses:	$92,250,000	100.0%

(1)	See “The Borrower and the Borrower Sponsors” section below for further discussion of the borrower sponsors.
(2)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(3)	The increases in Occupancy and NOI from 2022 to 2024 were due to the effects of the novel coronavirus on the hospitality industry and the subsequent recovery beginning in 2022.

The Mortgage Loan. The largest mortgage loan (the “Marriott Dallas Las Colinas Mortgage Loan”) is a mortgage loan in the original principal amount of $92,250,000. The Marriott Dallas Las Colinas Mortgage Loan was co-originated by Wells Fargo Bank, National Association (“WFB”) and JPMorgan Chase Bank, National Association (“JPMCB”). The Marriott Dallas Las Colinas Mortgage Loan is secured by the fee interest in a 361-room full-service hotel located in Irving, Texas (the “Marriott Dallas Las Colinas Property”). WFB is selling Note A-1 with an outstanding principal balance of $59,962,500 as of the Cut-off Date and JPMCB is selling Note A-2 with an outstanding principal balance of $32,287,500 as of the Cut-off Date.

The Borrower and the Borrower Sponsors. The borrower is Columbia Properties Dallas, L.P., a single-purpose, Ohio limited partnership with one independent director.

The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung. The non-recourse carveout guarantor is CSC Holdings, LLC, an affiliate of Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 42 hotels across 18 states with major hospitality brands including Marriott, Hilton, and Hyatt.

CSC has had numerous foreclosures and deeds in lieu since 2009. For additional information please see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-29

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$92,250,000
223-227 West Las Colinas Boulevard	Marriott Dallas Las Colinas	Cut-off Date LTV:	67.8%
Irving, TX 75039		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	14.5%

The Property. The Marriott Dallas Las Colinas Property is a 14-story, 361-room, full-service hotel located in Irving, Texas. Situated on a 5.03-acre site, the Marriott Dallas Las Colinas Property was built by the borrower sponsor in 1999, renovated in 2019 and is operated under the Marriott flag with a franchise agreement expiring in July 2040. In 2019, the Marriott Dallas Las Colinas Property underwent an approximate $12.2 million ($33,668 per room) PIP which included upgrades to the guestrooms and most other areas of the hotel. Amenities at the Marriott Dallas Las Colinas Property include an indoor swimming pool, 24-hour fitness center, business center, guest laundry room, restaurant, lobby bar, concierge lounge (14th floor), and 24,312 SF of meeting space. The Marriott Dallas Las Colinas Property guestroom configuration consists of 209 king rooms, 149 double queen rooms, and three suites. As of February 25, 2025, the hotel was rated 4 stars and #8 of 87 hotels in Irving on TripAdvisor. In 2024, the hotel received TripAdvisor's Travelers Choice Award.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Marriott Dallas Las Colinas Property:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Marriott Dallas Las Colinas Property(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022	67.6%	$152.27	$103.01	66.3%	$190.19	$126.02	97.9%	124.9%	122.3%
12/31/2023	68.7%	$168.70	$115.89	71.9%	$215.71	$155.15	104.7%	127.9%	133.9%
12/31/2024	65.2%	$177.38	$115.65	73.9%	$220.03	$162.52	113.3%	124.0%	140.5%

Source: Industry Report

(1)	The competitive set includes the Dallas/Fort Worth Airport Marriott, Comfort Inn & Suites Irving Las Colinas DFW, Holiday Inn Express & Suites Irving Convention Center Las Colinas, Hyatt House Dallas Las Colinas, Hilton Garden Inn Las Colinas, Sheraton DFW Airport Hotel, Omni Las Colinas Hotel, and The Westin Irving Convention Center at Las Colinas.
(2)	According to the appraisal, the Marriott Dallas Las Colinas Property reports 364 rooms to the industry report provider; however, there are only 361 salable units on-site. As such, the Marriott Dallas Las Colinas Property Occupancy, ADR and RevPAR information above is based on 364 rooms.

The Market. The Marriott Dallas Las Colinas Property is located on the Lake Carolyn waterfront in the Las Colinas master-planned community of Irving, Texas. The Marriott Dallas Las Colinas Property is located 11.5 miles northwest of the Dallas central business district, five miles southwest of the Dallas/Fort Worth International Airport and six miles northeast of the Dallas Love Field Airport. Leisure demand generators in Irving include the Las Colinas Urban Center (centered on manmade Lake Carolyn), the Toyota Music Factory, and the Irving Arts Center. The Marriott Dallas Las Colinas Property’s surrounding area is characterized by restaurants, office buildings, and retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. The Marriott Dallas Las Colinas Property’s 2024 demand segmentation was 50% commercial, 35% group and 15% leisure.

According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of the Marriott Dallas Las Colinas Property is 17,614, 101,531 and 289,007 respectively, and the average household income for the same radii is $141,778, $123,040 and $111,573 respectively.

According to the appraisal, the Marriott Dallas Las Colinas Property is located in the Las Colinas submarket, which is within the Irving North Area greater submarket. According to a third party industry report, the Irving North Area greater submarket is comprised of 59 hotel properties and 9,762 rooms in total. As of December 2024, the Irving North Area greater submarket had a trailing-twelve month occupancy, ADR and RevPAR of 67.1%, $136.07 and $91.25, respectively.

The following table presents competitive properties to the Marriott Dallas Las Colinas Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Group	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
Marriott Dallas Las Colinas	1999	361	50%	35%	15%	74.5%(2)	$220.43(2)	$164.16(2)
Dallas/Fort Worth Airport Marriott	1982	499	60%	30%	10%	70% – 75%	$170 - $180	$125 - $130
Comfort Inn & Suites Irving Las Colinas DFW	1997	100	70%	5%	25%	55% – 60%	$150 - $160	$90 - $95
Holiday Inn Express & Suites Irving Convention Center Las Colinas	1997	127	70%	5%	25%	55% – 60%	$150 - $160	$90 - $95
Hyatt House Dallas Las Colinas	1996	148	75%	5%	20%	60% – 65%	$160 - $170	$105 - $110
Hilton Garden Inn Las Colinas	1997	173	70%	10%	20%	60% – 65%	$150 - $160	$100 - $105
Sheraton DFW Airport Hotel	1982	302	60%	30%	10%	60% – 65%	$170 - $180	$110 - $115
Omni Las Colinas Hotel	1986	421	45%	35%	20%	60% – 65%	$200 - $210	$130 - $140
The Westin Irving Convention Center at Las Colinas	2019	350	60%	30%	10%	65% – 70%	$210 - $220	$140 - $150
Subtotal/Average		2,481	58%	27%	15%	67.5%	$190.14	$128.38

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Information is based on the underwriting dated December 31, 2024.

Appraisal. The appraisal concluded to an “as-is” value for the Marriott Dallas Las Colinas Property of $136,000,000 as of December 30, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated January 8, 2025, there was no evidence of any recognized environmental conditions at the Marriott Dallas Las Colinas Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-30

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$92,250,000
223-227 West Las Colinas Boulevard	Marriott Dallas Las Colinas	Cut-off Date LTV:	67.8%
Irving, TX 75039		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	14.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Marriott Dallas Las Colinas Property:

Cash Flow Analysis
	2020	2021	2022	2023	2024	UW	UW per Room
Occupancy(1)	22.5%	49.7%	66.8%	72.8%	74.5%(2)	74.5%(2)
ADR	$171.38	$145.66	$188.82	$209.10	$220.43	$220.43
RevPAR	$38.50	$72.43	$126.16	$152.18	$164.16	$164.16

Rooms Revenue	$5,086,489	$9,543,500	$16,623,221	$20,051,993	$21,690,246	$21,630,983	$59,920
Food & Beverage	$1,147,810	$2,861,526	$5,512,189	$6,092,558	$6,770,998	$6,752,498	$18,705
Other Income	$374,186	$423,609	$399,801	$326,558	$348,803	$347,850	$964
Total Revenue	$6,608,485	$12,828,635	$22,535,211	$26,471,108	$28,810,047	$28,731,331	$79,588

Room Expense	$1,276,191	$2,419,989	$3,713,611	$4,099,349	$4,189,375	$4,177,929	$11,573
Food & Beverage Expense	$603,250	$1,059,932	$2,202,942	$2,510,238	$2,598,619	$2,591,519	$7,179
Other Department Expense	$17,500	$48,187	$50,622	$59,364	$69,053	$68,864	$191
Total Department Expenses	$1,896,941	$3,528,108	$5,967,175	$6,668,951	$6,857,047	$6,838,312	$18,943

Gross Operating Income	$4,711,544	$9,300,527	$16,568,036	$19,802,158	$21,953,000	$21,893,019	$60,645
Total Undistributed Expenses	$2,170,888	$3,260,631	$5,061,187	$6,147,018	$6,671,431	$6,692,269	$18,538
Gross Operating Profit	$2,540,655	$6,039,896	$11,506,848	$13,655,140	$15,281,569	$15,200,750	$42,107

Property Taxes	$1,009,851	$787,935	$880,469	$1,282,370	$1,087,307	$1,585,360	$4,392
Insurance	$145,495	$150,983	$173,779	$243,412	$295,017	$232,432	$644
Other Fixed Expense	$0	$0	$0	$0	$0	$33,195	$92
Total Operating Expenses	$5,223,176	$7,727,656	$12,082,610	$14,341,751	$14,910,802	$15,381,567	$42,608

Net Operating Income(1)	$1,385,309	$5,100,979	$10,452,601	$12,129,357	$13,899,245	$13,349,764	$36,980
FF&E	$0	$0	$0	$0	$0	$1,436,567	$3,979
Net Cash Flow	$1,385,309	$5,100,979	$10,452,601	$12,129,357	$13,899,245	$11,913,197	$33,001

NOI DSCR	0.19x	0.70x	1.43x	1.66x	1.90x	1.82x
NCF DSCR	0.19x	0.70x	1.43x	1.66x	1.90x	1.63x
NOI Debt Yield	1.5%	5.5%	11.3%	13.1%	15.1%	14.5%
NCF Debt Yield	1.5%	5.5%	11.3%	13.1%	15.1%	12.9%

(1)	The increases in Occupancy and Net Operating Income from 2020 to 2024 were due to the effects of the novel coronavirus on the hospitality industry and the subsequent recovery beginning in 2022.
(2)	UW occupancy of 74.5% is based on the 2024 physical occupancy. The Marriott Dallas Las Colinas Property was 74.5% physically occupied as of December 31, 2024.

Escrows and Reserves.

RE Taxes – The loan documents require an upfront deposit of $277,438 and ongoing monthly deposits of $138,719 for real estate taxes.

Insurance – The loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies; provided that no deposits are required so long as the borrower maintains insurance coverage for the Marriott Dallas Las Colinas Property as part of blanket or umbrella coverage reasonably approved by the lender.

FF&E Reserve – The loan documents require ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E Reserve monthly deposit for the prior period or (ii) the greater of (a) 1/12th of 5% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement, initially $119,714.

Seasonality Reserve –The loan documents require an upfront deposit of $670,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements to or for the payment of any part of the monthly debt service payments occurring in July, August, September and January, to the extent that there is insufficient cash flow from the Marriott Dallas Las Colinas Property to make the monthly debt service payment. The lender may adjust the Seasonality Reserve Required Annual Balance (and thus the Seasonality Reserve Deposit Amount (as defined below)), upon notice to the borrower, to an amount equal to the shortfall in revenue from the Marriott Dallas Las Colinas Property to cover the debt service at a debt service coverage ratio (“DSCR”) of 1.30x, as calculated by the lender based on actual operations from the prior 12 months.

On each monthly payment date occurring in February, March, April, May, and June, the borrower is required to deposit with the lender an amount equal to 1/5th of the Seasonality Reserve Required Annual Balance, initially $134,000 (the “Seasonality Reserve Deposit Amount”), provided, however, that the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-31

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$92,250,000
223-227 West Las Colinas Boulevard	Marriott Dallas Las Colinas	Cut-off Date LTV:	67.8%
Irving, TX 75039		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	14.5%

borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance, initially $670,000.

Replacement Comfort Letter Reserve – The loan documents require an upfront deposit of $2,500 for paying any costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters as determined by the lender to be necessary or appropriate in connection with any secondary market transaction.

Lockbox and Cash Management. The Marriott Dallas Las Colinas Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which the borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to the borrower under the applicable credit card processing agreement. The borrower is required to (or cause the property manager to) deposit all revenue generated by the Marriott Dallas Las Colinas Property into the lender-controlled lockbox account within three business days. All funds deposited into the lockbox are required to be transferred on each business day to the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Marriott Dallas Las Colinas Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott Dallas Las Colinas Mortgage Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Marriott Dallas Las Colinas Mortgage Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(i)	an event of default; or
(ii)	the DSCR falling below 1.25x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, upon the cure of such event of default; or
●	with regard to clause (ii) above, upon the DSCR being at least 1.25x for one calendar quarter.

Right of First Offer/Right of First Refusal. Marriott International, Inc., as franchisor, has a conditional Right of First Refusal (“ROFR”) to acquire the Marriott Dallas Las Colinas Property if there is a transfer of the hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of the franchisor comprising at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels). The ROFR is not extinguished by foreclosure or deed in lieu thereof, and if there is a transfer to a competitor by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has the right to purchase the hotel upon notice to the franchisee. The franchisor comfort letter provides that, if the lender exercises remedies against the franchisee, the lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not a competitor or a competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

Terrorism Insurance. The loan documents require that the borrower provide an all-risk insurance policy in an amount equal to the full replacement cost of the Marriott Dallas Las Colinas Property, including terrorism coverage. In addition, the loan documents require at least 18 months’ business interruption coverage, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-32

Office – Suburban	Loan #2	Cut-off Date Balance:	$90,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-33

Office – Suburban	Loan #2	Cut-off Date Balance:	$90,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-34

Office – Suburban	Loan #2	Cut-off Date Balance:	$90,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

Discovery Business Center
32-49 Discovery, 6501-6591 Irvine Center Drive
and 15201-15480 Laguna Canyon Road
Irvine, CA 92618
SANTA ANA MTS.
Tustin
IRVINE
Lake Forest
Mission Viejo
Laguna Woods
Newport Beach
Acacia Knolls
Laguna Hills
Aliso Viejo
ORANGE COUNTY
Orange County Great Park
Laguna Coast Wilderness Park
Tustin Ranch Golf Course
Strawberry Farms Golf Course
Shady Canyon Golf Club
Laguna Woods GC
Aliso Viejo Country Club
John Wayne Airport 3 miles
Santa Ana Fwy
San Diego Fwy
San Joaquin Hills Trans. Corridor
METROLINK IE-OC/ORANGE LINES
METROLINK IE-OC/ORANGE COUNTY LINES
The Market Place
Northpark Plaza
Kia America
Crossroads
Westpark Plaza
Irvine Valley College
Alton Square
Oak Creek Shopping Ctr.
Sand Canyon Plaza
Hoag Hospital-Irvine
Kaiser Permanente OC-Irvine Medical Center
Concordia University Irvine
Quail Hill Shopping Ctr.
Alton Marketplace
Irvine Spectrum Center
IRVINE TECHNOLOGY CENTER
Albertsons Distribution Center
Applied Medical
Spectrum Centre Business Park
Chapman Univ. Rinker Health Science Campus
Eaton Aerospace
Meggitt Defense Systems
Spigen
Pretend City Children's Museum
Lake Forest Town Center
Twin Peaks Plaza
The Orchard
Willow Tree Shopping Center
Saddleback Mem. Medical Center
Irvine
Red Hill Rd.
Irvine Blvd.
Tustin Ranch Rd.
Jamboree Rd.
Walnut Ave.
Portola Pkwy.
Culver Dr.
Harvard Ave.
Irvine Center Dr.
Trabuco Rd.
Jeffrey Rd.
Sand Canyon Ave.
Alton Pkwy.
Bake Pkwy.
University Dr.
Shady Cyn. Rd.
Turtle Rock Dr.
Shady Cyn. Dr.
Lake Forest Dr.
Laguna Cyn Rd.
Rockfield Blvd.
Muirlands Blvd.
Ridge Rte Dr.
El Toro Rd.
Los Alisos Blvd.
Jeronimo Rd.
Moulton Pkwy.
Aliso Creek Rd.
Glenwood Dr.
Aliso Viejo Pkwy.
Alicia Pkwy.
La Paz Rd.
Oso Pkwy.
5
405
261
133
241
73
LOS ANGELES
Burbank
Pasadena
Glendale
Pomona
Fontana
SAN BERNARDINO
Redlands
Yucaipa
Santa Monica
Ontario
RIVERSIDE
Pico Rivera
Fullerton
Corona
Moreno Valley
Manhattan Beach
Torrance
ANAHEIM
SANTA ANA
LONG BEACH
Huntington Beach
Irvine
Lake Forest
Newport Beach
Perris
Hemet
Laguna Hills
San Clemente
Murrieta
Temecula
Fallbrook
Pacific Ocean
Oceanside
Carlsbad
Vista
Escondido
Encinitas
Poway
Ramona
Santee
SAN DIEGO
El Cajon
La Mesa
Coronado
Chula Vista
MEXICO

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-35

Mortgage Loan No. 2 – Discovery Business Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/BBB-sf/NR			Location:	Irvine, CA 92618
Original Balance(1):	$90,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$90,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	9.7%			Title Vesting:	Fee
Loan Purpose(2):	Recapitalization			Year Built/Renovated:	2000-2007/2023
Borrower Sponsor:	The Irvine Company LLC			Size:	1,287,820 SF
Guarantor:	Spectrum Office Properties LLC			Cut-off Date Balance Per SF(1):	$116
Mortgage Rate:	5.9870%			Maturity Date Balance Per SF(1):	$116
Note Date:	1/24/2025			Property Manager:	Irvine Management Company
Maturity Date:	2/1/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$26,149,865
IO Period:	120 months			UW NCF:	$24,470,944
Seasoning:	1 month			UW NOI Debt Yield(1):	17.4%
Prepayment Provisions(3):	L(25),DorYM1(88),O(7)			UW NCF Debt Yield(1):	16.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	17.4%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.69x
Additional Debt Balance(1):	$60,000,000			Most Recent NOI:	$27,381,978 (11/30/2024 TTM)
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			2nd Most Recent NOI:	$30,096,448 (6/30/2024)
				3rd Most Recent NOI:	$32,198,749 (6/30/2023)
Reserves(5)				Most Recent Occupancy:	79.2% (10/31/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	90.0% (6/30/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	87.0% (6/30/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$342,700,000 (10/3/2024)
Replacement Reserve:	$0	Springing	$782,202	Appraised Value PSF:	$266
TI/LC Reserve:	$0	Springing	$2,000,000	Cut-off Date LTV Ratio(1):	43.8%
Other Reserves(6):	$8,193,115	$0	NAP	Maturity Date LTV Ratio(1):	43.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$150,000,000	100.0%	Return of Equity(2):	$141,238,738	94.2%
			Upfront Reserves:	$8,193,115	5.5%
			Closing Costs:	$568,147	0.4%
Total Sources:	$150,000,000	100.0%	Total Uses:	$150,000,000	100.0%

(1)	The Discovery Business Center Mortgage Loan (as defined below) is part of the Discovery Business Center Whole Loan (as defined below), which is evidenced by four pari passu promissory notes with an aggregate principal balance of $150,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Discovery Business Center Whole Loan.
(2)	The Discovery Business Center Property (as defined below) was previously encumbered by a loan that was fully paid off by the borrower sponsor at loan maturity in November 2024.
(3)	The lockout period will be at least 25 months beginning with and including the first payment date on March 1, 2025. Defeasance or prepayment with the greater of a yield maintenance premium or 1% of the principal balance of the Discovery Business Center Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 1, 2028. The assumed lockout period is based on the expected BANK 2025-BNK49 closing date in March 2025. The actual lockout period may be longer.
(4)	See “Subordinate and Mezzanine Indebtedness” section below for further discussion.
(5)	See “Escrows and Reserves” section below for further discussion.
(6)	Other Reserves consist of an Unfunded Obligations Reserve ($7,503,184) and a Free Rent Reserve ($689,930).

The Mortgage Loan. The second largest mortgage loan (the “Discovery Business Center Mortgage Loan”) is part of a whole loan (the “Discovery Business Center Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $150,000,000 and secured by the fee simple interest in a 1,287,820 SF office property located in Irvine, California (the “Discovery Business Center Property”). The Discovery Business Center Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-3, with an aggregate original principal amount of $90,000,000. The remaining promissory notes comprising the Discovery Business Center Whole Loan are summarized in the table below. The Discovery Business Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2025-BNK49 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Discovery Business Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BANK 2025-BNK49	Yes
A-2	$50,000,000	$50,000,000	BANA	No
A-3	$25,000,000	$25,000,000	BANK 2025-BNK49	No
A-4	$10,000,000	$10,000,000	BANA	No
Whole Loan	$150,000,000	$150,000,000
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-36

Office – Suburban	Loan #2	Cut-off Date Balance:	$90,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

The Borrower and the Borrower Sponsor. The borrower is Discovery Business Center LLC, a Delaware limited liability company and a single purpose entity with two independent directors. The borrower sponsor is The Irvine Company LLC (“The Irvine Company”) and the non-recourse carveout guarantor for the Discovery Business Center Whole Loan is Spectrum Office Properties LLC.

The Irvine Company is a private real estate investment company headquartered in Newport Beach, California and headed by Donald Bren, Chairman of the Board. The Irvine Company is committed to long-term ownership of a real estate portfolio encompassing apartment communities, new home villages, office buildings, retail, dining and entertainment and resorts. The Irvine Company’s holdings consist of 129 million SF and includes more than 590 office buildings, 125 apartment communities with 65,000 units, 40 retail centers, one coastal resort, three golf courses and five marinas. The Irvine Company's collection of office properties are located in Orange County, Los Angeles, San Diego, and Silicon Valley, California, and Chicago, Illinois and New York, New York. The Irvine Company is also a sponsor for the 660 Newport Center Drive Mortgage Loan.

The Property. The Discovery Business Center Property is a 1,287,820 SF suburban office park located in Irvine, California. Situated on an 82.45-acre site, the Discovery Business Center Property was developed in phases between 2000 and 2007 and consists of 24 two-story, single- and multi-tenant buildings. The Discovery Business Center Property is part of the broader overall 1.95 million SF Discovery Park, which includes 31 buildings of connected workspace. Discovery Park amenities include various indoor dining options, outdoor seating areas and food trucks, Kinetic (an Irvine Company owned gym), indoor and outdoor lounge areas, a meeting and events venue, a customer resource center, two putting greens, a game room, auto detailing, and electric vehicle charging stations. In addition to the onsite amenities, the Discovery Business Center Property is located less than a mile southeast of Sand Canyon Plaza and 1.6 miles northwest of Irvine Spectrum Center, which in aggregate offer over 250 shopping, dining, and entertainment options.

From 2020 through 2024, the borrower sponsor invested approximately $17.1 million in capital expenditures into the Discovery Business Center Property. Since 2020, the borrower sponsor has executed more than 80 new leases and lease renewals (approximately 60.0% of NRA). In 2024, the borrower sponsor executed 24 new leases and lease renewals, representing 170,000 SF (13.4% of NRA). According to the borrower sponsor, there is an additional $17.6 million of capital expenditure investment planned from 2025 through 2030 into the Discovery Business Center Property. The Discovery Business Center Property has an average 5-year occupancy of 88.0%. As of October 31, 2024, the Discovery Business Center Property was 79.2% leased to 80 tenants.

Major Tenants.

LoanDepot.com, LLC (118,312 SF, 9.2% of NRA, 10.9% of UW Rent). LoanDepot.com, LLC (NYSE: LDI) (“LoanDepot”) is a public, California-based nonbank holding company that sells mortgage and non-mortgage lending products. The company was founded in 2010 and went public in 2021. As of January 13, 2025, LoanDepot had a market cap of approximately $566 million. LoanDepot has been a tenant at the Discovery Business Center Property since January 2018 and expanded its space in January 2023. The tenant's lease extends through December 31, 2027, with one five-year renewal option remaining. LoanDepot currently pays a rent of $24.96 PSF and does not have any termination options.

Tungsten Automation Corporation (64,006 SF, 5.0% of NRA, 6.6% of UW Rent). Tungsten Automation Corporation (“Tungsten”) is a private, intelligent automation software provider, providing a broad portfolio of automation solutions dedicated to enhancing efficiency across a wide parameter of cases, including financial, healthcare, supply chain and government industries. As of January 2025, Tungsten had over 25,000 customers, over 850 partners, and employed over 2,200 employees in 32 countries. The Discovery Business Center Property serves as the headquarters for Tungsten and the company has been a tenant since May 2009. Tungsten's lease extends through April 30, 2026, with one, five-year renewal option remaining. Tungsten currently pays a rent of $27.12 PSF, increasing to $28.08 PSF beginning May 1, 2025. Tungsten does not have any termination options.

FirstService Residential (55,196 SF, 4.3% of NRA, 5.6% of UW Rent). FirstService Residential (Moody’s:A2/S&P:A+) is a public, Canada-based real estate services company specializing in residential property services. FirstService Residential is also one of North America's largest providers of essential property and home improvement services delivered through company-owned operations and over 1,500 individually branded franchise systems. FirstService Residential generated $4.6 billion in system-wide sales in 2024. FirstService Residential has been a tenant at the Discovery Business Center Property since July 2014 and expanded its space in October 2018. The tenant's lease extends through June 30, 2030, with one, five-year renewal option remaining. FirstService Residential currently pays a rent of $24.84 PSF, increasing to $25.68 PSF beginning July 1, 2025. FirstService Residential does not have any termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-37

Office – Suburban	Loan #2	Cut-off Date Balance:	$90,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

The following table presents certain information relating to the tenancy at the Discovery Business Center Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options (Y/N)	Term. Option (Y/N)
Major Tenants
LoanDepot.com, LLC	NR/NR/NR	118,312	9.2%	$2,953,068	10.9%	$24.96	12/31/2027	1 x 5 yr	N
Tungsten Automation Corporation	NR/NR/NR	64,006	5.0%	$1,797,288	6.6%	$28.08	4/30/2026	1 x 5 yr	N
FirstService Residential	NR/NR/NR	55,196	4.3%	$1,518,111	5.6%	$27.50	6/30/2030	1 x 5 yr	N
State Street Bank	Aa2/AA/AA-	53,840	4.2%	$1,891,401	7.0%	$35.13	6/30/2029	1 x 5 yr	Y(3)
St. Joseph Health System	A2/A/A	44,820	3.5%	$1,164,961	4.3%	$25.99	6/30/2035	2 x 5 yr	Y(4)
Major Tenants Subtotal/Wtd. Avg.		336,174	26.1%	$9,324,829	34.5%	$27.74

Other Tenants		684,312	53.1%	$17,710,703	65.5%	$25.88
Occupied Subtotal/Wtd. Avg.		1,020,486	79.2%	$27,035,532	100.0%	$26.49
Vacant Space		267,334	20.8%
Total/Wtd. Avg.(4)		1,287,820	100.0%

(1)	Information is based on the underwritten rent roll dated October 31, 2024 and is inclusive of rent steps through March 1, 2026 and straight-lined rent through the loan term for investment grade tenants.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	State Street Bank will have a one-time right to terminate its lease as on June 30, 2026, by giving a written notice of at least 12 months.
(4)	St. Joseph Health System will have a one-time termination right in the 84th month (February 2032), by giving a written notice of at least 12 months. St. Joseph Health System will be required to pay a termination fee equal to (i) the sum of 4 monthly installments of rent and operating expenses; plus (ii) the unamortized portion of leasing costs (based upon a constant amortization over a 124-month period with 7% interest) applicable to the portion of the term remaining after the date of termination.

The following table presents certain information relating to the lease rollover schedule at the Discovery Business Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	15	109,451	8.5%	8.5%	$2,908,061	10.8%	10.8%	$26.57
2026	17	212,605	16.5%	25.0%	$5,737,063	21.2%	32.0%	$26.98
2027	22	236,134	18.3%	43.3%	$6,206,933	23.0%	54.9%	$26.29
2028	11	127,782	9.9%	53.3%	$3,376,603	12.5%	67.4%	$26.42
2029	7	98,699	7.7%	60.9%	$3,041,609	11.3%	78.7%	$30.82
2030	3	110,523	8.6%	69.5%	$2,732,422	10.1%	88.8%	$24.72
2031	2	46,660	3.6%	73.1%	$1,120,856	4.1%	92.9%	$24.02
2032	1	11,692	0.9%	74.0%	$266,578	1.0%	93.9%	$22.80
2033	1	22,120	1.7%	75.8%	$480,446	1.8%	95.7%	$21.72
2034	0	0	0.0%	75.8%	$0	0.0%	95.7%	$0.00
2035	1	44,820	3.5%	79.2%	$1,164,961	4.3%	100.0%	$25.99
2036 & Thereafter	0	0	0.0%	79.2%	$0	0.0%	100.0%	$0.00
Vacant	0	267,334	20.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	80	1,287,820	100.0%		$27,035,532	100.0%		$26.49(2)

(1)	Information is based on the underwritten rent roll dated October 31, 2024 and is inclusive of rent steps through March 1, 2026 and straight-lined rent through the loan term for investment grade tenants.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Discovery Business Center Property is located in Irvine, California, immediately west of the Santa Ana Freeway (I-5), and approximately two miles northwest of the I-5 interchange with the San Diego Freeway (I-405). The Laguna Freeway (SR-133) is just west of the Discovery Business Center Property, with an interchange to Highway 241 approximately five miles north. The triangle formed by these three freeways is known as Irvine Center, which is a focal point for Class A office development in Orange County. The 373-acre Irvine Center is home to Class A high rises and campus-like office environments as well as hotels, restaurants, cinemas, retail services, the Irvine Medical Center and Kaiser Permanente Hospital. Irvine Center is also the home to the 1.2 million SF Irvine Spectrum Center, a shopping center that is anchored by Nordstrom, Target, Regal Irvine Cinemas, Barnes & Noble, Shake Shack, Cheesecake Factory, the Irvine Improv and various other tenants.

The Discovery Business Center Property is located within the Orange County office market and the Irvine Spectrum office submarket. As of September 2024, the Orange County economy employed a total of 1,627,211 people. The top three industries within the area are Health Care/Social Assistance, Manufacturing and Prof/Scientific/Tech Services, which represent a combined total of 35% of the workforce. As of the second quarter of 2024, the Orange County office market had existing supply of approximately 104.7 million SF, an average vacancy of 14.7% and an average rent of $34.20 PSF. The Irvine Spectrum office submarket had existing supply of approximately 15.0 million SF, an average vacancy of 9.8% and an average rent of $33.96 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-38

Office – Suburban	Loan #2	Cut-off Date Balance:	$90,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Discovery Business Center Property was 7,209, 150,161 and 391,052, respectively. The estimated 2024 average household income within the same radii was $144,780, $180,234 and $170,858, respectively.

The following table presents recent leasing data at comparable properties with respect to the Discovery Business Center Property:

Summary of Comparable Leases
Property / Location	Year Built/Renov.	Distance from Subject	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF (NNN)	TIs PSF / Free Rent / Escalations
Discovery Business Center 32-49 Discovery, 6501-6591 Irvine Center Drive and 15201-15480 Laguna Canyon Road Irvine, CA	2000-2007/2023	-	St. Joseph Health System(1)	Mar-25(1)	10.0(1)	44,820(1)	$21.48(1)	$105.00 / 5 mos. / 2.9%
Alton Technology(2) 4 Technology Drive Irvine, CA 92618	1999/NAP	2.1 Miles	Lumicera Health Services	Aug-24	10.0	19,200	$22.80	$68.00 / 4 mos. / 3.5%
Corporate Business Center(2) 123, 125, 133, 135, 153, 157, 163, 165, 167, 173 and 175 Technology Drive Irvine, CA 92618	1995/1996	0.9 Miles	EnChannel Medical	Mar-24	5.0	15,446	$21.60	$70.00 / 5 mos. / 3.0%
Lakeview Business Center(2) 38 Technology Drive Irvine, CA 92618	1998/NAP	1.6 Miles	Stantec Consulting	May-24	5.0	13,833	$22.20	NAV / 3 mos. / 3.0%
Lakeview Business Center(2) 36 Technology Drive Irvine, CA 92618	1998/NAP	1.7 Miles	Fujitsu Frontech North America, Inc.	Nov-23	5.0	7,733	$21.00	$45.00 / 5 mos. / 3.0%
Lakeview Business Center(2) 15310 Barranca Parkway Irvine, CA 92618	1997/NAP	1.7 Miles	OC Power Authority	Feb-24	7.0	7,790	$20.40	$76.50 / 5 mos. / 3.5%
Sand Canyon Business Center(2) (part of) 15515-15525 Sand Canyon Avenue Irvine, CA 92618	2000/NAP	0.4 Miles	Axonics	Apr-24	10.0	145,960	$25.80	$58.46 / 6 mos. / 3.5%

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated October 31, 2024.
(2)	Each Property in the comparable properties set is also owned by the borrower sponsor.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Discovery Business Center Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Office	$23.40	5	3.5% per annum

Appraisal. The appraisal concluded to an “as-is” appraised value of $342,700,000 as of October 3, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated December 23, 2024, there was no evidence of any recognized environmental conditions at the Discovery Business Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-39

Office – Suburban	Loan #2	Cut-off Date Balance:	$90,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Discovery Business Center Property:

Cash Flow Analysis
	2021(1)	2022(1)	2023(1)	2024(1)	11/30/2024 TTM	UW	UW PSF
In-Place Rent(2)	$27,640,683	$29,591,695	$30,923,791	$29,101,486	$27,269,553	$32,498,636	$25.24
UW Rent Steps(3)	$0	$0	$0	$0	$0	$391,154	$0.30
Straight-lined IG Rent(4)	$0	$0	$0	$0	$0	$401,359	$0.31
Expense Reimbursements	$8,182,428	$9,307,026	$11,037,479	$11,264,251	$10,825,916	$12,239,768	$9.50
Net Rentable Income	$35,823,111	$38,898,721	$41,961,270	$40,365,738	$38,095,469	$45,530,916	$35.36
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	($8,712,817)	($6.77)
Parking Income	$0	$0	$46,325	$148,750	$74,375	$74,375	$0.06
Other Income	$174,587	$215,596	$225,534	$337,217	$325,753	$325,753	$0.25
Effective Gross Income	$35,997,698	$39,114,317	$42,233,129	$40,851,704	$38,495,596	$37,218,226	$28.90

Real Estate Taxes	$1,915,311	$1,937,285	$1,950,766	$1,981,983	$1,994,255	$1,895,723	$1.47
Insurance(5)	$98,718	$123,203	$171,069	$153,655	$153,282	$418,782	$0.33
Other Operating Expenses	$6,109,246	$6,945,489	$7,912,546	$8,619,618	$8,966,081	$8,753,856	$6.80
Total Operating Expenses	$8,123,275	$9,005,978	$10,034,380	$10,755,257	$11,113,619	$11,068,361	$8.59

Net Operating Income	$27,874,423	$30,108,339	$32,198,749	$30,096,448	$27,381,978	$26,149,865	$20.31
Replacement Reserves	$0	$0	$0	$0	$0	$391,101	$0.30
TI/LC	$0	$0	$0	$0	$0	$1,287,820	$1.00
Net Cash Flow	$27,874,423	$30,108,339	$32,198,749	$30,096,448	$27,381,978	$24,470,944	$19.00

Occupancy (%)	85.0%	87.0%	90.0%	85.0%	79.2%(6)	73.2%(7)
NOI DSCR(8)	3.06x	3.31x	3.54x	3.31x	3.01x	2.87x
NCF DSCR(8)	3.06x	3.31x	3.54x	3.31x	3.01x	2.69x
NOI Debt Yield(8)	18.6%	20.1%	21.5%	20.1%	18.3%	17.4%
NCF Debt Yield(8)	18.6%	20.1%	21.5%	20.1%	18.3%	16.3%

(1)	Represents fiscal year ending on June 30 of the respective year.
(2)	UW In-Place Rent is based on the underwritten rent roll as of October 31, 2024 and includes rent for tenants that have signed leases but have not taken occupancy.
(3)	UW Rent Steps are taken through March 1, 2026.
(4)	UW Straight-lined IG Rent represents straight-lined rent for investment grade tenants.
(5)	UW Insurance includes the in-place premium for earthquake insurance. Historical insurance figures exclude earthquake insurance premiums.
(6)	Occupancy (%) is as of October 31, 2024.
(7)	Represents 26.8% underwritten vacancy which includes tenants known to be vacating and adjustments for dark or partially dark tenants, if applicable.
(8)	Based on the Discovery Business Center Whole Loan.

Escrows and Reserves. At origination, the borrower deposited (i) approximately $7,503,184 for unfunded landlord obligations and (ii) $689,930 for outstanding free rent and gap rent obligations.

RE Taxes – During a Cash Trap Event Period (as defined below), the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated tax payments.

Insurance – During a Cash Trap Event Period, and if there is no blanket policy in place, the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated insurance payments.

Replacement Reserve – During a Cash Trap Event Period, the borrower is required to deposit monthly replacement reserves equal to approximately $32,592, subject to a cap of $782,202.

TI/LC Reserves – During a DSCR Trigger Event Period (as defined below), so long as a Cash Trap Event Period is not in effect, the borrower is required to deposit monthly TI/LC reserves equal to $107,318, subject to a cap of $2,000,000.

The borrower, at its option, may provide one or more letters of credit or guaranties in lieu of, and in the amount of, any of the cash deposits required for tax escrows, insurance escrows, replacement reserves and TI/LC reserves.

A “Cash Trap Event Period” means a period commencing upon the earlier of (a) the occurrence of an event of default or (b) the date on which the 30-year amortizing debt service coverage ratio is less than 1.10x (tested quarterly) and expiring upon (i) with regard to clause (a), the cure of such event of default and (ii) with regard to clause (b), the date on which the 30-year amortizing debt service coverage ratio is greater than or equal to 1.10x for two consecutive calendar quarters; notwithstanding the foregoing, the borrower is permitted to deposit with the lender additional collateral in an amount which, if applied as a principal prepayment, would result in a 30-year amortizing debt service coverage ratio greater than or equal to 1.10x, in order to avoid a Cash Trap Event Period.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-40

Office – Suburban	Loan #2	Cut-off Date Balance:	$90,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

A “DSCR Trigger Event Period” means a period commencing upon the date that the amortizing debt service coverage ratio is less than 1.15x (tested quarterly) until the amortizing debt service coverage ratio is greater than or equal to 1.15x for two consecutive calendar quarters.

Lockbox and Cash Management. The Discovery Business Center Whole Loan documents require a hard lockbox with springing cash management. All rents from the Discovery Business Center Property are required to be deposited directly into the lockbox account by tenants and, so long as a Cash Trap Event Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Trap Event Period, the borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the Discovery Business Center Whole Loan documents. During a Cash Trap Event Period, all excess cash is required to be held by the lender as additional security for the Discovery Business Center Whole Loan; provided that if no event of default is continuing, excess cash will be disbursed at the direction of the borrower in the event of shortfalls in leasing reserve funds to pay for qualified leasing expenses.

Subordinate and Mezzanine Indebtedness.  Provided no event of default has occurred and is continuing, with lender consent, the borrower may incur future mezzanine debt, secured by the direct and/or indirect equity interest in the borrower.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that the borrower will only be required to pay for terrorism insurance in any policy year a maximum of two times the annual insurance premiums payable for the Discovery Business Center Property at the time with respect to the property and business interruption policies (excluding the cost of the earthquake component of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-41

Office – CBD	Loan #3	Cut-off Date Balance:	$80,000,000
660 Newport Center Drive	660 Newport Center Drive	Cut-off Date LTV:	47.6%
Newport Beach, CA 92660		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-42

Office – CBD	Loan #3	Cut-off Date Balance:	$80,000,000
660 Newport Center Drive	660 Newport Center Drive	Cut-off Date LTV:	47.6%
Newport Beach, CA 92660		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-43

Office – CBD	Loan #3	Cut-off Date Balance:	$80,000,000
660 Newport Center Drive	660 Newport Center Drive	Cut-off Date LTV:	47.6%
Newport Beach, CA 92660		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.7%

660 Newport Center Drive
660 Newport Center Drive
Newport Beach, CA 92660
Mesa Verde Plaza
Orange Coast College
Robert B. Moore Theater
Costa Mesa Speedway
OC Fair & Event Center Equestrian Ctr.
Vanguard University
Bristol Village Plaza
Coppertree Business Park
John Wayne Orange County Airport
Campus Dr.
Harvard Ave.
Rancho San Joaquin Golf Course
IRVINE
San Diego Creek
University Dr.
William R. Mason Regional Park
MacArthur Blvd.
Jamboree Rd.
Google Irvine
Santa Ana CC
Newport Beach GC
Fairview Rd.
Harbor Blvd.
Costa Mesa CC
Harbor Center
Victoria St.
Costa Mesa Fwy
Costa Mesa
Santa Ana Ave.
Irvine Ave.
Newport Beach Vineyards & Winery
Bayview Park
Upper Newport Bay
Cicerone Field at Anteater Ballpark
University Center
University Dr.
Anteater Stadium
UCI Student Center
Irvine Barclay Theatre
Campus Dr.
Bonita Creek Park
UNIVERSITY RESEARCH PARK
Bren Events Center
Langson Library
BIOMEDICAL RESEARCH PARK
Anteater Recreation Center
University of California - Irvine
Anteater Dr.
Santiago Dr.
Triangle Square
Costa Mesa Courtyards
Costa Mesa Shopping Ctr.
E. 19th St.
17th Street Promenade
E. 17th St.
Newport Blvd.
Santa Ana Ave.
Westport Square
Westcliff Plaza
E. 15th St.
Irvine Ave.
Eastbluff Village Ctr.
East Bluff
Eastbluff Dr.
Newport North Shopping Centre
Skyworks Solutions
ORANGE COUNTY
Bonita Canyon Dr.
Irvine Farmers Market
Turtle Ridge
Santiago Dr.
Dover Dr.
Upper Newport Bay Ecological Preserve
Pacific Life Insurance Company
Big Canyon CC
MacArthur Blvd.
Mariner's Mile Square
Cliff Dr.
Balboa Bay Resort
Coast Hwy.
Jamboree Rd.
Fashion Island
Newport Center Dr.
Newport Beach CC
San Miguel Dr.
San Joaquin Reservoir
Bayshore Marina
Lido Isle
Bayside Shopping Ctr.
Gateway Plaza
Newport Coast
Marina Park Community Center
Lower Newport Bay
Balboa Island
Corona Del Mar Plaza
San Joaquin Hills Rd.
Newport Beach
Newport Coast Shopping Ctr.
Balboa Blvd.
Balboa Pavilion
Newport Beach Municipal Beach
Newport Bay
Corona Del Mar
Marguerite Ave.
Newport Coast Dr.
Balboa Pier
Balboa Peninsula
The Wedge
Corona del Mar State Beach
SAN JOAQUIN HILLS
Pacific Coast Hwy.
Pelican Hill Golf Club
Crystal Cove State Park
Pacific Ocean
Crystal Cove
55
73
1
SAN GABRIEL MTS
Burbank
Glendale
Pasadena
Rancho Cucamonga
LOS ANGELES
Santa Monica
Pomona
Ontario
Chino
Torrance
Fullerton
ANAHEIM
Corona
LONG BEACH
Orange
SANTA ANA
Huntington Beach
IRVINE
Pacific Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-44

Mortgage Loan No. 3 – 660 Newport Center Drive

Mortgage Loan Information				Property Information
Mortgage Loan Seller:			JPMCB	Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):			BBB-/BBB+sf/A3	Location:	Newport Beach, CA 92660
Original Balance:			$80,000,000	General Property Type:	Office
Cut-off Date Balance:			$80,000,000	Detailed Property Type:	CBD
% of Initial Pool Balance:			8.6%	Title Vesting:	Fee
Loan Purpose(1):			Recapitalization	Year Built/Renovated:	1974/1987
Borrower Sponsor:			The Irvine Company LLC	Size:	266,239 SF
Guarantor:			Irvine Core Office LLC	Cut-off Date Balance PSF(1):	$300
Mortgage Rate:			5.75700%	Maturity Balance PSF(1):	$300
Note Date:			2/7/2025	Property Manager:	Irvine Management Company
Maturity Date:			3/1/2035		(borrower-related)
Term to Maturity:			120 months	Underwriting and Financial Information
Amortization Term:			0 months	UW NOI:	$12,543,437
IO Period:			120 months	UW NCF	$12,221,288
Seasoning:			0 months	UW NOI Debt Yield:	15.7%
Prepayment Provisions:			L(23),YM1(1),DorYM1(91),O(5)	UW NCF Debt Yield:	15.3%
Lockbox/Cash Mgmt Status:			Hard/Springing	UW NOI Debt Yield at Maturity:	15.7%
Additional Debt Type:			NAP	UW NCF DSCR:	2.62x
Additional Debt Balance:			NAP	Most Recent NOI:	$12,894,974 (12/31/2024)
Future Debt Permitted (Type):			No (NAP)	2nd Most Recent NOI:	$11,837,551 (12/31/2023)
Reserves(2)				3rd Most Recent NOI:	$10,202,272 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.2% (2/1/2025)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	90.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	85.0% (12/31/2023)
Replacement Reserve:	$0	Springing	NAP	Appraised Value (as of):	$168,000,000 (12/11/2024)
TI/LC Reserve:	$0	Springing	$1,331,195	Appraised Value PSF:	$631
Existing TI/LC Reserve:	$2,121,636	$0	$0	Cut-off Date LTV Ratio:	47.6%
Rent Concession Reserve	$819,891	$0	$0	Maturity Date LTV Ratio:	47.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$80,000,000	100.0%	Return of Equity(1):	$76,847,922	96.1%
			Upfront Reserves:	$2,941,528	3.7%
			Closing Costs:	$210,550	0.3%
Total Sources:	$80,000,000	100.0%	Total Uses:	$80,000,000	100%

(1)	The 660 Newport Center Drive Property (as defined below) was previously securitized as part of a 10-property $874.9 million SASB securitization (ICOT 2013-IRV), with a $67.7 million allocated loan amount attributable to the 660 Newport Center Drive Property. The borrower sponsor paid off the prior loan associated with the ICOT 2013-IRV securitization with cash proceeds at maturity in May 2023. Prior to the origination of the 660 Newport Center Drive Mortgage Loan (as defined below), the 660 Newport Center Drive Property was unencumbered.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The third largest mortgage loan (the “660 Newport Center Drive Mortgage Loan”) is evidenced by three promissory notes in the aggregate original principal amount of $80,000,000 and secured by a first priority fee mortgage encumbering an office property located in Newport Beach, California (the “660 Newport Center Drive Property”). Each of the three promissory notes are being sold to the BANK 2025-BNK49 securitization trust.

The Borrower and the Borrower Sponsor. The borrower is 660 Newport Center Drive LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor of the 660 Newport Center Drive Mortgage Loan is The Irvine Company LLC (“The Irvine Company”) and the non-recourse carveout guarantor is Irvine Core Office LLC.

The Irvine Company is a private real estate investment company headquartered in Newport Beach, California and headed by Donald Bren, Chairman of the Board. The Irvine Company is committed to long-term ownership of a real estate portfolio encompassing apartment communities, new home villages, office buildings, retail, dining and entertainment and resorts. The Irvine Company’s holdings consist of 129 million SF and includes more than 590 office buildings, 125 apartment communities with 65,000 units, 40 retail centers, one coastal resort, three golf courses and five marinas. The Irvine Company's collection of office properties are located in Orange County, Los Angeles, San Diego, and Silicon Valley, California, and Chicago, Illinois and New York, New York. The borrower sponsor owns 11 Class A (high and mid-rise) office buildings (including the 660 Newport Center Drive Property) in the Newport Center submarket totaling 2.4 million square feet with an average occupancy of 98% as of February, 2025. The Irvine Company is also a sponsor for the Discovery Business Center Mortgage Loan.

The Property. The 660 Newport Center Drive Property is a 16-story Class A, office building totaling 266,239 SF of net rentable area, located in Newport Beach, California. The 660 Newport Center Drive Property is one of the premier office towers located in Newport Center, which is among the most prestigious and desirable office submarkets within Orange County, California according to the appraisal. The 660 Newport Center Drive Property was built in 1974 and, since 2020, has benefited from approximately $6.7 million in capital investment by the borrower sponsor, including upgrades to the lobby,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-45

Office – CBD	Loan #3	Cut-off Date Balance:	$80,000,000
660 Newport Center Drive	660 Newport Center Drive	Cut-off Date LTV:	47.6%
Newport Beach, CA 92660		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.7%

elevators and outdoor common areas, among other improvements. The borrower sponsor has owned the 660 Newport Center Drive Property since its initial construction in 1974 and has continually maintained its institutional quality. Amenities at the 660 Newport Center Drive Property include conference rooms, a lobby concierge and views of the Pacific Ocean. The 660 Newport Center Drive Property is adjacent to a 6-level parking structure (non-collateral) that provides 679 parking spaces (2.6 spaces per 1,000 SF) under a perpetual joint parking agreement, a car washing service and a Kinetic fitness center. The 660 Newport Center Drive Property is located across the street from Fashion Island, a 1,450,000 SF, Class A++ rated, coastal shopping and entertainment center. Fashion Island is home to more than 40 dining options and restaurants, a high-end luxury theater and national/boutique retailers.

As of February 2025, the 660 Newport Center Drive Property was 88.2% leased to 39 tenants comprised of a granular mix with no tenant accounting for greater than 6.4% of NRA or 7.1% of underwritten rent with the exception of Stradling Yocca Carlson and Rauth (the largest tenant). The 660 Newport Center Drive Property serves as a headquarter location for six tenants (27.4% of NRA, 30.6% of UW base rent) including Stradling Yocca Carlson and Rauth, Research Affiliates, Westport Properties Inc., Obsidian Security Inc., Ocean Heights Advisors LLC and PAAMCO Prisma LLC. The 660 Newport Center Drive Property has a five- and ten-year average occupancy of 87% and 89%, respectively.

The top ten tenants by underwritten base rent have a weighted average tenure of 13.3 years at the 660 Newport Center Drive Property, with the largest tenant, Stradling Yocca Carlson and Rauth having been in occupancy for over 30 years. Since 2023, 20 leases, accounting for 97,079 SF of space and approximately 39.2% of underwritten base rent, have commenced. The 660 Newport Center Drive Property has successfully attracted quality tenancy from a diverse mix of industries that includes finance, law, tech and insurance.

According to the appraisal, the driving force behind this continued demand is primarily the 660 Newport Center Drive Property’s location in the Fashion Island area of Newport Beach, which is a wealthy region within the market. The median household income within a 3-mile radius of the 660 Newport Center Drive Property is $156,516 with many tenant amenities located within an adjacent approximately 1.5 million SF open air shopping center.

Major Tenants.

Stradling Yocca Carlson and Rauth (36,259 SF, 13.6% of NRA; 16.5% of underwritten base rent). Stradling Yocca Carlson and Rauth is a leading business law firm with 115 lawyers providing experienced counsel in critical transactions and disputes from 12 offices across California, Nevada, Texas and Washington. Stradling Yocca Carlson and Rauth’s size, structure and culture provide big-firm counsel with small-firm flexibility and responsiveness. The Stradling Yocca Carlson and Rauth teams work together to provide clients with innovative solutions to their corporate and securities, finance, private equity, litigation, M&A, employment, tax, venture capital, intellectual property, securities litigation and enforcement, white collar, bankruptcy, environmental, real estate and public finance needs. Stradling Yocca Carlson and Rauth has been at the property since 1994 and its current lease expires in February 2031 with two, 5-year renewal options. Stradling Yocca Carlson and Rauth has a termination option effective February 2026 subject to notice at least nine months prior as well as the payment of a termination fee.

The Northern Trust Company (17,098 SF, 6.4% of NRA; 7.1% of underwritten base rent). The Northern Trust Company is a global financial institution that provides asset servicing, investment management and wealth management services for institutions, high net-worth individuals and families. For more than 130 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. As of September 30, 2024, Northern Trust has more than 23,000 employees around the globe and manages more than $1.6 trillion in assets for its clients. The Northern Trust Company has been at the property since 2015 and its current lease expires in March 2032 with one, 5-year renewal option. The Northern Trust Company lease was set to expire but an early renewal was executed for an additional 7.5 years in March 2024. The Northern Trust Company has a termination option effective September 2030 with notice by November 2029.

Research Affiliates (14,683 SF, 5.5% of NRA; 5.2% of underwritten base rent). Research Affiliates is a globally recognized investment advisor. Research Affiliates was founded in 2002 with a mission to challenge conventional wisdom and revolutionize the investment community for the benefit of investors through innovative research and product development. Research Affiliates provides industry-leading smart beta and enhanced indexing, quantitative active equity, and multi-asset products. Partnering with some of the world's largest investment managers, they deliver mutual funds, ETFs, commingled funds and separately managed account solutions. As of September 30, 2024, Research Affiliates had over $156 billion in assets using strategies developed internally. Research Affiliates recently executed its lease in 2023 and took occupancy in 2024. Research Affiliates’ current lease expires in June 2030 with one, 5-year renewal option.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-46

Office – CBD	Loan #3	Cut-off Date Balance:	$80,000,000
660 Newport Center Drive	660 Newport Center Drive	Cut-off Date LTV:	47.6%
Newport Beach, CA 92660		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.7%

The following table presents certain information relating to the tenancy at the 660 Newport Center Drive Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Term. Option (Y/N)		Renewal Options
Major Tenants
Stradling Yocca Carlson and Rauth	NR/NR/NR	36,259	13.6%	$2,477,810	16.5%	$68.34	2/28/2031	N	(3)	2 x 5 yr
The Northern Trust Company	A+/A2/A+	17,098	6.4%	$1,073,070	7.1%	$62.76	3/31/2032	Y	(4)	1 x 5 yr
Research Affiliates	NR/NR/NR	14,683	5.5%	$784,072	5.2%	$53.40	6/30/2030		N	1 x 5 yr
Ameriprise Holdings, Inc.(5)	A-/A3/A-	11,502	4.3%	$749,470	5.0%	$65.16	7/31/2033		N	1 x 5 yr
JP Morgan Securities LLC	AA/Aa3/AA-	9,176	3.4%	$567,077	3.8%	$61.80	10/31/2029	Y	(6)	1 x 5 yr
Major Tenants Subtotal/Wtd. Avg.		88,718	33.3%	$5,651,499	37.6%	$63.70

Other Tenants		146,042	54.9%	$9,390,654	62.4%	$64.30
Occupied Collateral Total		234,760	88.2%	$15,042,153	100.0%	$64.07
Static Vacant		80	0.0%
Vacant Space		31,399	11.8%
Total/Wtd. Avg.		266,239	100.0%

(1)	Based on the underwritten rent roll dated February 1, 2025, inclusive of contractual rent steps through January 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Stradling Yocca Carlson and Rauth has a one-time right to terminate its lease with respect to Suite 950, comprising 2,634 SF of its premises, effective as of February 2026, subject to at least a nine months’ prior written notice and the payment of a termination fee comprised of the following: (i) three months of basic rent for the space being terminated at the rate payable in effect as of the calendar month following the effective date of termination, plus (ii) the unamortized portion as of the effective date of termination of (A) allocable shares of brokerage commissions and (B) certain tenant improvement costs.
(4)	The Northern Trust Company has a termination option effective as of September 2030 subject to notice by November 2029 and payment of a termination fee comprised of (i) approximately $427,450, representing four months of basic rent in effect as of the calendar month following the effective date of termination (ii) any operating expense increases at the rate payable in effect as of the calendar month following the effective date of termination and (iii) approximately $142,142, representing the unamortized portion as of the effective date of termination of (A) brokerage commissions paid by the landlord in connection with the lease, (B) certain landlord funded tenant improvements and (C) abated basic rent in connection with most recent renewal.
(5)	Ameriprise Holdings, Inc. is currently subleasing its entire space from NC Interactive LLC under a sublease that expires in July 2027 (the “NC Interactive Sublease”). Ameriprise Holdings, Inc. has executed a separate direct lease with the landlord scheduled to commence in August 2027 at 69.96 PSF immediately after the expiration of the NC Interactive Sublease. The UW Rent PSF displayed above represents the rent PSF under NC Interactive LLC’s current prime lease.
(6)	JP Morgan Securities LLC has a termination option effective as of October 2027 subject to notice by February 2027 and payment of a termination fee comprised of (i) three months of basic rent at the rate payable in effect as of the calendar month following the effective termination date; (ii) the unamortized portion of (A) brokerage commissions paid by the landlord, estimated to be $116,682.02, (B) the tenant improvement allowance $27,528 funded by the landlord; and (iii) abated basic rent, if any.

The following table presents certain information relating to the lease rollover schedule at the 660 Newport Center Drive Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	2	6,063	2.3%	2.3%	$443,766	3.0%	3.0%	$73.19
2026	9	37,545	14.1%	16.4%	$2,231,780	14.8%	17.8%	$59.44
2027	9	36,293	13.6%	30.0%	$2,349,905	15.6%	33.4%	$64.75
2028	6	19,915	7.5%	37.5%	$1,254,851	8.3%	41.8%	$63.01
2029	4	22,481	8.4%	45.9%	$1,395,697	9.3%	51.0%	$62.08
2030	5	41,844	15.7%	61.7%	$2,699,468	17.9%	69.0%	$64.51
2031	1	36,259	13.6%	75.3%	$2,477,810	16.5%	85.4%	$68.34
2032	1	17,098	6.4%	81.7%	$1,073,070	7.1%	92.6%	$62.76
2033	1	11,502	4.3%	86.0%	$749,470	5.0%	97.6%	$65.16
2034	0	0	0.0%	86.0%	$0	0.0%	97.6%	$0.00
2035	1	5,760	2.2%	88.2%	$366,336	2.4%	100.0%	$63.60
2036 & Thereafter	0	0	0.0%	88.2%	$0	0.0%	100.0%	$0.00
Static Vacant	0	80	0.0%	88.2%	$0	0.0%	100.0%	$0.00
Vacant	0	31,399	11.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	39	266,239	100.0%		$15,042,153	100.0%		$64.07(3)

(1)	Based on the underwritten rent roll dated February 1, 2025, inclusive of contractual rent steps through January 2026.
(2)	Certain tenants may have termination options that are not accounted for in the Lease Rollover Schedule above.
(3)	Total/Wtd. Avg. UW PSF Rent Rolling does not include vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-47

Office – CBD	Loan #3	Cut-off Date Balance:	$80,000,000
660 Newport Center Drive	660 Newport Center Drive	Cut-off Date LTV:	47.6%
Newport Beach, CA 92660		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.7%

The Market. The 660 Newport Center Drive Property is located in the city of Newport Beach, within Orange County, California. The immediate area surrounding the 660 Newport Center Drive Property includes California State Route 73 to the north, the Pacific Coast Highway to the south, Newport Coast Drive to the east and Jamboree Road to the west. The 660 Newport Center Drive Property is located within walking distance to Fashion Island, a high-fashion shopping mall that is GreenStreet rated A++ and was developed by the borrower sponsor in 1967. Orange County, which has a population of approximately 3.2 million people and a median age of 40, has seen steady population growth since 2010, at an average annual increase of 0.4% or approximately 161,664 people. The Orange County area features a median household income of $112,796 and, according to the appraisal, household income is expected to increase by 15.0% per annum. The area also includes a total of 1,627,211 employees, with the top three industries within the area including Health Care/Social Assistance, Manufacturing and Prof/Scientific/Tech Services, which represent a combined total of 35% of the workforce.

The 660 Newport Center Drive Property is further located in the Newport Beach office submarket (the “Newport Beach Office Submarket”). According to the appraisal, as of the third quarter of 2024, the Newport Beach Office Submarket reported a total inventory of 14,099,138 SF with a 88.7% occupancy rate and an average asking rent of $40.03 PSF, indicating an increase from the previous quarter’s asking rent of $39.92 PSF. The submarket’s current asking rent represents an approximately 27% premium to the broader Orange County market. Additionally, according to the appraisal, market rent conclusions for the 660 Newport Center Drive Property are $52.80 to $70.20 PSF.

According to the appraisal, the 2024 population and median household income within a one-, three- and five-mile radius of the 660 Newport Center Drive Property was 11,766, 109,496, 271,411 and $155,829, $156,516, and $121,022, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 660 Newport Center Drive Property:

Market Rent Summary
	Floors 1-4	Floors 5-12	Floors 13-16	Basement
Market Rent (PSF)	$52.80	$62.40	$70.20	$40.80
Lease Term (Years)	5	5	5	5
Lease Type	FSG	FSG	FSG	FSG
Escalations	3.5%/yr	3.5%/yr	3.5%/yr	3.5%/yr
Tenant Improvements (New/Renewal)	$40 / $20	$40 / $20	$40 / $20	$40 / $20
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%
Concessions (Months)	2	2	2	2

The following table presents certain information relating to the comparable office leases for the 660 Newport Center Drive Property:

Summary of Comparable Leases
Property	Year Built/Renovated	Total NRA (SF)	Occupancy (%)	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Term (years)
660 Newport Center Drive	1974/1987	266,239	88%				$62.36(1)	12.9(1)
620 Newport Center Drive(2) Newport Beach, CA	1971/1987	237,000	88%	Thece Holdings Co Raymond James Invesco Advisers, Inc. LPL Holdings	4,606 4,753 7,772 3,894	Nov-24 Nov-24 Oct-24 Jun-24	$60.00 $69.60 $48.60 $51.60	5.0 7.4 3.0 8.0
610 Newport Center Drive(2) Newport Beach, CA	1971/1988	274,408	97%	O'Melveny & Myers, LLP Bluecrest Property Management America C&D Inc. Lovett Industrial LLC	45,156 1,772 2,906 2,518	Jul-25 Jan-25 Nov-24 Dec-23	$74.88 $53.40 $60.60 $51.96	7.0 3.0 5.0 5.0
500 Newport Center Drive(2) Newport Beach, CA	1968/NAP	155,631	100%	LongTail Alpha, LLC Mariman & Co McAfee, LLC Tarbox Family Office, Inc.	2,297 6,237 1,584 2,926	Aug-25 May-25 Oct-24 Jul-24	$65.40 $54.00 $69.96 $60.60	5.5 5.0 2.1 3.0
520 Newport Center Drive(2) Newport Beach, CA	2014/NAP	326,065	97%	Evolus, Inc. CommonWealth Pacific, LLC Matthew A. Bradley Aaron Wealth Advisors	4,753 4,719 1,487 2,528	Jun-25 Jan-25 Dec-24 Jun-24	$79.80 $72.00 $73.80 $70.80	4.7 5.0 5.0 5.0
450 Newport Center Drive(2) Newport Beach, CA	1974/NAP	77,248	83%	Transdigm Inc.	5,769	Jul-24	$58.80	5.0

Source: Appraisal

(1)	Represents a weighted average on NRA, based on the underwritten rent roll dated February 1, 2025.
(2)	Each Property in the comparable properties set is also owned by the borrower sponsor.

Appraisal. The appraisal concluded to an “as-is” value for the 660 Newport Center Drive Property of $168,000,000 as of December 11, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated December 27, 2024, there was no evidence of any recognized environmental conditions at the 660 Newport Center Drive Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-48

Office – CBD	Loan #3	Cut-off Date Balance:	$80,000,000
660 Newport Center Drive	660 Newport Center Drive	Cut-off Date LTV:	47.6%
Newport Beach, CA 92660		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 660 Newport Center Drive Property:

Cash Flow Analysis
	2021	2022	2023	TTM 12/31/2024	UW		UW PSF
Base Rent	$12,572,640	$12,876,020	$14,192,585	$15,572,197	$15,042,153(1)		$56.50
IG Rent Steps	$0	$0	$0	$0	$322,171		$1.21
Vacant Income	$0	$0	$0	$0	$2,010,704		$7.55
Gross Potential Rent	$12,572,640	$12,876,020	$14,192,585	$15,572,197	$17,375,028		$65.26
Total Reimbursements	$236,624	$440,086	$614,089	$377,107	$495,324		$1.86
Other Income	$742,037	$927,008	$1,258,518	$1,283,784	$1,328,590		$4.99
Vacancy	$0	$0	$0	$0	($2,069,107)		($7.77)
Effective Gross Income	$13,551,301	$14,243,114	$16,065,191	$17,233,089	$17,129,834		$64.34

Real Estate Taxes	$657,000	$654,712	$667,819	$689,725	$838,640		$3.15
Insurance	$119,034	$141,416	$176,133	$156,271	$152,846		$0.57
Management Fee	$386,176	$384,237	$396,457	$631,678	$513,895		$1.93
Other Operating Expense	$2,509,806	$2,860,478	$2,987,231	$2,860,441	$3,081,016		$11.57
Total Expenses	$3,672,016	$4,040,842	$4,227,640	$4,338,115	$4,586,397		$17.23

Net Operating Income	$9,879,285	$10,202,272	$11,837,551	$12,894,974	$12,543,437		$47.11
Replacement Reserves	$0	$0	$0	$0	$55,910		$0.21
TI/LC	$0	$0	$0	$0	$266,239		$1.00
Net Cash Flow	$9,879,285	$10,202,272	$11,837,551	$12,894,974	$12,221,288		$45.90

Occupancy %	81.0%	85.0%	90.0%	88.2%	88.2%	(2)
NOI DSCR	2.12x	2.18x	2.54x	2.76x	2.69x
NCF DSCR	2.12x	2.18x	2.54x	2.76x	2.62x
NOI Debt Yield	12.3%	12.8%	14.8%	16.1%	15.7%
NCF Debt Yield	12.3%	12.8%	14.8%	16.1%	15.3%

(1)	Based on the underwritten rent roll dated February 1, 2025, inclusive of contractual rent steps through January 2026.
(2)	Represents the underwritten economic occupancy. Physical occupancy is 88.2% based on the underwritten rent roll dated February 1, 2025.

Escrows and Reserves.

RE Taxes – So long as (i) no Cash Trap Event Period (as defined below) has occurred and is continuing and (ii) the borrower provides the lender with paid receipts or other evidence reasonably satisfactory to the lender that all taxes have been and continue to be fully and timely paid prior to the date such taxes would otherwise be delinquent, the borrower is not required to make monthly tax deposits; otherwise, the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated tax payments.

Insurance – So long as (i) no Cash Trap Event Period has occurred and is continuing and (ii) if (A) there is a blanket policy in place and (B) the borrower timely provides the lender with evidence of renewal of the policies, the borrower is not required to make monthly insurance deposits; otherwise, the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated insurance premiums.

Replacement Reserve – Upon the occurrence of a Cash Trap Event Period, the borrower is required to deposit monthly replacement reserves of $4,659 ($0.21 PSF annually).

TI/LC Reserve – Upon the occurrence of a Cash Trap Event Period, the borrower is required to deposit monthly TI/LC reserves of $22,186, subject to a cap of $1,331,195 ($5 PSF).

Rent Concession Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $819,891, representing the amount of remaining free rent which tenants are entitled to receive under the existing leases at the 660 Newport Center Drive Property as of the closing date.

Existing TI/LC Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $2,121,636 into a reserve for outstanding tenant improvements and leasing commissions.

Lockbox and Cash Management. The 660 Newport Center Drive Mortgage Loan documents require a hard lockbox with springing cash management. All rents from the 660 Newport Center Drive Property are required to be deposited directly into the lockbox account by tenants and, so long as a Cash Trap Event Period is not continuing, funds in the lockbox account will be transferred on each business day to the borrower’s operating account. During a Cash Trap Event Period, funds in the lockbox account are required to be transferred to the lender-controlled cash management account and disbursed according to the 660 Newport Center Drive Mortgage Loan documents. During a Cash Trap Event Period, all excess cash is required to be held by the lender as additional security for the 660 Newport Center Drive Mortgage Loan.

“Cash Trap Event Period” means the period either commencing (i) upon an event of default or (ii) on the date, tested quarterly, that the debt service coverage ratio is less than 1.15x. Such Cash Trap Event Period expires (a) with respect to clause (i) above, upon the cure of such event of default, or (b)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-49

Office – CBD	Loan #3	Cut-off Date Balance:	$80,000,000
660 Newport Center Drive	660 Newport Center Drive	Cut-off Date LTV:	47.6%
Newport Beach, CA 92660		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.7%

with respect to clause (ii) above, on the date, tested quarterly, that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters; provided, however, if a Cash Trap Event Period exists solely because of the clause (ii) above, the Borrower is permitted to deposit a combination of cash or letter of credit in an amount which, if applied as a principal prepayment of the 660 Newport Center Drive Mortgage Loan, would result in a debt service coverage ratio that is equal to or greater than 1.20x.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-50

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	52.0%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-51

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	52.0%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.0%

Marriott World Headquarters
7750 Wisconsin Avenue
Bethesda, MD 20814
Capital Beltway
495
187
355
METRO
Cedar Ln
Wyngate
Alta Vista
Old Georgetown Rd
Ayrlawn Park
Greentree Rd
National Institute On Aging
NATIONAL INSTITUTES OF HEALTH
NIH Clinical Center
NIH Library
Walter Reed National Military Medical Center
MEDICAL CENTER
Natcher Conference Center
Bradmoor
Suburban Hospital
National Library of Medicine
Jones Bridge Rd
191
Huntington Pkwy
Columbia Country Club
185
410
Woodhaven
Bethesda
Bethesda Square Shopping Center
West Chevy Chase Heights
Silver Spring
Wilson Ln
188
East-West Hwy
Round House Theatre
Chevy Chase
DOWNTOWN BETHESDA
BETHESDA
Jane E. Lawton Comm. Recreation Center
Connecticut Ave
186
The Shoppes of Bethesda
Whitehall Manor
BETHESDA ROW
Bradley Shopping Center
Shops of Wisconsin
MONTGOMERY COUNTY
Bradley Blvd
190
River Rd
RED LINE METRO
Chevy Chase Club
Goldsboro Rd
Kenwood Country Club
Little Fall Branch Park
Brookville Rd
MARYLAND
DIST OF COLUMBIA
614
Utah Ave NW
Somerset
Massachusetts Ave
Woodacres Park
Kenwood Station
Little Falls Pkwy
Hawthorne
Westbard Square
Friendship Village
GEICO Corporate Office
The Collection at Chevy Chase
Friendship Heights
Nebraska Ave NW
Brookmont
396
The Shops at Wisconsin Place
Friendship Center
FRIENDSHIP HEIGHTS
Military Rd NW
WASHINGTON D.C.
Fessenden St NW
Sangamore Rd
River Rd NW
Reno Rd NW
Connecticut Ave NW
Linnean Ave NW
Clara Barton Pkwy
Little Fall Branch Park
Fort Reno Park
Tenleytown
Forest Hills
The Shops at Sumner Place
49th St NW
46th St NW
4500 Wisconsin Avenue
TENLEYTOWN-AU
Albemarle St NW
UDC David A. Clark School of Law
METRO
Potomac River
Spring Valley Shopping Ctr.
American Univ. Washington College of Law
Dalecarlia Reservoir
Dalecarlia Reservoir Grounds
Univ. of the District of Columbia
VAN NESS-UDC
Rockville
Wheaton
Calverton
Laurel
North Bethesda
Potomac
Beltsville
Silver Spring
College Park
Greenbelt
Chevy Chase
Bethesda
Takoma Park
Hyattsville
New Carrollton
Langley
McLean
WASHINGTON D.C.
Landover
Tysons Corner
Falls Church
Rosslyn
Seat Pleasant
Largo
Merrifield
ARLINGTON
Suitland
Forestville
FAIRFAX COUNTY
Annandale
ALEXANDRIA
Upper Marlboro
Springfield
Rose Hill
National Harbor
Camp Springs
VIRGINIA
MARYLAND
Burke
Franconia
Groveton
Mount Vernon
Clinton

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-52

Mortgage Loan No. 4 – Marriott World Headquarters

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	BANA, MSMCH, JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	BBB-/BBB-sf/NR			Location:	Bethesda, MD 20814
Original Balance(1):	$75,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$75,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	8.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2022/NAP
Borrower Sponsor(2):	7750 Wisconsin Avenue LLC			Size:	743,448 SF
Guarantor(2):	7750 Wisconsin Avenue Owner LLC			Cut-off Date Balance Per SF(1):	$339
Mortgage Rate:	5.4910%			Maturity Date Balance Per SF(1):	$284
Note Date:	2/27/2025			Property Manager:	Self-Managed
Maturity Date:	3/1/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$30,235,231
Amortization Term:	360 months			UW NCF:	$30,160,887
IO Period:	0 months			UW NOI Debt Yield(1):	12.0%
Seasoning:	0 months			UW NCF Debt Yield(1):	12.0%
Prepayment Provisions(3):	L(24),D(89),O(7)			UW NOI Debt Yield at Maturity(1):	14.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.76x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$28,792,599 (3/1/2025)
Additional Debt Balance(1):	$177,000,000			2nd Most Recent NOI:	$28,730,817 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$28,362,110 (12/31/2023)
				Most Recent Occupancy:	100.0% (3/1/2025)
Reserves(4)				2nd Most Recent Occupancy:	100.0% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of):	$485,000,000 (1/14/2025)
Insurance:	$0	Springing	NAP	Appraised Value PSF:	$652
Replacement Reserve:	$0	Springing	$297,379	Cut-off Date LTV Ratio(1):	52.0%
TI/LC Reserve:	$0	Springing	$2,973,792	Maturity Date LTV Ratio(1):	43.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$252,000,000	99.3%	Loan Payoff:	$252,777,661	99.6%
Borrower Equity:	$1,737,329	0.7%	Closing Costs:	$959,668	0.4%
Total Sources:	$253,737,329	100.0%	Total Uses:	$253,737,329	100.0%

(1)	The Marriott World Headquarters Mortgage Loan (as defined below) is part of the Marriott World Headquarters Whole Loan (as defined below), which is evidenced by twelve pari passu promissory notes with an aggregate principal balance of $252,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Marriott World Headquarters Whole Loan.
(2)	Represents the borrower and there is no separate non-recourse carveout guarantor or environmental indemnitor for the Marriott World Headquarters Whole Loan.
(3)	The lockout period will be at least 24 months beginning with and including the first payment date on April 1, 2025. Defeasance is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) February 27, 2028. The assumed lockout period is based on the expected BANK 2025-BNK49 closing date in March 2025. The actual lockout period may be longer.
(4)	See “Escrows and Reserves” section below for further discussion.

The Mortgage Loan. The fourth largest mortgage loan (the “Marriott World Headquarters Mortgage Loan”) is part of a whole loan (the “Marriott World Headquarters Whole Loan”) that is evidenced by twelve pari passu promissory notes in the aggregate original principal amount of $252,000,000 and secured by a fee simple interest in a 743,448 SF office property located in Bethesda, Maryland (the “Marriott World Headquarters Property”). The Marriott World Headquarters Mortgage Loan was co-originated by Bank of America, N.A., Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, N.A. and is evidenced by the non-controlling Note A-2, Note A-4 and Note A-5 being contributed by Bank of America, N.A., Note A-7 being contributed by Morgan Stanley Bank, N.A. and Note A-11 being contributed by JPMorgan Chase Bank, N.A., with an aggregate original principal amount of $75,000,000. The remaining promissory notes comprising the Marriott World Headquarters Whole Loan are summarized in the table below. The Marriott World Headquarters Whole Loan will be serviced pursuant to the pooling and servicing agreement of the BANK 2025-BNK49 securitization trust until the controlling note is securitized, at which point it will be serviced pursuant to the pooling and servicing agreement of the securitization to which the controlling note is contributed. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-53

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	52.0%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.0%

Marriott World Headquarters Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	BANA	Yes
A-2	$20,000,000	$20,000,000	BANK 2025-BNK49	No
A-3	$13,530,400	$13,530,400	BANA	No
A-4	$10,000,000	$10,000,000	BANK 2025-BNK49	No
A-5	$5,000,000	$5,000,000	BANK 2025-BNK49	No
A-6	$24,234,800	$24,234,800	MSMCH	No
A-7	$20,000,000	$20,000,000	BANK 2025-BNK49	No
A-8	$10,000,000	$10,000,000	MSMCH	No
A-9	$10,000,000	$10,000,000	MSMCH	No
A-10	$24,234,800	$24,234,800	JPMCB	No
A-11	$20,000,000	$20,000,000	BANK 2025-BNK49	No
A-12	$20,000,000	$20,000,000	JPMCB	No
Whole Loan	$252,000,000	$252,000,000

The Borrower and the Borrower Sponsor. The borrower is 7750 Wisconsin Avenue Owner LLC, a Delaware limited liability company and a single purpose entity with two independent directors. The borrower is directly wholly owned by the borrower sponsor, 7750 Wisconsin Avenue LLC. The borrower sponsor is owned by Boston Properties (50%) and The Bernstein Companies (50%). There is no separate non-recourse carveout guarantor or environmental indemnitor for the Marriott World Headquarters Whole Loan.

Boston Properties (NYSE: BXP, S&P/Moody’s: BBB/Baa2) is a fully integrated real estate company, organized as a real estate investment trust, and is a leading developer, owner and manager of workplaces in the United States, with a current portfolio of 181 properties. The portfolio is concentrated in six markets: 16.6 million SF (51 properties) in Boston, Massachusetts, 2.3 million SF (27 properties) in Los Angeles, California, 12.6 million SF (26 properties) in New York, New York, 7.9 million SF (38 properties) in San Francisco, California, 1.5 million SF (two properties) in Seattle, Washington, and 9.2 million SF (34 properties) in Washington, D.C.

The Bernstein Companies, founded in 1933, is one of Washington, D.C.’s oldest real estate development, investment, and management organizations. The Bernstein Companies is focused on strategic acquisitions, ground-up developments, redevelopments and investments, as well as the management of its office, hotel and multi-family properties. The Bernstein Companies have successfully completed over $4.0 billion in real property transactions, $2.2 billion of tax credit transactions and have managed the company’s privately held portfolio totaling over 4.6 million SF. The company currently holds a commercial portfolio of more than 40 properties, including office buildings, multifamily properties, land development parcels and hotels within the Mid-Atlantic and Midwest regions.

The Property. The Marriott World Headquarters Property is a 743,448 SF office property located in Bethesda, Maryland. Situated on a 1.74-acre site, the Marriott World Headquarters Property was constructed in 2022 and has achieved LEED Gold V4 status. The Marriott World Headquarters Property consists of 21-stories of office space and a 5-level, below-grade parking garage with 805 spaces. As of March 1, 2025, the Marriott World Headquarters Property was 100.0% leased to Marriott International Administrative Services Inc through May 31, 2042. The Marriott World Headquarters Property offers flexible and collaborative workspaces, as well as additional on-site amenities, including a childcare center for associates, a fitness center, cafeteria, and accessible parking. Adjacent to the Marriott World Headquarters Property, and not part of the collateral, is a 245-key, full-service Marriott hotel that is owned and was developed by The Bernstein Companies.

The Marriott World Headquarters Property was developed and is currently owned by a joint venture between Boston Properties and The Bernstein Companies. This location serves as the only corporate headquarters for Marriott International, Inc., with approximately 3,000 employees. The building serves as the main site for all top company executives, a hub for worldwide corporate orientations and training, and is the office for corporate functions, including marketing, human resources, test kitchen, technology, design and finance.

Condominium. The Marriott World Headquarters Property is one of two units in a condominium known as the “Bethesda Center Commercial Condominium” (the “Condo”). The Marriott World Headquarters Property represents the “Office/Garage Unit” and the adjacent Marriott hotel represents the “Hotel Unit”. The Hotel Unit is owned by an entity affiliated with The Bernstein Companies, one of the borrower sponsors. The Condo is operated by a Council of Unit Owners (the “Council”), which also maintains the common elements of the Condo. A board of directors has not been appointed. The Council is made up of two members, with each unit owner being a member. A unanimous vote of the unit owners is required for any action by the Council, giving the borrower a veto right. Marriott International Administrative Services, Inc. the sole tenant at the Marriott World Headquarters Property, administers the budgeting and payment of general common expenses. The borrower has a 79.3% interest in the general common elements. The Council has agreed to provide to the lender copies of any notice of default under the Condo documents delivered by the Council to the borrower, including for any unpaid general common expenses or other charges or assessments, and the Council has agreed that it will accept a cure of any such borrower default from the lender as mortgagee.

Sole Tenant. Marriott International Administrative Services Inc (743,448 SF, 100.0% of NRA, 100.0% of UW Rent). Marriott International Administrative Services Inc (NASDAQ: MAR) (“Marriott”) operates, franchises, and licenses hotel, residential and timeshare properties worldwide. Marriott operates its properties under the brand names JW Marriott, The Ritz-Carlton, Ritz-Carlton Reserve, W Hotels, The Luxury Collection, St. Regis, EDITION, Bulgari, Marriott Hotels, Sheraton, Delta Hotels, Marriott Executive Apartments, Marriott Vacation Club, Westin, Renaissance, Le Méridien, Autograph Collection, Gaylord Hotels, Tribute Portfolio, Design Hotels, Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, Four Points, TownePlace Suites, Aloft, AC Hotels by Marriott, Protea Hotels, Element and Moxy. As of July 30, 2024, Marriott operated approximately 9,000 properties, with 1.65 million rooms across 30 hotel brands in 141 countries and territories. As of October 4, 2024, Marriott had a market capitalization of approximately $71.7 billion. Marriott reported a net income of $455 million as of the fourth quarter of 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-54

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	52.0%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.0%

Marriott occupies 735,573 SF of office space and 7,875 SF of storage space at the Marriott World Headquarters Property. Marriott’s lease commenced on April 12, 2021 and extends through May 31, 2042, with one 10-year renewal option followed by one 5- or 10-year renewal option. Provided the second renewal term is for a period of five years, then Marriott will have a third option to renew its premises in whole or in part for an additional period of five years. Marriott currently pays a rent of $38.99 PSF on its office space (with 1.3% annual escalations) and $25.65 PSF on its storage space (with 1.3% annual escalations) and does not have any termination options. Marriott did not receive a tenant improvement allowance and it is estimated that the tenant invested approximately $200 million ($269 PSF) into the build-out of its space.

The lease is structured as an absolute NNN lease, with Marriott responsible for payment of all operating expenses, which includes all actual operating expenses incurred in connection with the management, operation and ownership of the building (including the parking garage) plus all capital expenditures, real estate taxes and condominium costs incurred by the borrower. Marriott is obligated to contract directly for operating expenses with third-party providers. The only property level expense incurred by the borrower is real estate taxes and Marriott is required to fully reimburse the borrower for the same under the terms of the lease.

The following table presents certain information relating to the tenancy at the Marriott World Headquarters Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options (Y/N)	Term. Option (Y/N)
Marriott International Administrative Services Inc	Baa2/NR/BBB	743,448	100.0%	$29,260,780	100.0%	$39.36	5/31/2042	Y(3)	N
Occupied Subtotal/Wtd. Avg.		743,448	100.0%	$29,260,780	100.0%	$39.36
Vacant Space		0	0.0%
Total/Wtd. Avg.		743,448	100.0%

(1)	Information is based on the underwritten rent roll dated March 1, 2025 and includes straight-lined rent through the end of the loan term.
(2)	The lease is guaranteed by Marriott’s parent company, Marriott International, Inc.
(3)	Marriott International Administrative Services Inc has one 10-year renewal option followed by one 5- or 10-year renewal option. Provided the second renewal term is for a period of five years, then Marriott will have an option to renew its premises in whole or in part for an additional period of five years.

The following table presents certain information relating to the lease rollover schedule at the Marriott World Headquarters Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2036 & Thereafter	1	743,448	100.0%	100.0%	$29,260,780	100.0%	100.0%	$39.36
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	743,448	100.0%		$29,260,780	100.0%		$39.36

(1)	Information is based on the underwritten rent roll dated March 1, 2025 and includes straight-lined rent through the end of the loan term.

The Market. The Marriott World Headquarters Property is situated along Wisconsin Avenue, approximately 7.3 miles north of Washington, D.C. Two major highways, I-495 and I-270, are accessible from Wisconsin Avenue. The Marriott World Headquarters Property is located close to more than 200 restaurants and over 500 retail shops and services within Bethesda, Maryland. The Marriott World Headquarters Property has access to various bus lines and the Metrorail’s Red Line. The upcoming Metrorail Purple Line, which is expected to open at the end of 2026, will also be in close proximity to the Marriott World Headquarters Property. The Marriott World Headquarters Property is located in walking distance to the Bethesda Metro Center at the intersection of Wisconsin Avenue and East-West Highway.

The Marriott World Headquarters Property is located within the Washington – DC USA office market and the Bethesda/Chevy Chase office submarket. The top three industries within the area are Professional, Scientific and Technical Services, Public Administration, and Health Care and Social Assistance (together, 43% of the workforce). As of the third quarter of 2024, the Washington – DC USA office market had existing supply of approximately 523.1 million SF, an average vacancy of 17.4% and an average rent of $39.18 PSF. As of the third quarter of 2024, the Bethesda/Chevy Chase office submarket had existing supply of approximately 14.7 million SF, an average vacancy of 23.8% and an average asking rent of $40.00 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-55

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	52.0%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.0%

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Marriott World Headquarters Property was 28,420, 158,743 and 467,720, respectively. The estimated 2024 average household income within the same radii was $214,761, $247,162 and $204,891, respectively.

The following table presents recent leasing data at comparable properties with respect to the Marriott World Headquarters Property:

Summary of Comparable Leases
Property / Location	Year Built/Renov.	Distance from Subject	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF (NNN)	TIs PSF / Free Rent / Escalations
Marriott World Headquarters 7750 Wisconsin Avenue Bethesda, MD	2022/NAP	-	Marriott International Administrative Services Inc(1)	Apr-21(1)	21.0(1)	743,448(1)	$39.36(1)	None / 13 mos. /1.3%
Avocet Tower(2) 7373 Wisconsin Ave Bethesda, MD 20814	2022/NAP	0.3 Miles	RLJ Lodging Stewart Investment Partners Inter American Management AGNC Mortgage - Top Floor	Sep-24 Sep-23 May-23 Apr-23	13.1 5.5 11.5 13.0	21,841 2,083 8,527 27,120	$50.00 $50.00 $50.00 $58.50	$155.00 / 20 mos. / 2.5% $120.00 / 6 mos. / 2.5% $142.00 / 18 mos. / 2.5% $140.00 / 25 mos. / 2.5%
The Wilson(2) 7272a Wisconsin Ave Bethesda, MD 20814	2021/NAP	0.4 Miles	Arlington Mgmt Employees Fox5DC Profund Advisors Enviva	Apr-23 Jan-21 Dec-20 Oct-20	9.5 15.0 11.0 11.0	19,746 59,178 54,615 98,944	$48.00 $51.25 $54.00 $48.00	$102.00 / 9 mos. / 2.5% $100.00 / 13 mos. / 2.5% $110.00 / 18 mos. / 2.5% $100.00 / 13 mos. / 2.5%
4747 Bethesda(2) 4747 Bethesda Avenue Bethesda, MD 20814	2019/NAP	0.4 Miles	Rotunda Capital Tiedmann Investment Pebblebrook Hotel	Aug-22 Aug-20 Nov-19	7.6 7.6 12.0	4,730 2,800 16,154	$55.00 $53.50 $55.00	$95.00 / 7 mos. / 2.5% $105.00 / 7 mos. / 2.5% $100.00 / 14 mos. / 2.5%
One Bethesda Center 4800 Hampden Ln Bethesda, MD 20814	1986/NAP	0.4 Miles	Greysteel Capitol Hill Group RCLCO DANAC Realty	Mar-25 Oct-24 Jun-24 Jun-23	5.8 5.5 11.0 11.3	5,475 7,680 5,232 5,200	$37.50 $37.50 $37.75 $37.00	$100.00 / 10 mos. / 2.5% $100.00 / 6 mos. / 2.5% $120.00 / 14 mos. / 2.5% $140.00 / 15 mos. / 2.5%
Francis G. Newlands Building 2 Bethesda Metro Center Bethesda, MD 20814	1999/2004	0.3 Miles	Citrin Cooperman Open Industrial Manager	Nov-24 Mar-24	7.8 5.0	3,298 5,431	$37.00 $33.00	$100.00 / 10 mos. / 2.5% $100.00 / 0 mos. / 2.75%

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated March 1, 2025.
(2)	Avocet Tower, The Wilson and 4747 Bethesda serve as the Marriott World Headquarters Property’s direct competition due to the newly built quality of the buildings.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Marriott World Headquarters Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Office	$40.00	10	2.5% per annum
Storage	$25.00	10	2.5% per annum

Appraisal. The appraisal concluded to an “as-is” appraised value of $485,000,000 as of January 14, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated January 16, 2025, there was no evidence of any recognized environmental conditions at the Marriott World Headquarters Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-56

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	52.0%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Marriott World Headquarters Property:

Cash Flow Analysis
	2022	2023	2024	2/28/2025 TTM	UW(1)	UW PSF
Gross Potential Rental Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$29,260,780	$39.36
Straight-lined IG Rent(2)	$0	$0	$0	$0	$1,938,510	$2.61
Expense Reimbursements	$0	$0	$0	$0	$935,979	$1.26
Net Rentable Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$32,135,268	$43.22
(Vacancy / Credit Loss)	$0	$0	$0	$0	($964,058)	($1.30)
Effective Gross Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$31,171,210	$41.93

Management Fee(3)	$0	$0	$0	$0	$935,979	$1.26
Total Operating Expenses	$0	$0	$0	$0	$935,979	$1.26

Net Operating Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$30,235,231	$40.67
Replacement Reserves	$0	$0	$0	$0	$74,345	$0.10
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$30,160,887	$40.57

Occupancy (%)	100.0%	100.0%	100.0%	100.0%(4)	97.0%(5)
NOI DSCR(6)	0.96x	1.65x	1.67x	1.68x	1.76x
NCF DSCR(6)	0.96x	1.65x	1.67x	1.68x	1.76x
NOI Debt Yield(6)	6.5%	11.3%	11.4%	11.4%	12.0%
NCF Debt Yield(6)	6.5%	11.3%	11.4%	11.4%	12.0%

(1)	Information is based on the underwritten rent roll dated March 1, 2025. The Marriott lease is structured as an absolute NNN lease, with Marriott being responsible for payment of all operating expenses.
(2)	UW Straight-lined IG Rent calculation is based on the average base rents for office and storage space for Marriott through the end of the loan term.
(3)	UW Management Fee is 3% of UW Gross Potential Rental Income and UW Straight-lined IG Rent. The Marriott World Headquarters Property is self-managed by Marriott. There is no actual Management Fee assessed at the property level and the borrower incurs no direct property management expenses.
(4)	Based on the underwritten rent roll as of March 1, 2025.
(5)	Represents 3.0% underwritten vacancy.
(6)	Based on the Marriott World Headquarters Whole Loan.

Escrows and Reserves.

RE Taxes – On a monthly basis during a Cash Management Sweep Period (as defined below) so long as the Marriott Reserve Condition (as defined below) is not satisfied, the borrower is required to escrow 1/12th of the annual estimated tax payments.

Insurance – On a monthly basis during a Cash Management Sweep Period so long as the Marriott Reserve Condition is not satisfied, and if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – On a monthly basis during a Cash Management Sweep Period so long as the Marriott Reserve Condition is not satisfied, the borrower is required to escrow $12,391 for replacement reserves, subject to a cap of $297,379.

TI/LC Reserve – On a monthly basis during a Cash Management Sweep Period so long as the Marriott Reserve Condition is not satisfied, the borrower is required to escrow $123,908 for TI/LC reserves, subject to a cap of $2,973,792.

“Marriott Reserve Condition” means, with respect to an applicable reserve fund, the applicable reserve amount is required to be paid by Marriott pursuant to its lease and, with respect to insurance and tax escrows only, the borrower has delivered evidence reasonably satisfactory to the lender that Marriott is paying such amounts.

Lockbox and Cash Management. The Marriott World Headquarters Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Marriott World Headquarters Property are required to be deposited directly by Marriott to the lockbox account and, so long as a Cash Management Sweep Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Management Sweep Period, the borrower will not have access to the funds in the lockbox account, and such funds will be transferred to the lender-controlled cash management account and disbursed according to the Marriott World Headquarters Whole Loan documents. During a Cash Management Sweep Period, all excess cash is required to be held by the lender as additional security for the Marriott World Headquarters Whole Loan; provided that so long as no event of default exists, excess cash will be available to the borrower (i) to fund shortfalls in debt service on the Marriott World Headquarters Whole Loan, and (ii) to fund operating expenses that are consistent with the annual budget and operating expenses and extraordinary expenses approved by the lender.

A “Cash Management Sweep Period” will commence upon (i) the occurrence of an event of default under the Marriott World Headquarters Whole Loan documents, (ii) the debt service coverage ratio being less than 1.25x for any calendar quarter; or (iii) the commencement of a Marriott Sweep Period (as defined below).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-57

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	52.0%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.0%

A Cash Management Sweep Period and will end upon (a) with respect to clause (i) above, the cure of such event of default; (b) with respect to clause (ii) above, the Marriott World Headquarters Whole Loan having a debt service coverage ratio of at least 1.25x for two calendar quarters; or with respect to clause (iii) above, the Marriott Sweep Period ending. In addition, with respect to clause (ii) above, the borrower is permitted to end a Cash Management Sweep Period by depositing cash, a letter of credit and/or an acceptable guaranty (as long as Marriott maintains a senior unsecured credit rating of “Baa3” or better from Moody’s and “BBB-” or better from S&P and Fitch) in an amount which, if applied to the outstanding balance of Marriott World Headquarters Whole Loan, would result in a debt service coverage ratio of at least 1.25x.

A “Marriott Sweep Period” will commence upon the earliest to occur of the date that Marriott (i) has exercised any right to terminate its lease, (ii) has gone dark for 6 months or more, (iii) is required to exercise its option to extend the term of its lease but has not done so (or, if no date is specified, 12 months prior to the Marriott lease expiration), (iv) defaults in the payment of rent (after the expiration of any notice and cure periods) and such default continues for more than 60 days past such notice and/or cure periods, or (v) files, or is the subject of, any bankruptcy proceeding or has its assets made subject to the jurisdiction of a bankruptcy court.

A Marriott Sweep Period will end when (a) with respect to clauses (i), (ii) or (iii) above, one or more replacement leases are signed in accordance with the terms of the loan documents, (b) as it relates to clause (iv) above, the default has been cured, or (c) as it relates to clause (v) above, Marriott assumes the Marriott lease or the assets of Marriott are no longer subject to the jurisdiction of a bankruptcy court. Funds collected as a result of a Marriott Sweep Period together with (y) the amount of any letter of credit delivered in accordance with the terms of the loan documents, and/or (z) any guaranty delivered (as long as Marriott maintains a senior unsecured credit rating of “BBB-” or better from S&P and Fitch, and “Baa3” or better from Moody’s) will be capped at $75 PSF of the applicable rentable area.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the borrower will only be required to pay for terrorism insurance equal to a maximum of two times the annual insurance premiums payable for the Marriott World Headquarters Property at the time with respect to the property and rental loss and/or business interruption policies (excluding any terrorism, earthquake or flood component of such premium). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-58

Retail – Anchored	Loan #5	Cut-off Date Balance:	$59,000,000
3431-3591 St. Rose Parkway	St. Rose Square	Cut-off Date LTV:	62.1%
Henderson, NV 89052		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.6%

St. Rose SQUARE
Follow us on
@strosesquare
St. Rose SQUARE
HOBBY LOBBY
EōSFITNESS
Burlington
ROSS DRESS FOR LESS
T·J·maxx
DOLLAR TREE
BOOT BARN
3431-3581

HOBBY LOBBY

EōS
EōSFITNESS

ROSS
DRESS FOR LESS

T·J·maxx

Burlington

STARBUCKS

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-59

Retail – Anchored	Loan #5	Cut-off Date Balance:	$59,000,000
3431-3591 St. Rose Parkway	St. Rose Square	Cut-off Date LTV:	62.1%
Henderson, NV 89052		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-60

Retail – Anchored	Loan #5	Cut-off Date Balance:	$59,000,000
3431-3591 St. Rose Parkway	St. Rose Square	Cut-off Date LTV:	62.1%
Henderson, NV 89052		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.6%

St. Rose Square
3431-3591 St. Rose Parkway
Henderson, NV 89052
LAS VEGAS
Whitney
Harry Reid International Airport
Las Vegas Strip 1 mile
Allegiant Stadium
Russell Rd
Harry Reid Market Place
Decatur Blvd
Valley View Blvd
Pecos Rd
Sunset Rd
Shelby American Inc.
Light & Wonder
Konami Gaming
Town Square Las Vegas
Protec Games
Paradise Valley
Sunset Park
Green Valley Town Center
Whitney Ranch Shopping Ctr.
Stephanie Street Shopping Ctr.
Wildhorse Golf Course
Warm Springs Rd
LV South Premium Outlets
Eastern Springs Village
Warm Springs Plaza
Robindale Rd
Las Vegas Blvd
Paradise
Green Valley South
Stephanie Promenade
Windmill Ln
Silverton Casino Lodge
Blue Diamond Crossing
Desert Diamond Plaza
Las Palmas Village
The Legacy Golf Club
Cornerstone Park
Blue Diamond Rd
S. Eastern Ave
Regal Plaza
Pebble Marketplace
Pebble Rd
Bruce Woodbury Beltway
Enterprise
CLARK COUNTY
Paseo Verde Plaza
Silverado Ranch
Beltway Marketplace
Serene Ave
Green Valley Ranch Resort and Casino
The District at Green Valley Ranch
Horizon Ridge Pkwy
Silverado Park Place
Silverado Ranch Blvd
South Point Hotel Casino & Spa
The Grandview
Dean Martin Dr
Bermuda Rd
Pyle Ave
Maryland Pkwy
Spencer St
St. Rose Pkwy
Dignity Health - St. Rose Dominican Hospital
Macdonald Ranch
Cactus Ave
Eastern Commons
Somerset Hills Ave
Seven Hills Medical Ctr.
Sunridge Village Plaza
Erie Ave
Sunrise Hts Pkwy
Southern Highlands Pkwy
Seven Hills
Henderson
Anthem Hills Park
Levi Strauss & Co.
MCCULLOUGH RANGE
Intermountain Health Performance Center
Rio Secco Golf Club
Southern Highlands Golf Club
Lion Habitat Ranch
Henderson Executive Airport
Anthem Pkwy
Anthem Country Club
M Resort Spa Casino
Amazon Distribution Center
Volunteer Blvd
Via Inspirada
Speed Vegas
Anthem Highlands Shopping Ctr.
15
215
11
604
146
North Las Vegas
SPRING MTS.
LAS VEGAS
Summerlin
Sunrise Manor
Spring Valley
MUDDY MTS.
Enterprise
Henderson
Blue Diamond
CLARK COUNTY
Boulder City

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-61

Mortgage Loan No. 5 – St. Rose Square

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Henderson, NV 89052
Original Balance:	$59,000,000			General Property Type:	Retail
Cut-off Date Balance:	$59,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	6.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2019-2022, 2024/NAP
Borrower Sponsor:	Joseph A. Kennedy and Shearing Family			Size:	279,613 SF
	Trust, U/T/D February 10, 1995			Cut-off Date Balance Per SF:	$211
Guarantor:	Shearing Family Trust, U/T/D			Maturity Date Balance Per SF:	$211
	February 10, 1995			Property Manager:	J.A. Kennedy Real Estate Company
Mortgage Rate:	6.8100%				(borrower-related)
Note Date:	1/29/2025
Maturity Date:	2/1/2035
Term to Maturity:	120 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(2):	$5,669,518
Seasoning:	1 month			UW NCF:	$5,334,404
Prepayment Provisions:	L(24),YM1(89),O(7)			UW NOI Debt Yield:	9.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	9.0%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	9.6%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.31x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(2):	$4,190,467 (9/30/2024 TTM)
Reserves(1)				2nd Most Recent NOI(2):	$3,758,431 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(2):	$2,769,721 (12/31/2022)
RE Taxes:	$47,377	$47,377	NAP	Most Recent Occupancy(2):	100.0% (10/31/2024)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy(2):	77.5% (12/31/2023)
Deferred Maintenance:	$2,500	$0	NAP	3rd Most Recent Occupancy(2):	75.2% (12/31/2022)
Replacement Reserve:	$0	$3,495	$41,942	Appraised Value (as of):	$95,000,000 (11/29/2024)
TI/LC Reserve:	$0	$23,301	$559,226	Appraised Value Per SF:	$340
Outstanding TI/LC Reserve:	$1,282,490	$0	NAP	Cut-off Date LTV Ratio:	62.1%
Free Rent Reserve:	$171,706	$0	NAP	Maturity Date LTV Ratio:	62.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$59,000,000	100.0%	Loan Payoff:	$52,344,567	88.7%
			Return of Equity:	$4,753,313	8.1%
			Upfront Reserves:	$1,504,073	2.5%
			Closing Costs:	$398,047	0.7%
Total Sources:	$59,000,000	100.0%	Total Uses:	$59,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The increase in NOI and occupancy from 2022 to 2023, 2023 to 9/30/2024 TTM and 9/30/2024 TTM to UW is due to the St. Rose Square Property (as defined below) having been built and developed in phases between 2019 and 2024, and the subsequent lease up of the St. Rose Square Property.

The Mortgage Loan. The fifth largest mortgage loan (the “St. Rose Square Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $59,000,000 and secured by a first priority fee mortgage encumbering a 279,613 SF anchored retail property in Henderson, Nevada (the “St. Rose Square Property”).

The Borrower and the Borrower Sponsor. The borrower for the St. Rose Square Mortgage Loan is SRS Property Company, LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower is wholly owned by St. Rose Square, LLC. The borrower sponsor for the St. Rose Square Mortgage Loan is Joseph A. Kennedy and the Shearing Family Trust, U/T/D February 10, 1995. The Shearing Family Trust, U/T/D February 10, 1995 is the non-recourse carveout guarantor of the St. Rose Square Mortgage Loan. Joseph A. Kennedy serves as the manager for both SRS Property Company, LLC and St. Rose Square, LLC. Miriam Shearing and David Kane, as trustees of the Shearing Family Trust U/T/D 2/10/95 hold approximately 66.9% of the ownership interest in the borrower. No other individual or entity accounts for more than 6.3% of the ownership interest in the borrower. Joseph A. Kennedy serves as the trustee for three separate trusts (Kennedy Family Trust U/T/D 2/21/02, Joe Milan Trust u/a/d October 21, 2022 and Joken Trust U/T/D 6/1/99) which in total hold approximately 10.4% of the ownership interest in the borrower.

Joseph A. Kennedy is the founder of J.A. Kennedy Real Estate Company (“JAKREC”), a full-service real estate firm based in Las Vegas, Nevada that specializes in brokerage, property management and development services. JAKREC currently manages a portfolio that includes 109 commercial, office, residential and industrial buildings consisting of over 1.5 million SF of leasable space and 177.4 acres of land across the Las Vegas, North Las Vegas, Henderson and Pahrump markets. Miriam Shearing is a lawyer and retired judge in Nevada where she was the first woman to serve as a Nevada district judge and as justice and chief justice on the Supreme Court of Nevada.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-62

Retail – Anchored	Loan #5	Cut-off Date Balance:	$59,000,000
3431-3591 St. Rose Parkway	St. Rose Square	Cut-off Date LTV:	62.1%
Henderson, NV 89052		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.6%

The Property. The St. Rose Square Property is comprised of a fee interest in a 279,613 SF anchored retail property on an approximately 35.3-acre site in Henderson, Nevada, which includes six, one-story retail buildings, nine single-tenant pad buildings and 1,866 on-site surface parking spaces (6.7 spaces per 1,000 SF). The St. Rose Square Property was built in phases between 2019 and 2024. The borrower sponsors originally purchased the land for $16.4 million and spent approximately $65.4 million to construct the St. Rose Square Property. Additionally, the borrower sponsors have invested approximately $13.8 million in tenant improvements and leasing commissions to lease up the St. Rose Square Property as the buildings were completed. The St. Rose Square Property is currently 100.0% leased to 34 tenants, consisting primarily of national and regional brands. The St. Rose Square Property is anchored by Hobby Lobby, EOS Fitness, Burlington Coat Factory, Ross Dress for Less and TJ Maxx. Aside from the anchor tenants, no tenant occupies more than 6.3% of NRA or represents more than 5.9% of underwritten rent. Seven of the pad site tenants, accounting for 29,301 SF (10.5% of NRA) are on long-term ground leases and own their own improvements. Additionally, the St. Rose Square Property is shadow anchored by Costco, which operates on the adjacent parcel directly east of the St. Rose Square Property.

Major Tenants.

Hobby Lobby (55,064 SF, 19.7% of NRA, 8.7% of underwritten base rent). Hobby Lobby is a large privately owned arts and craft retailer, operating more than 930 stores that offer more than 70,000 crafting and home décor products. Hobby Lobby has over 43,000 employees in 47 states. Hobby Lobby stores sell arts and crafts supplies, baskets, beads, candles, frames, home decorating accessories, and silk flowers. Hobby Lobby was founded in 1972 and is based in Oklahoma City, Oklahoma with additional offices in Hong Kong, Shenzhen, and Yiwu, China. Hobby Lobby has anchored the St. Rose Square Property since 2021, has a lease expiration date of March 31, 2036, and has four, 5-year renewal options remaining.

EOS Fitness (38,000 SF, 13.6% of NRA, 10.2% of underwritten base rent). EOS Fitness operates a chain of high-value low-price (HVLP) fitness clubs which focus more heavily on traditional strength training, while still providing amenities such as pools, saunas, and child accommodations. The company was founded in 1985 and is based in Phoenix, Arizona and currently operates 75 gyms nationwide. EOS Fitness has anchored the St. Rose Square Property since December 2020, has a lease expiration date of August, 2036, and has three, 5-year renewal options remaining.

Burlington Coat Factory (25,000 SF, 8.9% of NRA, 6.1% of underwritten base rent). Burlington Coat Factory is an American national off-price department store retailer, that started approximately 50 years ago as a business selling off-price coats out of a factory building. The company sells an assortment of low priced brand name ladies, men’s, and kids/baby apparel and accessories, home décor and various other products. Burlington Coat Factory operates more than 1,000 stores in 46 states and Puerto Rico, with its corporate headquarters located in Burlington, New Jersey. Burlington Coat Factory has anchored the St. Rose Square Property since April 2023, has a lease expiration date of February 28, 2034, and has four, 5-year renewal options remaining.

Ross Dress for Less (22,036 SF, 7.9% of NRA, 5.6% of underwritten base rent). Ross Dress for Less is a chain of 1,836 stores offering first-quality, in season, name brand and designer apparel, accessories, footwear and home fashions targeted to primarily middle-income households. Ross Dress for Less is part of Ross Stores, Inc., which operates an additional 356 dd’s Discounts stores that primarily offer closeout merchandise. Ross Dress For Less has anchored the St. Rose Square Property since September 2023, has a lease expiration date of January 31, 2034, and has four, 5-year renewal options remaining.

TJ Maxx (22,003 SF, 7.9% of NRA, 6.6% of underwritten base rent). TJ Maxx is the flagship chain of the TJX Companies (NYSE: TJX), an American discount department store chain. TJ Maxx has more than 1,000 stores in the United States, making it one of the largest clothing retailers in the country. TJ Maxx sells men’s, women’s and children’s apparel and shoes, toys, bath and beauty products, accessories, jewelry, and home products ranging from furniture and decor to housewares and kitchen utensils. TJX Companies operates over 5,000 stores across nine countries, including brands TJ Maxx, Marshalls, HomeGoods, Homesense, and Sierra. TJX Companies employs approximately 349,000 employees worldwide, and is headquartered in Framingham, Massachusetts. TJ Maxx has anchored the St. Rose Square Property since October 31, 2024, has a lease expiration date of October 31, 2034, and has four, 5-year renewal options remaining.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-63

Retail – Anchored	Loan #5	Cut-off Date Balance:	$59,000,000
3431-3591 St. Rose Parkway	St. Rose Square	Cut-off Date LTV:	62.1%
Henderson, NV 89052		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.6%

The following table presents a summary regarding the tenancy at the St. Rose Square Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Hobby Lobby	NR/NR/NR	55,064	19.7%	$550,000	8.7%	$9.99	3/31/2036	4 x 5 yr	N
EOS Fitness	NR/NR/NR	38,000	13.6%	$646,000	10.2%	$17.00	8/31/2036	3 x 5 yr	N
Burlington Coat Factory	NR/Ba1/BB+	25,000	8.9%	$387,500	6.1%	$15.50	2/28/2034	4 x 5 yr	N
Ross Dress for Less	NR/A2/BBB+	22,036	7.9%	$351,230	5.6%	$15.94	1/31/2034	4 x 5 yr	N
TJ Maxx	NR/A2/A	22,003	7.9%	$418,057	6.6%	$19.00	10/31/2034	4 x 5 yr	N
Grocery Outlet	NR/NR/NR	17,643	6.3%	$370,503	5.9%	$21.00	2/1/2035	4 x 5 yr	N
Boot Barn	NR/NR/NR	12,002	4.3%	$264,000	4.2%	$22.00	10/31/2034	3 x 5 yr	N
Dollar Tree Stores	NR/Baa2/BBB	10,010	3.6%	$140,778	2.2%	$14.06	2/28/2033	4 x 5 yr	N
Subtotal/Wtd. Avg.		201,758	72.2%	$3,128,068	49.5%	$15.50

Other Tenants		77,855	27.8%	$3,186,165	50.5%	$40.92
Occupied Subtotal/Wtd. Avg.		279,613	100.0%	$6,314,232	100.0%	$22.58

Vacant Space		0	0.0%
Total/Wtd. Avg.		279,613	100.0%

(1)	Information is based on the underwritten rent roll dated October 31, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover at the St. Rose Square Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Total UW Rent PSF Rolling
MTM/2025	2	3,973	1.4%	1.4%	$179,855	2.8%	2.8%	$45.27
2026	0	0	0.0%	1.4%	$0	0.0%	2.8%	$0.00
2027	1	1,266	0.5%	1.9%	$56,410	0.9%	3.7%	$44.56
2028	2	2800	1.0%	2.9%	$111,395	1.8%	5.5%	$39.78
2029	2	4,501	1.6%	4.5%	$215,862	3.4%	8.9%	$47.96
2030	5	11240	4.0%	8.5%	$541,127	8.6%	17.5%	$48.14
2031	3	6150	2.2%	10.7%	$300,763	4.8%	22.3%	$48.90
2032	1	4721	1.7%	12.4%	$169,956	2.7%	24.9%	$36.00
2033	3	14,313	5.1%	17.5%	$301,251	4.8%	29.7%	$21.05
2034	4	81,041	29.0%	46.5%	$1,420,787	22.5%	52.2%	$17.53
2035 & Thereafter	11	149,608	53.5%	100.0%	$3,016,828	47.8%	100.0%	$20.16
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	34	279,613	100.0%		$6,314,232	100.0%		$22.58

(1)	Information is based on the underwritten rent roll dated October 31, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

The Market. The St. Rose Square Property is located in Henderson, Nevada, within the Henderson retail submarket of the Las Vegas retail market. Henderson, Nevada is the second most populous city in the state of Nevada, and is part of the Las Vegas-Henderson-Paradise Cove, NV metropolitan statistical area. The St. Rose Square Property is situated approximately 16 miles south of downtown Las Vegas and 11 miles south of the Las Vegas Strip, with primary frontage along the St. Rose Parkway which serves as the main arterial roadway in the trade area. Development in the surrounding area consists of retail and shopping center uses interspersed with professional offices, residential homes, and undeveloped land. Additionally, Henderson Executive Airport is located just south of the St. Rose Square Property. Regional access to the area is provided by Interstate-15 which passes approximately 2.5 miles southwest of the St. Rose Square Property and Interstate-215 which passes three miles to the north. According to the appraisal, as of the third quarter of 2024, the vacancy rate in the Henderson retail submarket was approximately 18.0%, with average asking rents of $27.86 PSF and an inventory of approximately 5.5 million SF. According to the appraisal, as of the third quarter of 2024, the vacancy rate in the Las Vegas retail market was approximately 12.6%, with average asking rents of $23.58 PSF and inventory of approximately 30.5 million SF. According to the appraisal, the 2023

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-64

Retail – Anchored	Loan #5	Cut-off Date Balance:	$59,000,000
3431-3591 St. Rose Parkway	St. Rose Square	Cut-off Date LTV:	62.1%
Henderson, NV 89052		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.6%

population within a one-, three- and five-mile radius of the St. Rose Square Property was 19,472, 135,968, and 281,002, respectively. According to the appraisal, the 2023 average household income within the same radii was $98,829, $112,171, and $118,285, respectively.

The following table presents recent anchor and junior anchor space leasing data at comparable retail properties with respect to the St. Rose Square Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
St. Rose Square Property (subject)(1) 3431-3591 St. Rose Parkway Henderson, NV	2019-2022, 2024 / NAP	Hobby Lobby Burlington Coat Factory	55,064 25,000	Mar. 2021 Apr. 2023	15 11	$9.99 $15.50	NNN NNN
120 South Rainbow Boulevard Las Vegas, NV	1980 / 2016	Conn’s Home Appliances	42,230	Jun. 2022	10	$11.48	Net
445-505 East Windmill Lane Las Vegas, NV	1997 / NAP	Vons	57,566	Jun. 2022	5	$15.12	Net
4355 South Grand Canyon Avenue Las Vegas, NV	2004 / 2022	Floor and Décor	76,233	Nov. 2022	10	$13.56	Net
1419 West Sunset Road Henderson, NV	1996 / 2023	Marianas Supermarket	42,600	Apr. 2023	10	$12.00	Net
2475 East Tropicana Avenue Las Vegas, NV	1987 / 2023	El Super Grocery Store	43,056	Jul. 2023	10	$12.00	Net
1400 South Boulder Parkway Henderson, NV	2008 / NAP	Dollar Tree	14,048	Jul. 2023	5	$15.00	Net
420 North Nellis Boulevard Las Vegas, NV	1988 / NAP	Michaels	18,974	Dec. 2023	10	$18.00	Net
1450 West Horizon Ridge Parkway Henderson, NV	2008 / NAP	The Picklr	27,735	Apr. 2024	10	$17.04	Net

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated October 31, 2024 other than Year Built/Renovated.

The following table presents recent fitness center leasing data at comparable retail properties with respect to the St. Rose Square Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Terms (yrs)	Rent PSF	Lease Type
St. Rose Square Property (subject)(1) 3431-3591 St. Rose Parkway Henderson, NV	2019-2022, 2024 / NAP	EOS Fitness	38,000	Dec. 2020	16	$17.00	NNN
8945 West Charleston Boulevard Las Vegas, NV	2003 / NAP	Planet Fitness	20,100	Dec. 2020	10	$16.58	Net
9875 West Deer Springs Way Las Vegas, NV	2020 / NAP	Planet Fitness	18,000	Jan. 2021	15	$15.00	Net
1310 Scheels Drive Sparks, NV	2008 / NAP	Crunch Fitness	30,000	Oct. 2021	10	$12.00	Net
3400 Kietzke Lane Reno, NV	1977 / 2004	Fitness Connection	51,096	Mar. 2023	20	$10.75	Net

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated October 31, 2024 other than Year Built/Renovated.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-65

Retail – Anchored	Loan #5	Cut-off Date Balance:	$59,000,000
3431-3591 St. Rose Parkway	St. Rose Square	Cut-off Date LTV:	62.1%
Henderson, NV 89052		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.6%

The following table presents recent ground lease leasing data at comparable retail properties with respect to the St. Rose Square Property:

Comparable Leases Summary
Property/Location	Year Built	Tenant Name	Tenant Size (SF)	Lease Date	Lease Terms (yrs)	Rent PSF	Lease Type
St. Rose Square Property (subject)(1) 3431-3591 St. Rose Parkway Henderson, NV	2019-2022, 2024 / NAP	Texas Roadhouse In-N-Out Burgers	8,302 3,878	Jun. 2021 May 2021	16 20	$18.67 $38.68	NNN NNN
2047 North Decatur Boulevard Las Vegas, NV	2022	McDonald’s	4,037	Jul. 2022	20	$30.96	Net
6850 North Fort Apache Road Las Vegas, NV	2022	McDonald’s	4,597	Aug. 2022	20	$22.84	Net
1421 West Sunset Road Henderson, NV	2022	Texas Roadhouse	7,570	Aug. 2022	15	$21.14	Net
985 East Craig Road North Las Vegas, NV	2022	BJ’s Restaurant & Brewhouse	7,662	Oct. 2022	15	$27.41	Net
4416 Donna Street North Las Vegas, NV	2023	Chili’s Ground Lease	5,128	Jul. 2023	10	$33.15	Net
1830 West Craig Road North Las Vegas, NV	2023	Shake Shack	3,305	Oct. 2023	15	$71.27	Net
5290 Blue Diamond Road Las Vegas, NV	2024	Zaxby’s	2,600	Jun. 2024	20	$48.08	Net

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated October 31, 2024 other than Year Built/Renovated.

The following table presents recent full-service restaurant space leasing data at comparable retail properties with respect to the St. Rose Square Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
St. Rose Square Property (subject)(1) 3431-3591 St. Rose Parkway Henderson, NV	2019-2022, 2024 / NAP	Café Rio	2,917	Apr. 2019	10	$49.50	NNN
335 Hughes Center Drive Las Vegas, NV	1998 / NAP	Firefly	8,000	May 2022	10	$42.00	Net
4140 South Durango Drive Las Vegas, NV	1996 / NAP	Dotty’s Tavern	4,927	Sep. 2022	7	$33.48	Net
445 Marks Street Henderson, NV	1999 / 2019	PKWY Tavern	10,893	Oct. 2022	15	$31.80	Net
855 East Craig Road North Las Vegas, NV	2023 / NAP	The Crack Shack Restaurant	3,500	Dec. 2023	10	$48.57	Net
5035 South Fort Apache Road Las Vegas, NV	2004 / NAP	Breakfast Restaurant	3,272	Aug. 2024	3	$30.00	Net

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated October 31, 2024 other than Year Built/Renovated.

The following table presents recent fast food restaurant space leasing data at comparable retail properties with respect to the St. Rose Square Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
St. Rose Square Property (subject)(1) 3431-3591 St. Rose Parkway Henderson, NV	2019-2022, 2024 / NAP	In-N-Out Burgers	3,878	May 2021	20	$38.68	NNN
6570 South Decatur Boulevard Las Vegas, NV	2022 / NAP	Starbucks	2,200	Mar. 2022	10	$62.52	Net
6675 North 5th Street North Las Vegas, NV	2022 / NAP	Burger King	3,445	Aug. 2022	20	$33.38	Net
1025 East Craig Road Las Vegas, NV	2022 / NAP	Freddy’s Frozen Custard & Steakburgers	3,200	Oct. 2022	20	$53.13	Net
3189 North Rainbow Boulevard Las Vegas, NV	1990 / 2018	Carl’s Jr.	3,516	Oct. 2022	10	$42.66	Net
4361 Sunset Road Henderson, NV	1992 / 2023	Café Rio	2,399	Mar. 2023	12	$73.78	Net
3181 North Rainbow Boulevard Las Vegas, NV	2023 / NAP	Jollibee	2,500	May 2023	15	$120.00	Net
7140 South Jones Boulevard Las Vegas, NV	2023 / NAP	Don Tortaco Mexican Grill	1,990	Jan. 2024	20	$60.30	Net

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated October 31, 2024 other than Year Built/Renovated.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-66

Retail – Anchored	Loan #5	Cut-off Date Balance:	$59,000,000
3431-3591 St. Rose Parkway	St. Rose Square	Cut-off Date LTV:	62.1%
Henderson, NV 89052		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.6%

The following table presents recent shop space leasing data at comparable retail properties with respect to the St. Rose Square Property:

Comparable Leases Summary
Property/Location	Year Built	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
St. Rose Square Property (subject)(1) 3431-3591 St. Rose Parkway Henderson, NV	2019-2022, 2024	Jeremiah’s Italian Ice	1,266	Jun. 2022	5	$44.56	NNN
Blue Diamond Richmar 9435 South Rainbow Boulevard Las Vegas, NV	2022	Farm Basket	2,721	Jan. 2023	10	$46.20	Net
Arroyo Market Square 6920-7335 Arroyo Crossing Parkway Las Vegas, NV	2007	Handels Ice Cream	1,500	Apr. 2023	10	$36.00	Net
Jansen Center 5025 Blue Diamond Road #Suite 109 Las Vegas, NV	2023	Med Spa	1,460	Apr. 2024	10	$48.00	Net
Tarkanian Retail Pad 8180 West Warm Springs Road Las Vegas, NV	2023	Power Soul Cafe	2,600	Apr. 2024	10	$45.00	Net
Horizon Commerce Center 2230 West Horizon Ridge Parkway Henderson, NV	2007	Taco Man Grill	1,465	Apr. 2024	5	$39.00	Net
Vandrey Plaza 6430 South Decatur Boulevard Las Vegas, NV	2021	Smoke Shop	961	May 2024	5	$37.80	Net
Pecos-Windmill Plaza 2631-2663 Windmill Parkway Henderson, NV	1994	Scent Hound	1,375	Aug. 2024	5	$34.20	Net
Sunset Durango Plaza 6435 South Durango Drive Las Vegas, NV	2022	Rock N Roll Sushi	2,577	Aug. 2024	10	$45.00	Net

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated October 31, 2024 other than Year Built/Renovated.

The following table presents information relating to the appraisal’s market rent conclusion for the St. Rose Square Property:

Market Rent Summary
	Market Rent	Escalations	Term (years)	Reimbursements	TI Allowance (PSF) (New)	Leasing Commissions (New / Renewal)
Anchor	$12.00	10.0% / 5 years	10	Net	$20.00	3.0% / 1.5%
Junior Major	$18.00	10.0% / 5 years	10	Net	$20.00	3.0% / 1.5%
Fitness Center	$17.00	10.0% / 5 years	10	Net	$20.00	3.0% / 1.5%
Fast Food Restaurant	$69.00	10.0% / 5 years	10	Net	$20.00	3.0% / 1.5%
Full-Service Restaurant	$36.00	10.0% / 5 years	10	Net	$20.00	3.0% / 1.5%
Ground Lease	$36.00	10.0% / 5 years	15	Net	$0.00	3.0% / 1.5%
Shop Space – In-Line	$42.00	3.0% per annum	5	Net	$10.00	6.0% / 3.0%
Shop Space - Pad	$45.00	3.0% per annum	5	Net	$10.00	6.0% / 3.0%

Appraisal. The appraisal concluded to an “As-Is” value for the St. Rose Square Property of $95,000,000 as of November 29, 2024. Additionally, the appraisal concluded to a “Prospective Market Value Upon Stabilization” value for the St. Rose Square Property of $96,000,000 as of March 1, 2025, which would result in a Cut-Off Date LTV and Maturity Date LTV of 61.5%.

Environmental Matters. According to the Phase I environmental site assessment dated November 27, 2024, there was no evidence of any recognized environmental conditions at the St. Rose Square Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-67

Retail – Anchored	Loan #5	Cut-off Date Balance:	$59,000,000
3431-3591 St. Rose Parkway	St. Rose Square	Cut-off Date LTV:	62.1%
Henderson, NV 89052		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the St. Rose Square Property:

Cash Flow Analysis(1)
	2021	2022	2023	9/30/2024 TTM	UW	UW PSF
Gross Potential Rent(2)	$1,935,511	$3,099,039	$4,081,643	$4,601,464	$6,314,232	$22.58
Reimbursements	$360,984	$611,141	$1,009,693	$956,364	$1,384,478	$4.95
Other Income	$15,351	$30,972	$41,252	$55,880	$48,000	$0.17
(Vacancy / Credit Loss)	$0	$0	$0	$0	($384,936)	($1.38)
Effective Gross Income	$2,311,846	$3,741,152	$5,132,589	$5,613,709	$7,361,775	$26.33

Real Estate Taxes	$391,192	$288,776	$483,722	$507,708	$629,134	$2.25
Insurance	$29,742	$28,485	$50,673	$93,373	$176,907	$0.63
Other Operating Expenses	$469,328	$654,170	$839,762	$822,161	$886,216	$3.17
Total Operating Expenses	$890,262	$971,431	$1,374,158	$1,423,242	$1,692,257	$6.05

Net Operating Income	$1,421,584	$2,769,721	$3,758,431	$4,190,467	$5,669,518	$20.28
Replacement Reserves	$0	$0	$0	$0	$41,942	$0.15
TI/LC	$0	$0	$0	$0	$293,172	$1.05
Net Cash Flow	$1,421,584	$2,769,721	$3,758,431	$4,190,467	$5,334,404	$19.08

Occupancy (%)	97.0%	75.2%	77.5%	100.0%(3)	95.0%(3)
NOI DSCR	0.35x	0.68x	0.92x	1.03x	1.39x
NCF DSCR	0.35x	0.68x	0.92x	1.03x	1.31x
NOI Debt Yield	2.4%	4.7%	6.4%	7.1%	9.6%
NCF Debt Yield	2.4%	4.7%	6.4%	7.1%	9.0%

(1)	The increase in NOI and occupancy from 2021 to 2022, 2022 to 2023, 2023 to 9/30/2024 TTM and 9/30/2024 TTM to UW is due to the St. Rose Square Property having been built and developed in phases between 2019 and 2024, and the subsequent lease up of the St. Rose Square Property.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated October 31, 2024 and includes rent steps underwritten through September 2025 totaling $121,832 and straight line rent over the loan term underwritten for three investment-grade tenants (Ross Dress for Less, TJ Maxx and Dollar Tree) of $27,009. The increase in Gross Potential Rent and Net Operating Income from 9/30/2024 TTM to UW is primarily due to four tenants (Salon World, Grocery Outlet, TJ Maxx and Boot Barn) signing new leases after October 24, 2024 totaling $1,455,760 in annual underwritten rent.
(3)	UW Occupancy (%) represents economic occupancy. 9/30/2024 TTM Occupancy (%) is based on the underwritten rent roll dated October 31, 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-68

Retail – Anchored	Loan #5	Cut-off Date Balance:	$59,000,000
3431-3591 St. Rose Parkway	St. Rose Square	Cut-off Date LTV:	62.1%
Henderson, NV 89052		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.6%

Escrows and Reserves.

On the loan origination date, the borrower was required to deposit $2,500 for repairs to be performed on the St. Rose Square Property.

RE Taxes – On the loan origination date, the borrower was required to make an upfront deposit of approximately $47,377 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $47,377).

Insurance – On a monthly basis, the borrower is required to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policy.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $3,495 into a reserve for capital expenditures, until such time that the amount on deposit in such reserve equals $41,942.

TI/LC Reserve – The St. Rose Square Mortgage Loan documents require an upfront deposit of $1,282,490 and ongoing monthly deposits of approximately $23,301 for tenant improvements and leasing commissions reserves, until such time as the amount on deposit in such reserve (excluding the upfront deposit) equals $559,226.

Free Rent Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $171,706 into a reserve for outstanding free rent pursuant to a lease between the borrower and Salon World, LLC.

Lockbox and Cash Management. The St. Rose Square Mortgage Loan is structured with a hard lockbox and springing cash management. Within 30 days of the origination of the St. Rose Square Mortgage Loan, the borrower is required to establish a lockbox account in the name of the borrower for the benefit of the lender and to deliver a notice to all tenants at the St. Rose Square Property directing them to remit rent and all other sums due under the applicable lease directly to such lockbox account. Notwithstanding the foregoing, to the extent the borrower or property manager receives any rent or other sums due under a lease, the borrower is required to deposit or cause to be deposited such amounts within one business day of receipt directly into such lockbox account. If a Cash Sweep Event Period (as defined below) exists, all funds deposited into such lockbox account are required to be transferred to a lender-controlled cash management account to be applied and disbursed (i) to make the next monthly deposits (if any) into the real estate taxes and insurance reserves as described above under “Escrows and Reserves”, (ii) to pay the next monthly debt service payment due on the St. Rose Square Mortgage Loan, (iii) to make the next monthly deposits (if any) into the replacement reserve and the TI/LC reserve as described above under “Escrows and Reserves”, (iv) to pay operating expenses set forth in the lender-approved annual budget and extraordinary expenses approved by the lender, and (v) all funds remaining in the cash management account after the application described above must (x) if a Cash Sweep Event Period exists, be deposited into an excess cash flow subaccount and held as additional collateral for the St. Rose Square Mortgage Loan and (y) if no Cash Sweep Event Period exists, be disbursed to the borrower.

A “Cash Sweep Event Period” means a period: (A) commencing upon the earliest of (i) an event of default under the St. Rose Square Mortgage Loan documents, (ii) the debt service coverage ratio being less than 1.15x at the end of any calendar quarter, (iii) the date that is six months prior to the current expiration date (unless a Tenant Renewal Event (as defined below) has occurred) under the Ross Dress for Less (“Ross”) lease or the Burlington Coat Factory (“Burlington”) lease, and (iv) August 1, 2034, and (B) expiring upon (i) with regard to any Cash Sweep Event Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default, (ii) with regard to any Cash Sweep Event Period commenced in connection with clause (A)(ii) above, the earlier of the date on which (x) the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters, or (y) the borrower deposits with the lender, cash, a letter of credit or such other security as may be approved by the lender, in an amount such that a debt service coverage ratio of at least 1.15x would be achieved if the lender were to apply such collateral to the debt (without application of any yield maintenance premium or prepayment penalty), (iii) with regard to any Cash Sweep Event Period commenced in connection with clause (A)(iii) above, the earlier to occur of the date on which (x) a Tenant Renewal Event occurs with respect to the Ross lease and/or the Burlington lease that caused the Cash Sweep Event Period to be commenced in connection with clause (A)(iii) above, and (y) the borrower deposits with the lender, cash, a letter of credit or such other security as may be approved by the lender, in an amount equal to $680,000 and (iv) with regard to any Cash Sweep Period commenced in connection with clause (A)(iv) above, the date on which the borrower posts with the lender, cash, a letter of credit or such other security as may be approved by the lender, in an amount equal to $680,000.

A “Tenant Renewal Event” means the date on which the applicable tenant under the Burlington lease and/or the Ross lease renews its lease in writing for a term of not less than five additional years as set forth in its respective lease or a replacement tenant acceptable to the lender in its reasonable discretion has taken its place.

Right to Submit Offer. If the landlord desires to transfer all or any portion of its fee interest in the leased premises of the tenant In-N-Out Burgers, independent of any other real property interests, to any third party, then, prior to entering into any broker listing agreement to market such leased premises, the landlord is required to deliver a written notice to the tenant, giving the tenant the opportunity to submit to the landlord, during the 30 days following landlord’s delivery of such notice, one or more offers to purchase the premises. However, the landlord is not required to negotiate with the tenant or otherwise respond to any offer by the tenant, but only to refrain from entering into a broker listing agreement for a limited period of 30 days.

Terrorism Insurance.  The St. Rose Square Mortgage Loan documents require that the borrower obtain and maintain an “all risk” insurance policy that provides coverage for perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the St. Rose Square Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-69

Office – CBD	Loan #6	Cut-off Date Balance:	$55,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-70

Office – CBD	Loan #6	Cut-off Date Balance:	$55,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

VISA Global HQ
300 Toni Stone Xing
San Francisco, CA 94158
SAN FRANCISCO
San Francisco Bay
Nob Hill
Chinatown
Union Square
Financial District
SoMa
South Beach
Mission Bay
Design District
Potrero Hill
Pine St
Bush St
Sutter St
Post St
Geary St
O'Farrell St
Ellis St
Eddy St
Turk St
Market St
Mission St
Howard St
Folsom St
Harrison St
Bryant St
Brannan St
Townsend St
King St
Taylor St
Mason St
Powell St
Stockton St
Grant Ave
Kearny St
Montgomery St
Market St
Fremont St
Beale St
Main St
Spear St
1st St
2nd St
3rd St
4th St
5th St
6th St
7th St
8th St
Stevenson St
Minna St
Natoma St
Tehama St
Clementina St
Gilbert St
Delancey St
The Embarcadero
China Basin St
16th St
Owens St
Mississippi St
Pennsylvania Ave
Junipero Serra Fwy
Indiana St
Minnesota St
Tennessee St
Illinois St
Ritz Carlton
Bank of America Bldg.
345 California Center
101 California
Grand Hyatt SF
Sir Francis Drake
Crocker Galleria
Macy's
Union Square
Glide Memorial
Hallidie Plaza
San Francisco Centre
Four Seasons Hotel SF
Yerba Buena Gardens
SF Museum of Modern Art
Yerba Buena Center for the Arts
Children's Creativity Museum
Moscone Convention Center
Univ. of the Pacific School of Dentistry
International Art Museum of America
US Court of Appeals, 9th Circuit
Golden Gate University
Transbay Transit Center
Salesforce Tower
Salesforce Park
181 Fremont
50 Fremont Street
Millennium Tower
Pacific Gas and Electric
100 Spear
200 Spear
Google SF
DocuSign
Athleta HQ
The Infinity
Wharton San Francisco
Rincon Park
LinkedIn
Doordash
Yahoo, Riverbed Technology
One Rincon Hill
Comcast SportsNet
South Park
Academy of Art University-School of Interior Architecture
Hall of Justice
Pinterest
Airbnb
Dell Technologies
Adobe San Francisco
Oracle Park
South Beach Park
McCovey Cove
China Basin Park
Pier 48
Pier 50
PORT OF SAN FRANCISCO
LUMA Hotel San Francisco
Mission Creek Channel
Mission Creek Park
Univ. of California - San Francisco Mission Bay Campus
Mission Bay Commons
UCSF Mission Bay Hospitals
Cardiovascular Research Inst.
Helen Diller Cancer Research
Mission Bay Conference Center
Koret Squd
Genentech Hall
Uber HQ
Warriors Way
Bay Front Park
Chase Center
FibroGen, ZoneOne Pharma
UCSF Wayne and Gladys Valley Center for Vision
UCSF Benioff Children's Hospital
Mariposa Park
Crane Cove Park
San Francisco Intl. Airport 9 miles
SF-Oakland Bay Bridge
80
280
101
MUNI METRO
BART
CABLE CAR LINE
CENTRAL SUBWAY
CALTRAIN
CALTRAIN DEPOT
EMBARCADERO
MONTGOMERY
POWELL
UNION SQ/ MARKET ST
YERBA BUENA/ MOSCONE
4TH/ BRANNAN
4TH & KING
KING & 2ND
EMBARCADERO & BRANNAN
EMBARCADERO & FOLSOM
STEUART & MISSION
4TH ST & 3RD ST
UCSF/ MISSION BAY
3RD ST & MARIPOSA ST
SAN FRANCISCO
OAKLAND
SAN JOSE
Fairfield
Vallejo
Novato
San Rafael
Corte Madera
Mill Valley
Richmond
Berkeley
Benicia
Martinez
Pittsburg
Antioch
Concord
Pleasant Hill
Walnut Creek
Lafayette
Danville
San Ramon
Dublin
Livermore
Pleasanton
Castro Valley
Hayward
Daly City
Pacifica
San Mateo
Redwood City
Fremont
Newark
Palo Alto
Mtn. View
Sunnyvale
Santa Clara
Milpitas
Cupertino
Saratoga
Los Gatos
Pacific Ocean
CONTRA COSTA COUNTY
ALAMEDA COUNTY
SAN MATEO COUNTY
SANTA CLARA COUNTY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-71

Mortgage Loan No. 6 – VISA Global HQ

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	BBB-/Asf/Baa3			Location:	San Francisco, CA 94158
Original Balance(1):	$55,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$55,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	5.9%			Title Vesting(7):	Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	2023/NAP
Borrower Sponsors:	TSCE 2007 Holdings, L.L.C. and Giants			Size:	320,658 SF
	Development Services			Cut-off Date Balance Per SF(1):	$695
Guarantors:	TSCE 2007 Holdings, L.L.C., Giants Double			Maturity Date Balance Per SF(1)(2):	$695
	Play, LLC, Mitsui Fudosan America, Inc.,			Property Manager:	Tishman Speyer Properties,
	Tishman Speyer Red Pine Partners, L.P.				L.L.C. (borrower-related)
	and U.S. Office APTWO JV II, L.P.
Mortgage Rate(2):	5.5060%
Note Date:	8/29/2024
Anticipated Repayment Date(2):	9/6/2034
Maturity Date(2):	3/6/2038			Underwriting and Financial Information
Term to ARD(2):	120 months			UW NOI:	$27,302,500
Amortization Term:	0 months			UW NCF:	$27,254,401
IO Period(2):	120 months			UW NOI Debt Yield(1):	12.2%
Seasoning:	6 months			UW NCF Debt Yield(1):	12.2%
Prepayment Provisions(3):	L(30),D(83),O(7)			UW NOI Debt Yield at Maturity(1)(2):	12.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.19x
Additional Debt Type(1)(4):	Pari Passu/Mezzanine			Most Recent NOI:	NAV
Additional Debt Balance(1)(4):	$168,000,000/$72,000,000			2nd Most Recent NOI:	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	NAV
Reserves(5)				Most Recent Occupancy:	97.5% (8/16/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	NAV
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	NAV
Insurance:	$0	Springing	NAP	Appraised Value (as of)(8):	$446,000,000 (7/11/2024)
Replacement Reserve:	$0	Springing	$80,164	Appraised Value PSF(8):	$1,391
TI/LC Reserve:	$0	Springing	(6)	Cut-off Date LTV Ratio(1)(8):	50.0%
Landlord Obligation Reserve:	$7,240,000	$0	NAP	Maturity Date LTV Ratio(1)(2)(8):	50.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$223,000,000	75.3%	Loan Payoff:	$281,259,478	95.0%
Mezzanine Loan Amount(4):	$72,000,000	24.3%	Closing Costs:	$7,654,783	2.6%
Borrower Equity:	$1,154,261	0.4%	Upfront Reserves:	$7,240,000	2.4%
Total Sources:	$296,154,261	100.0%	Total Uses:	$296,154,261	100.0%

(1)	The VISA Global HQ Mortgage Loan (as defined below) is part of the VISA Global HQ Whole Loan (as defined below), which is evidenced by six pari passu promissory notes with an aggregate principal balance of $223,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the VISA Global HQ Whole Loan. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the VISA Global HQ Whole Loan and the VISA Global HQ Mezzanine Loan (as defined below) are $920, $920, 9.3%, 9.2%, 9.3%, 1.48x, 66.1% and 66.1%, respectively.
(2)	The VISA Global HQ Whole Loan is structured with an anticipated repayment date (the “ARD”) of September 6, 2034 and a final maturity date of March 6, 2038. The initial interest rate for the VISA Global HQ Whole Loan is 5.5060% per annum. After the ARD, the interest rate will increase to a per annum rate equal to the sum of (i) 5.5060% and (ii) 4.0000%. The metrics presented above are calculated based on the ARD.
(3)	Defeasance of the VISA Global HQ Mortgage Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the VISA Global HQ Whole Loan to be securitized and (b) October 6, 2027. The assumed defeasance lockout period of 30 payments is based on the closing date of this transaction in March 2025.
(4)	See “The Mortgage Loan” and “Mezzanine Loan” sections below for a discussion of additional debt.
(5)	See “Escrows and Reserves” section below.
(6)	The TI/LC Reserve is capped at $75.00 PSF of the applicable space.
(7)	See “Ground Lease” section below for further discussion.
(8)	Appraised Value represents the “Prospective Value Upon Stabilization”, which assumes that VISA, Inc. has taken occupancy at the VISA Global HQ Property (as defined below), which occupancy has occurred. The appraisal concluded to an “as-is” appraised value of $409,000,000 as of April 11, 2024, which results in a Cut-off Date LTV of 54.5% for the VISA Global HQ Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-72

Office – CBD	Loan #6	Cut-off Date Balance:	$55,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

The Mortgage Loan. The sixth largest mortgage loan (the “VISA Global HQ Mortgage Loan”) is part of a whole loan (the “VISA Global HQ Whole Loan”) that is evidenced by six pari passu promissory notes in the aggregate original principal amount of $223,000,000 and secured by a leasehold interest in a 320,658 SF office property located in San Francisco, California (the “VISA Global HQ Property”). In addition to the VISA Global HQ Whole Loan, CPPIB Credit Investments III Inc. provided a $72.0 million mezzanine loan to the borrower, which is secured by the ownership interest in the borrower (the “VISA Global HQ Mezzanine Loan”). The VISA Global HQ Mortgage Loan is evidenced by the non-controlling Note A-2-1 and Note A-2-2, with an original aggregate principal amount of $55,000,000. The remaining promissory notes comprising the VISA Global HQ Whole Loan are summarized in the table below. The VISA Global HQ Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2024-BNK48 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The VISA Global HQ Whole Loan has a 10-year interest-only term through the ARD of September 6, 2034, and has a final maturity date of March 6, 2038. The VISA Global HQ Whole Loan accrues interest at a rate of 5.5060% per annum (the “Initial Interest Rate”) until the ARD. After the ARD, the interest rate will increase to a per annum rate equal to the sum of (i) 5.5060% and (ii) 4.0000% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate (the “Accrued Interest”) will be deferred and be due and payable at such time as the principal amount of the debt has been repaid in full. The VISA Global HQ Whole Loan is structured with a cash sweep that will commence at the ARD if the VISA Global HQ Whole Loan is not fully repaid by such date. The cash sweep funds will be applied to the reduction of the VISA Global HQ Mortgage Loan until paid in full and the balance towards repayment of Accrued Interest See “Lockbox / Cash Management” section below.

VISA Global HQ Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$85,000,000	$85,000,000	BANK 2024-BNK48	Yes
A-1-2	$40,000,000	$40,000,000	BBCMS 2024-C30	No
A-1-3	$33,000,000	$33,000,000	BANA	No
A-1-4	$10,000,000	$10,000,000	BBCMS 2024-C30	No
A-2-1	$35,000,000	$35,000,000	BANK 2025-BNK49	No
A-2-2	$20,000,000	$20,000,000	BANK 2025-BNK49	No
Whole Loan	$223,000,000	$223,000,000

The Borrower and the Borrower Sponsors. The borrower is Mission Rock Parcel G Owner, L.L.C., a Delaware limited liability company and a single purpose entity with two independent directors. The borrower sponsors are TSCE 2007 Holdings, L.L.C. and Giants Development Services and the non-recourse carveout guarantors for the VISA Global HQ Whole Loan are TSCE 2007 Holdings, L.L.C., Giants Double Play, LLC, Mitsui Fudosan America, Inc., Tishman Speyer Red Pine Partners, L.P. and U.S. Office APTWO JV II, L.P. The borrower is a joint venture between affiliates of Tishman Speyer (“Tishman”) and affiliates of the San Francisco Giants. There is no separate environmental indemnitor for the VISA Global HQ Whole Loan.

Tishman is an owner, developer, operator and fund manager of real estate around the world. Founded in 1978, Tishman is active across North America, Europe, Asia, Brazil and India, building and managing mixed use, residential, commercial, life science and industrial space in 35 key global markets. Tishman’s signature assets include New York City’s Rockefeller Center, São Paulo’s Torre Norte, The Springs in Shanghai, Paris Bourse in Paris and Frankfurt’s TaunusTurm. Tishman operates and owns a portfolio of over 84 million SF worth over $65 billion.

The San Francisco Giants have competed in Major League Baseball since 1958. Giants Enterprises, the entrepreneurial arm of the organization, is dedicated to developing new ventures complementary to the franchise having produced thousands of events over the last 20 years including major concerts and international soccer matches.

The Property. The VISA Global HQ Property is a 13-story, LEED Gold certified, Class A office tower located in San Francisco, California totaling 320,658 SF. The VISA Global HQ Property was built in 2023 and is located on a 0.76 acre site. The VISA Global HQ Property is part of Phase I of the larger 303-acre Mission Rock development, the largest mixed-use waterfront development in San Francisco, being built by the borrower sponsors. The Mission Rock development when complete is expected to be made up of six Class-A commercial buildings, six residential buildings, over 200,000 SF of retail space, and approximately eight acres of public parks and open space. Mission Rock’s Phase I includes approximately 700,000 SF of office, lab and retail space and approximately 540 residential units. Mission Rock is being developed at LEED Gold neighborhood standards, with Phase I being elevated to defend against sea level rise and including bio retention basins for storm water, a central district energy system and a central water treatment plant that meets 100% of non-potable water demand for the project.

The VISA Global HQ Property totals 13-stories, including 12 floors of office space situated above a ground floor retail component. The VISA Global HQ Property also includes a rooftop component that is available for use by the office tenant. The office component totals 303,629 SF and is 100.0% leased to VISA, Inc. The VISA Global HQ Property will serve as VISA, Inc.’s new global headquarters. The ground floor component totals 17,029 SF, which is currently 52.9% leased with a focus on food and beverage tenancy. The VISA Global HQ Property provides views of San Francisco Bay, Oracle Park, the Bay Bridge, and the San Francisco skyline. Adjacent to the VISA Global HQ Property is China Basin Park, which opened in April 2024 and features a great lawn, flexible seating and running/biking trails. As of August 16, 2024, the VISA Global HQ Property was 97.5% leased.

Major Tenant. VISA, Inc. (303,629 SF, 94.7% of NRA, 97.8% of UW Rent). Founded in 1958, VISA, Inc. (S&P: AA-/Moody’s: Aa3) is the world’s second-largest card payment organization. VISA, Inc. operates as a payment technology company in the United States and internationally. The company operates VisaNet, a transaction processing network that enables authorization, clearing, and settlement of payment transactions. As of September 2024, VISA, Inc. had an equity market capitalization in excess of $554 billion. During 2023, the VISA network enabled $15 trillion in total volume and 276 billion transactions meaning that VISA credentials were used on average 757 million times per day throughout the fiscal year.

In 2019, VISA, Inc. signed a 15 year lease at the VISA Global HQ Property that commenced on March 10, 2023. The lease expires on March 31, 2038, and includes one 10-year and one 9.5-year renewal option, both at fair market value rents and with at least 14 months’ notice of intent. The lease does not include any termination options. VISA, Inc. currently pays $79.31 PSF in base rent with 3.0% annual rent steps. The tenant commenced rent payments on September 10, 2023, and has been in occupancy at the VISA Global HQ Property since July 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-73

Office – CBD	Loan #6	Cut-off Date Balance:	$55,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

VISA, Inc. received approximately $37 million ($122 PSF) as a tenant improvement allowance from the borrower sponsors. Additionally, according to the borrower sponsors, VISA, Inc. has invested approximately $83 million ($273 PSF) of its own capital into its space. The VISA Global HQ Property serves as VISA, Inc.’s global headquarters and is expected to serve up to 1,500 employees. VISA, Inc. has relocated employees from its One Market Plaza location in San Francisco’s downtown financial district as well as from its Foster City campus. VISA, Inc. will vacate One Market Plaza, but will retain a presence in Foster City. VISA, Inc. has approximately 4,500 employees in the Bay Area.

The following table presents certain information relating to the tenancy at the VISA Global HQ Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options (Y/N)	Term. Option (Y/N)
Office Tenant
VISA, Inc.	Aa3/NR/AA-(2)	303,629	94.7%	$24,803,240	97.8%	$81.69	3/31/2038	(3)	N
Retail Tenants
Cinque Terre (Che Fico)(4)	NR/NR/NR	8,316	2.6%	$498,950	2.0%	$60.00	5/31/2040	N	N
Proper Foods	NR/NR/NR	690	0.2%	$55,200	0.2%	$80.00	6/30/2034	N	N
Occupied Subtotal/Wtd. Avg.		312,635	97.5%	$25,357,391	100.0%	$81.11
Vacant Retail Space		8,023	2.5%	$0
Total/Wtd. Avg.		320,658	100.0%	$25,357,391

(1)	Information is based on the underwritten rent roll dated August 16, 2024 and is inclusive of rent steps for the first 12 months of the VISA Global HQ Whole Loan and straight-lined rent through the loan term for VISA, Inc.
(2)	The lease is guaranteed by the parent company (VISA, Inc.).
(3)	VISA, Inc. has one 10-year and one 9.5-year renewal option.
(4)	Cinque Terre (Che Fico) lease commences on May 1, 2025.

The following table presents certain information relating to the lease rollover schedule at the VISA Global HQ Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	1	690	0.2%	0.2%	$55,200	0.2%	0.2%	$80.00
2035	0	0	0.0%	0.2%	$0	0.0%	0.2%	$0.00
2036 & Thereafter	2	311,945	97.3%	97.5%	$25,302,191	99.8%	100.0%	$81.11
Vacant	0	8,023	2.5%	100.0%	NAP	NAP	100.0%	NAP
Total/Wtd. Avg.	3	320,658	100.0%		$25,357,391	100.0%		$81.11(2)

(1)	Information is based on the underwritten rent roll dated August 16, 2024 and is inclusive of rent steps for the first 12 months of the VISA Global HQ Whole Loan and straight-lined rent through the loan term for VISA, Inc.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The VISA Global HQ Property is located in the San Francisco-Oakland-Hayward metropolitan statistical area (the “San Francisco MSA”) within the Mission Bay submarket, on the east side of San Francisco. San Francisco has a land area of approximately 45 square miles and it is the fourth largest metropolitan area in the United States, with a population of 4.5 million residents. San Francisco is the historical center of the region and the growth over the past three decades has led to the emergence of several distinct geographic and economic sub-regions. The San Francisco MSA has historically benefited from the synergy of Silicon Valley, a worldwide technology center and regional employment center. Development in the Mission Bay submarket has been fueled by the construction of the UCSF Mission Bay campus.

The VISA Global HQ Property is located across the water from and overlooking Oracle Park, the home of the San Francisco Giants. The VISA Global HQ Property is located directly in front of public transportation on 3rd Street and 4th Street. The VISA Global HQ Property also has access to Interstate 80, Interstate 280, and Highway 101. The VISA Global HQ Property has immediate access to the San Francisco Municipal Transportation Agency (“SFMA”) T-line which offers connectivity to the Bay Area Rapid Transit (“BART”) at Embarcadero station within 15 minutes. Additionally, the Caltrain can be

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-74

Office – CBD	Loan #6	Cut-off Date Balance:	$55,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

accessed approximately a half mile away. Between BART and Caltrain, over six million Bay Area residents within a 50+ mile radius have direct and convenient access to the VISA Global HQ Property. The surrounding area is primarily multifamily (49%) and office properties (38%). The VISA Global HQ Property is located in an established commercial area that has been expanding in recent years.

According to the appraisal, the estimated 2023 population within a one-, two- and three-mile radius of the VISA Global HQ Property was 46,434, 365,010 and 630,492, respectively. The estimated 2023 average household income within the same radii was $221,895, $180,220 and $186,384, respectively.

The following table presents recent leasing data at comparable properties with respect to the VISA Global HQ Property:

Summary of Comparable Leases
Property / Location	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF	Lease Type
VISA Global HQ 300 Toni Stone Xing San Francisco, CA	VISA, Inc. (1)	Mar-23(1)	15.0(1)	303,629(1)	$79.31(1)	NNN
Alexandria Center 1455-1515 3rd Street San Francisco, CA	OpenAI	Mar-24	10.0	486,600	$66.00	NNN
Office Building 500 Terry Francois Boulevard San Francisco, CA	Cisco	Apr-24	7.5	234,537	$57.00	NNN
Mission Rock Parcel B(2) 1090 Dr. Maya Angelou Lane San Francisco, CA	Capgemini	Oct-23	11.0	30,378	$82.00	NNN
The Exchange 1800 Owens Street San Francisco, CA	VIR Biotechnology	Jan-22	12.0	133,896	$76.20	NNN
Mission Rock Parcel B(2) 1090 Dr. Maya Angelou Lane San Francisco, CA	Confidential	NAV	12.0	50,000 – 100,000	$84.00	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated August 16, 2024.
(2)	Properties are also owned by the borrower sponsors.

The following table presents certain information relating to the appraisal’s market rent conclusion for the VISA Global HQ Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Office	$70.00	10	3.0% per annum

Appraisal. According to the appraisal, the VISA Global HQ Property has a “Prospective Value Upon Stabilization” of $446,000,000 as of July 11, 2024, which assumes that VISA, Inc. has taken occupancy at the VISA Global HQ Property, which occupancy has occurred. The appraisal concluded to an “as-is” appraised value of $409,000,000 as of April 11, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated May 21, 2024, there was no evidence of any recognized environmental conditions at the VISA Global HQ Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-75

Office – CBD	Loan #6	Cut-off Date Balance:	$55,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the VISA Global HQ Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rental Income(2)	$25,678,303	$80.08
Straight-lined Rent(3)	$3,285,821	$10.25
Expense Reimbursements	$13,032,087	$40.64
Net Rentable Income	$41,996,210	$130.97
(Vacancy / Credit Loss)(4)	($1,621,563)	($5.06)
Effective Gross Income	$40,374,648	$125.91

Real Estate Taxes	$5,021,895	$15.66
Insurance	$773,495	$2.41
Other Tax & Assessments(5)	$1,298,109	$4.05
Other Operating Expenses	$5,978,649	$18.64
Total Operating Expenses	$13,072,148	$40.77

Net Operating Income	$27,302,500	$85.15
Replacement Reserves	$48,099	$0.15
TI/LC	$0	$0.00
Net Cash Flow	$27,254,401	$85.00

Occupancy (%)	96.1%(4)
NOI DSCR(6)	2.19x
NCF DSCR(6)	2.19x
NOI Debt Yield(6)	12.2%
NCF Debt Yield(6)	12.2%

(1)	Historical financial information is not available because the VISA Global HQ Property was built in 2023.
(2)	Based on the underwritten rent roll as of August 16, 2024 and is inclusive of rent steps for the first 12 months of the VISA Global HQ Whole Loan.
(3)	Represents straight-lined rent for VISA, Inc. through the loan term.
(4)	Represents 3.9% underwritten vacancy assuming 5.0% vacancy for the retail component and 2.5% for the office component. The VISA Global HQ Property was 97.5% leased per the underwritten rent roll dated August 16, 2024.
(5)	Other Tax & Assessments represents the Commercial Rents Tax (also referred to as the Early Care and Education Commercial Rents Tax) , which is equal to 3.5% of the amounts a business receives from the lease or sublease of non-warehouse commercial spaces in the city of San Francisco.
(6)	DSCRs and Debt Yields are based on the VISA Global HQ Whole Loan.

Escrows and Reserves.

RE Taxes – On a monthly basis during a Cash Trap Event Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments.

Insurance – On a monthly basis during a Cash Trap Event Period, and if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – On a monthly basis during a Cash Trap Event Period, the borrower is required to escrow $6,680.37 for replacement reserves, subject to a cap of $80,164.44.

TI/LC Reserve – On a monthly basis during a Lease Sweep Period (as defined below), the borrower is required to escrow $80,164.41 for TI/LC reserves, subject to a cap of $75.00 PSF of the applicable space.

Landlord Obligations Reserve – At loan origination, the borrower deposited $7,240,000 into a landlord obligations reserve for tenant improvement allowance and leasing commissions owed in connection with the retail tenant, Cinque Terre (Che Fico).

A “Lease Sweep Period” will commence upon the earlier to occur of (i) 12 months prior to the Major Tenant’s (as defined below) lease expiration or lease extension option expiration or the date the Major Tenant gives notice of its intention not to extend its lease as to more than 50% of the leased space, (ii) the Major Tenant giving notice of non-renewal or notice of intent to terminate within 12 months for more than 50% of leased space, (iii) if the Major Tenant has gone dark in more than 50% of its space, (iv) the Major Tenant having a monetary or material non-monetary default that extends beyond any cure period, or (v) the Major Tenant or its guarantor being subject to any proceeding under creditors rights laws.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-76

Office – CBD	Loan #6	Cut-off Date Balance:	$55,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

A Lease Sweep Period will end, provided no other cause for the Lease Sweep Period is continuing, when (x) one or more replacement leases are signed for the leased space, (y) as it relates to (iv) above, the default has been cured, or (z) as it relates to (v) above, the insolvency has terminated and the Major Tenant’s lease has been affirmed or assigned acceptable to the lender.

“Major Tenant” means Visa, Inc. or any replacement tenant occupying more than 100,000 SF.

Lockbox and Cash Management. The VISA Global HQ Whole Loan is structured with a hard lockbox and springing cash management. All rents from the VISA Global HQ Property are required to be deposited directly to the lockbox account and, so long as a Cash Trap Event Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Trap Event Period, the borrower will not have access to the funds in the lockbox account, and such funds will be transferred to the lender-controlled cash management account and disbursed according to the VISA Global HQ Whole Loan documents (i) to make the required deposits (if any) into the tax and insurance, (ii) to pay debt service on the VISA Global HQ Whole Loan (at the Initial Interest Rate), (iii) to pay approved operating expenses, (iv) to make the required deposits (if any) into the replacement reserve and TI/LC reserve, (v) to pay debt service on the VISA Global HQ Mezzanine Loan, and (vi) to deposit any remaining amount into an excess cash flow account to be held as additional collateral during the continuance of such Cash Trap Event Period. Following the ARD, each installment of excess cash flow will be applied to the reduction of the VISA Global HQ Whole Loan (not including the VISA Global HQ Mezzanine Loan) until paid in full and the balance towards repayment of Accrued Interest.

During a Cash Trap Event Period, all excess cash is required to be held by the lender as additional security for the VISA Global HQ Whole Loan; provided that (i) so long as no event of default or borrower bankruptcy action exists, excess cash will be available to the borrower to fund shortfalls in debt service on the VISA Global HQ Whole Loan, and (ii) excess cash will be available to the borrower to fund operating expenses that are consistent with the annual budget and operating expenses and extraordinary expenses approved by lender.

A “Cash Trap Event Period” will commence upon the earlier to occur of (i) an event of default under the VISA Global HQ Whole Loan documents, (ii) the date upon which the total mortgage and mezzanine debt yield falls below 8.00% on a trailing 12 month basis (tested quarterly); (iii) the date upon which the total mortgage and mezzanine debt service coverage ratio is less than 1.20x on a trailing 12 month basis (tested quarterly); (iv) borrower’s failure to repay or defease the VISA Global HQ Whole Loan in full in on or before the ARD, (v) a mezzanine loan event of default or (vi) a Lease Sweep Period.

A Cash Trap Event Period and will end upon (a) with respect to clauses (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the total mortgage and mezzanine debt yield being at least 8.00%, (c) with respect to clause (iii) above, the total mortgage and mezzanine debt service coverage ratio is at least 1.20x, (d) with respect to clause (v) above cure of such mezzanine loan event of default and (e) with respect to clause (vi) above, the Lease Sweep Period ending.

The borrower is permitted to deposit cash or a letter of credit in an amount which if applied to the VISA Global HQ Whole Loan and the VISA Global HQ Mezzanine Loan on a pro rata basis would result in a debt yield of at least 8.0% or a debt service coverage ratio of at least 1.20x, as applicable.

Ground Lease. The VISA Global HQ Property consists of a leasehold interest under a 75-year ground lease between the borrower and the City and County of San Francisco, a municipal corporation, operating by and through the San Francisco Port Commission. The lease commenced on June 25, 2020 and has an expiration of June 25, 2095. The borrower sponsors fully prepaid the ground rent for the entire ground lease term of $4,000,000 at the beginning of the lease term.

Mezzanine Loan. Concurrently with the funding of the VISA Global HQ Whole Loan, CPPIB Credit Investments III Inc. funded a mezzanine loan in the amount of $72,000,000 to the holders of 100% of the direct equity interests in the borrower of the VISA Global HQ Whole Loan, secured by a pledge of such equity interests. The VISA Global HQ Mezzanine Loan is co-terminus with the VISA Global HQ Whole Loan, accrues interest at the rate of 8.2500% per annum and requires payments of interest only until its ARD. After the ARD, the interest rate will increase to a per annum rate equal to the sum of (i) 8.2500% and (ii) 4.0000% (the “Adjusted Mezzanine Interest Rate”); however, interest accrued at the excess of the Adjusted Mezzanine Interest Rate over the initial interest rate will be deferred and be due and payable at such time as the principal amount of the VISA Global HQ Mezzanine Loan has been repaid in full.

The VISA Global HQ total debt as of the origination date is summarized in the following table:

VISA Global HQ Total Debt Summary
Note	Original Balance	Original Term (mos.)	Original IO Term (mos.)	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Whole Loan	$223,000,000	120	120	5.5060%	2.19x	12.2%	50.0%
Mezzanine Loan	$72,000,000	120	120	8.2500%	1.48x	9.3%	66.1%
Total Debt	$295,000,000			6.1757220338983%	1.48x	9.3%	66.1%

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the borrower will only be required to pay for terrorism insurance equal to a maximum of two times the annual insurance premiums payable for the VISA Global HQ Property at the time with respect to the property and rental loss and/or business interruption policies (excluding the terrorism component of such premium). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-77

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$46,000,000
180 Ludlow Street	The Ludlow Hotel	Cut-off Date LTV:	34.1%
New York, NY 10002		UW NCF DSCR:	3.70x
		UW NOI Debt Yield:	24.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-78

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$46,000,000
180 Ludlow Street	The Ludlow Hotel	Cut-off Date LTV:	34.1%
New York, NY 10002		UW NCF DSCR:	3.70x
		UW NOI Debt Yield:	24.4%

The Ludlow Hotel
180 Ludlow Street
New York, NY 10002
MANHATTAN
East Village
Greenwich Village
Alphabet City
NoHo
Lower East Side
Little Italy
Chinatown
Two Bridges
E. 14th St.
E. 13th St.
E. 12th St.
E. 11th St.
E. 10th St.
E. 9th St.
Saint Marks Pl
E. 7th St.
E. 6th St.
E. 5th St.
E. 4th St.
E. 3rd St.
E. 2nd St.
E. 1st St.
E. Houston St.
Stanton St.
Rivington St.
Delancey St
Broome St.
Grand St.
Hester St.
Canal St.
Division St.
East Broadway
Henry St.
Madison St.
Clinton St.
Montgomery St
Pitt St.
Ridge St.
Attorney St.
Suffolk St.
Norfolk St.
Essex St.
Ludlow St.
Orchard St.
Allen St.
Eldridge St.
Forsyth St.
Chrystie St.
Bowery
Elizabeth St.
Mott St.
Mulberry St.
Baxter St.
Centre St.
Lafayette St.
Crosby St.
Broadway
Mercer St.
Bleecker St.
Prince St.
Spring St.
Kenmare St.
Howard St.
Walker St.
4th Ave.
3rd Ave.
2nd Ave.
1st Ave.
Ave. A
Ave. B
Ave. C
UNION SQUARE/ 14TH ST
3RD AVE/ 14TH ST
1ST AVE/ 14TH ST
ASTOR PL/ 8TH ST/ LEXINGTON
8TH ST/ NYU
BLEECKER ST/ LEXINGTON
BROADWAY/ LAFAYETTE
2ND AVE/ LOWER EAST SIDE
PRINCE ST
SPRING ST/ LEXINGTON
BOWERY
DELANCEY ST
ESSEX ST
GRAND ST
CANAL ST/ TUNNEL
CANAL ST/ BRIDGE
CANAL ST
EAST BROADWAY
New York Eye and Ear Infirmary of Mount Sinai
The Jefferson
Webster Hall
The Stuyvesant Fish House
Cooper Union
Albert Nerken School Of Engineering
Swiss Institute
St. George Ukrainian Catholic Church
The Ukrainian Museum
The Public Theater
The Brant Foundation
Tisch School of The Arts
New York University
Hebrew Union College - Jewish Inst. of Religion
Merchant's House Museum
Gene Frankel Theatre
Zürcher Gallery
Angelika Film Center & Café - New York
Bowery Mural
The Basilica of St. Patrick's Old Cathedral
New Museum
Sara D. Roosevelt Park
The Bowery Ballroom
Tenement Museum
International Center of Photography Museum
Hamilton Fish Park
Abrons Arts Center
Museum of Chinese in America
Pace High School
Museum at Eldridge Street
Seward Park
WILLIAMSBURG BRIDGE
MANHATTAN BRIDGE
Upper West Side
Upper East Side
Astoria
QUEENS
Central Park
West New York
North Bergen
Weehawken
West Side
East Side
Midtown
Long Island City
Union City
HUDSON COUNTY
Chelsea
MANHATTAN
Greenpoint
Williamsburg
Hoboken
Hudson River
East River
Greenwich Village
NEW JERSEY
SoHo
Little Italy
Lower East Side
Chinatown
Tribeca
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-79

Mortgage Loan No. 7 – The Ludlow Hotel

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	AA-/A-sf/AAA			Location:	New York, NY 10002
Original Balance:	$46,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$46,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	5.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2014/NAP
Borrower Sponsor:	BD Hotels			Size:	175 Rooms
Guarantors:	Richard Born, Ira Drukier and Sean MacPherson			Cut-off Date Balance Per Room:	$262,857
Mortgage Rate:	5.8740%			Maturity Date Balance Per Room:	$262,857
Note Date:	1/24/2025			Property Manager:	BDM Ludlow, LLC (borrower-related)
Maturity Date:	2/1/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$11,214,211
Amortization Term:	0 months			UW NCF:	$10,142,677
IO Period:	120 months			UW NOI Debt Yield:	24.4%
Seasoning:	1 month			UW NCF Debt Yield:	22.0%
Prepayment Provisions:	L(25),YM1(88),O(7)			UW NOI Debt Yield at Maturity:	24.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	3.70x
Additional Debt Type:	NAP			Most Recent NOI:	$11,322,297 (11/30/2024 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$10,576,136 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$10,427,463 (12/31/2022)
				Most Recent Occupancy:	84.6% (11/30/2024)
				2nd Most Recent Occupancy:	83.5% (12/31/2023)
Reserves(1)				3rd Most Recent Occupancy:	83.7% (12/31/2022)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$135,000,000 (11/11/2024)
RE Taxes:	$0	Springing	NAP	Appraised Value Per Room:	$771,429
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio:	34.1%
FF&E Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio:	34.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$46,000,000	100.0%	Loan Payoff:	$45,432,928	98.8%
			Closing Costs:	$383,077	0.8%
			Return of Equity:	$183,994	0.4%
Total Sources:	$46,000,000	100.0%	Total Uses:	$46,000,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion of reserve requirements.

The Mortgage Loan. The seventh largest mortgage loan (the “The Ludlow Hotel Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $46,000,000 and secured by a first mortgage encumbering the fee interest in a 175-room full-service hotel located in New York, New York (the “The Ludlow Hotel Property”).

The Borrowers and the Borrower Sponsor. The borrowers are 180 Ludlow Development LLC and Ludlow Hotel Operating LLC, each a recycled single-purpose, New York limited liability company with one independent director. The borrower sponsor is BD Hotels and the non-recourse carve-out guarantors are Richard Born, Ira Drukier and Sean MacPherson.

Richard Born and Ira Drukier founded BD Hotels in 1986. BD Hotels is a real estate development and hotel operations company that has ownership interests in 28 hotels in New York City, with the majority being boutique hotels, making them the largest independent hotel owners in New York City. Notable New York City hotels in their portfolio include The Jane Hotel, the Maritime Hotel, the Mercer Hotel, The Gansevoort, Pod 39, Pod 51, The Wellington and The Greenwich Hotel. BD Hotels’ portfolio also includes residential and retail properties. Since 2000, Sean MacPherson has developed and operated various New York City properties, including The Park restaurant, Maritime Hotel, the Bowery Hotel, Jane Hotel, Marlton Hotel, Chelsea Hotel, The Waverly Inn and the Crow's Nest in Montauk.

The Property. The Ludlow Hotel Property is a 175-room full-service hotel located in New York, New York. The improvements are located on a 0.16-acre site and are comprised of a 20-story tower that totals approximately 82,411 SF of gross building area. The Ludlow Hotel Property was built by the borrower sponsor in 2014 for a total initial cost of $65.9 million. Currently, The Ludlow Hotel Property is operated as an independent, luxury class hotel with no franchise agreement in place.

The guestroom mix at The Ludlow Hotel Property is comprised of 25 studio mini, 58 studio queen, six studio queen with terrace, 24 studio king, 19 loft queen, 10 loft king, seven Ludlow loft, one deluxe queen, one deluxe queen with terrace, 11 skybox loft, three loft king with terrace, nine Ludlow double, and one Ludlow penthouse. Standard room amenities include a work area with chair, nightstand, flat screen TV and a bathroom with marble soaking tub. Hotel amenities include two food and beverage outlets, a fitness center, a rooftop terrace and 930 SF of meeting space. The food and beverage options

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-80

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$46,000,000
180 Ludlow Street	The Ludlow Hotel	Cut-off Date LTV:	34.1%
New York, NY 10002		UW NCF DSCR:	3.70x
		UW NOI Debt Yield:	24.4%

include the Lobby Lounge & Garden, which features a bar area and a variety of seating arrangements, and the Dirty French, a full-service restaurant operated by Major Food Group since 2014. Dirty French is located adjacent to the Lobby Lounge & Garden, serving hotel guests and outside guests, and providing in-room dining service for hotel guests.

According to the appraisal, the property segmentation at The Ludlow Hotel Property is estimated at 35% commercial, 5% meeting and group and 60% leisure.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of The Ludlow Hotel Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			The Ludlow Hotel Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2021	66.0%	$282.47	$186.53	60.7%	$361.74	$219.53	91.9%	128.1%	117.7%
12/31/2022	81.7%	$366.79	$299.73	80.0%	$453.94	$363.23	97.9%	123.8%	121.2%
12/31/2023	83.4%	$362.69	$302.64	83.1%	$459.37	$381.68	99.6%	126.7%	126.1%
11/30/2024 TTM	85.8%	$365.39	$313.53	84.3%	$478.29	$403.24	98.3%	130.9%	128.6%

Source: Industry Report

(1)	The competitive set includes Soho Grand Hotel; The Roxy Hotel New York; The Manner, The Unbound Collection by Hyatt; 11 Howard; SIXTY LES; The Standard, East Village, NYC; Hotel Indigo Lower East Side New York; Hotel 50 Bowery; and Public Hotel.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at The Ludlow Hotel Property are attributable in part to variances in reporting methodologies and/or timing differences.

The Market. The Ludlow Hotel Property is located along Ludlow Street between East Houston Street and Stanton Street in the Lower East Side neighborhood of New York City and is served by the J, M, and Z subway lines, located four blocks to the south at the Delancey-Essex Station. Additionally, the F train is accessible from the Broadway-Lafayette station at Houston Street and Second Avenue. The immediate area surrounding The Ludlow Hotel Property is mainly occupied by independent restaurants, bars and retail stores.

The neighborhood is situated in Lower Manhattan in close proximity to the SoHo,Tribeca, Financial District and East Village neighborhoods. The local market benefits from leisure demand generated by events at the nearby New York University and Cooper Union. The Ludlow Hotel Property is situated proximate to attractions that draw leisure tourists, such as the upscale retail, art galleries and dining options that are spread throughout Lower Manhattan. Additionally, the area is located near the Williamsburg and Brooklyn Bridges, as well as local attractions such as Katz’s Delicatessen and Thompkins Square Park. The Lower East Side has a significant museum presence, including the Tenement Museum, New Museum and Museum of Reclaimed Urban Space.

The Ludlow Hotel Property's top corporate accounts in 2023 were LVMH (904 room nights), Meta (876 room nights), Etsy (419 room nights), Abercrombie (222 room nights) and United Talent Agency (192 room nights). For YTD 2024, the top corporate accounts are Meta (1,078 room nights), LVMH (468 room nights), Etsy (372 room nights), Salesforce (230 room nights) and United Talent Agency (220 room nights).

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of The Ludlow Hotel Property was 230,293, 1,198,187 and 2,814,130, respectively. The 2024 average household income within the same radii was $114,403, $143,276 and $129,784, respectively.

The following table presents the primary competitive properties to The Ludlow Hotel Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Meeting & Group	Leisure	2023 Occupancy	2023 ADR	2023 RevPAR
The Ludlow Hotel (subject)	2014	175	35%	5%	60%	83.1%	$459.37	$381.68
Soho Grand Hotel(2)	1996	347	35%	10%	55%	85% - 90%	$430 - $450	$385 - $405
The Roxy Hotel New York(2)	2000	201	35%	10%	55%	85% - 90%	$385 - $405	$335 - $355
The Manner	2001	97	35%	5%	60%	75% - 80%	$475 - $495	$375 - $395
11 Howard	1992	207	30%	5%	65%	75% - 80%	$405 - $425	$315 - $335
SIXTY LES	2008	136	30%	5%	65%	75% - 80%	$325 - $345	$250 - $270
The Standard, East Village, NYC	2009	142	35%	5%	60%	85% - 90%	$380 - $400	$325 - $345
Hotel Indigo Lower East Side New York	2015	294	30%	10%	60%	80% - 85%	$220 - $230	$180 - $200
Hotel 50 Bowery	2017	229	35%	10%	55%	80% - 85%	$235 - $245	$190 - $210
Public Hotel	2017	367	35%	10%	55%	80% - 85%	$385 - $405	$305 - $325
Subtotal/Average		2,195	34%	8%	58%	83%	$370.37	$308.94

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Soho Grand Hotel and The Roxy Hotel New York are secured by the Soho Grand & The Roxy Hotel Mortgage Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-81

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$46,000,000
180 Ludlow Street	The Ludlow Hotel	Cut-off Date LTV:	34.1%
New York, NY 10002		UW NCF DSCR:	3.70x
		UW NOI Debt Yield:	24.4%

Appraisal. The appraiser concluded to an “as-is” value for The Ludlow Hotel Property of $135,000,000 as of November 11, 2024.

Environmental Matters. According to the Phase I environmental report dated November 27, 2024, there was no evidence of any recognized environmental conditions at The Ludlow Hotel Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten cash flow at The Ludlow Hotel Property:

Cash Flow Analysis(1)
	2019	2021	2022	2023	11/30/2024 TTM	UW	UW per Room
Occupancy(2)	85.9%	60.5%	83.7%	83.5%	84.6%	84.6%
ADR(2)	$351.04	$361.78	$433.96	$456.72	$476.15	$476.15
RevPAR(2)	$301.45	$218.82	$363.35	$381.36	$402.88	$402.92

Room Revenue	$19,254,826	$13,977,091	$23,209,279	$24,359,154	$25,804,593	$25,734,089	$147,052
Food and Beverage Revenue	$1,055,507	$688,123	$1,024,897	$1,001,943	$973,531	$973,531	$5,563
Other Income(3)	$69,217	$78,972	$105,636	$83,280	$80,717	$80,717	$461
Total Revenue	$20,379,550	$14,744,186	$24,339,812	$25,444,377	$26,858,841	$26,788,337	$153,076

Room Expense	$6,643,548	$4,815,257	$7,366,615	$7,840,844	$8,285,726	$8,263,087	$47,218
Food and Beverage Expense	$309,741	$254,722	$306,906	$410,291	$330,240	$330,240	$1,887
Other Income Expense	$37,540	$19,087	$39,604	$40,080	$36,080	$36,080	$206
Real Estate Taxes	$1,982,013	$1,614,238	$1,541,589	$1,547,472	$1,634,272	$1,701,757	$9,724
Insurance	$192,534	$142,091	$137,338	$262,807	$324,632	$321,243	$1,836
Other Expenses	$4,236,095	$3,014,641	$4,520,297	$4,766,747	$4,925,594	$4,921,719	$28,124
Total Expenses	$13,401,471	$9,860,036	$13,912,349	$14,868,241	$15,536,544	$15,574,126	$88,995

Net Operating Income	$6,978,079	$4,884,150	$10,427,463	$10,576,136	$11,322,297	$11,214,211	$64,081
FF&E	$0	$0	$0	$0	$700,347	$1,071,533	$6,123
Net Cash Flow	$6,978,079	$4,884,150	$10,427,463	$10,576,136	$10,621,950	$10,142,677	$57,958

NOI DSCR	2.55x	1.78x	3.81x	3.86x	4.13x	4.09x
NCF DSCR	2.55x	1.78x	3.81x	3.86x	3.88x	3.70x
NOI Debt Yield	15.2%	10.6%	22.7%	23.0%	24.6%	24.4%
NCF Debt Yield	15.2%	10.6%	22.7%	23.0%	23.1%	22.0%

(1)	The decrease in Occupancy and Net Operating Income from 2019 to 2021, as well as the recovery from 2021 through 2023, was primarily due to the mandated closures and effects of the COVID-19 pandemic on the hospitality industry.
(2)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at The Ludlow Hotel Property are attributable in part to variances in reporting methodologies and/or timing differences.
(3)	Other Income includes guest laundry, cancellation income, pet fees and miscellaneous income.

Escrows and Reserves.

RE Taxes – During a Cash Sweep Period (as defined below), the borrowers are required to escrow monthly payments equal to 1/12th of the annual estimated tax payments.

Insurance – During a Cash Sweep Period, and if there is no blanket policy in place, the borrowers are required to escrow monthly payments equal to 1/12th of the annual estimated insurance payments.

FF&E Reserve – During a Cash Sweep Period, on each monthly payment date, the borrowers are required to deposit reserves for furniture, fixtures and equipment in an amount equal to 4% of rents for the month that is two months prior.

Lockbox and Cash Management. The Ludlow Hotel Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (defined below), the borrowers are required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from The Ludlow Hotel Property are required to be deposited by the borrowers. The borrowers will have the right to close such lockbox account, provided no event of default is continuing, if the Cash Sweep Period is cured for the first three Cash Sweep Periods. Thereafter, the lockbox account is required to remain in place. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with The Ludlow Hotel Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for The Ludlow Hotel Mortgage Loan.

A “Cash Sweep Period” means a period either (i) during the continuance of an event of default or (ii) commencing when the debt service coverage ratio is less than 1.20x for two consecutive calendar quarters and ending when the debt service coverage ratio equals or exceeds 1.20x for two consecutive calendar quarters.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-82

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$46,000,000
180 Ludlow Street	The Ludlow Hotel	Cut-off Date LTV:	34.1%
New York, NY 10002		UW NCF DSCR:	3.70x
		UW NOI Debt Yield:	24.4%

Terrorism Insurance.  The borrowers are required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that the borrowers will only be required to pay for terrorism insurance in any policy year a maximum of two times the annual insurance premiums payable for The Ludlow Hotel Property at the time with respect to the property and business interruption policies (excluding the cost of the terrorism, flood and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-83

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$44,000,000
Various	Millennium and Bloom Apartments Portfolio	Cut-off Date LTV:	65.2%
Bloomington, IN Various		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	10.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-84

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$44,000,000
Various	Millennium and Bloom Apartments Portfolio	Cut-off Date LTV:	65.2%
Bloomington, IN Various		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	10.2%

Millennium and Bloom Apartments Portfolio
100-1200 and 1300-1500 South Rolling Ridge Way,
1220 and 1230 South Rolling Ridge Way,
220 (A-J) Sudbury Drive, 2100 (M-O) Sudbury Drive,
1200 South Lakecrest Drive, 1400 South Lakecrest Drive;
960-1051 South Adams Street and 1141-1331 South Adams Street
Bloomington, IN 47403 and 47404
Indianapolis 41 miles
Evansville 116 miles
Monroe County Airport 2 miles
Bloomington
Ellettsville
Indiana University
Griffy Lake Park
Cascades Golf Course
The Pfau Course
Twin Lakes Sports Park
Bryan Park
Olcott Park
Bloomington Country Club
Leonard Springs Nature Park
Lake Monroe
MONROE COUNTY
Smith Pike Crossing
Bloomington Regional Rehabilitation Hospital
Ivy Tech Comm. College Bloomington
Cook Incorporated
Whitehall Crossing
Whitehall Plaza
Monroe County Fairgrounds
Monroe Hospital
Indiana Univ. Memorial Stadium
Simon Skjodt Assembly Hall
IU Health Bloomington Hospital
City Hall
Monroe County Courthouse
Eskenazi Museum of Art
Indiana Univ. Auditorium
WonderLab Science Museum
DOWNTOWN BLOOMINGTON
VINEGAR HILL HISTORIC DISTRICT
College Mall
Clear Creek Crossing
N. Union Valley Rd.
W. Lost Mans Ln.
N. Curry Pike
S. Curry Pike
W. Vernal Pike
W. 17th St.
W. 11th St.
W. 3rd St.
W. Bloomfield Rd.
W. Tapp Rd.
S. Rockport Rd.
N. Walnut St.
S. Walnut St.
Old Indiana 37
E. Bethel Ln.
E. 10th St.
E. 3rd St.
S. Rogers St.
S. Henderson St.
S. High St.
E. Hillside Dr.
E. Moores Pike
S. Smith Rd.
Knightridge Rd.
S. Sare Rd.
E. Rogers Rd.
S. Snoddy Rd.
E. Rhorer Rd.
S. Harrell Rd.
E. Moffett Ln.
E. Dillman Rd.
S. Fairfax Rd.
69
45
46
37
446
Chicago
Lake Michigan
MICHIGAN
INDIANA
ILLINOIS
OHIO
KENTUCKY
INDIANAPOLIS
CINCINNATI
DAYTON
TOLEDO
LOUISVILLE
LEXINGTON
FORT WAYNE
Evansville
Terre Haute
Bloomington
Columbus
Lafayette
Kokomo
Muncie
Anderson
Carmel
Greenwood
Champaign
Decatur
South Bend
Gary
Hammond
Elkhart
Jeffersonville
Frankfort
Owensboro
Vincennes
Seymour
Richmond
Hamilton
Springfield
Findlay
Lima
Joliet
Elgin
Aurora
Portage
Kankakee
Westville
Effingham
Mount Vernon
Marion

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-85

Mortgage Loan No. 8 – Millennium and Bloom Apartments Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Bloomington, IN Various
Original Balance:	$44,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$44,000,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	4.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1998, 2003/NAP
Borrower Sponsors:	Eric Rothner, Samuel P. Okner and			Size:	716 Units
	Steven Miretzky			Cut-off Date Balance Per Unit:	$61,453
Guarantors:	Atied Associates, LLC and Samuel P. Okner			Maturity Date Balance Per Unit:	$61,453
Mortgage Rate:	6.6300%			Property Manager:	Sam Okner & Associates, Inc.
Note Date:	12/3/2024				(borrower-related)
Maturity Date:	1/1/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$4,473,337
Amortization Term:	0 months			UW NCF:	$4,229,496
IO Period:	120 months			UW NOI Debt Yield:	10.2%
Seasoning:	2 months			UW NCF Debt Yield:	9.6%
Prepayment Provisions:	L(25),YM1(88),O(7)			UW NOI Debt Yield at Maturity:	10.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.43x
Additional Debt Type:	NAP			Most Recent NOI:	$4,495,370 (12/31/2024)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$4,557,898 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$4,624,420 (12/31/2022)
Reserves(1)				Most Recent Occupancy:	97.9% (12/31/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.4% (12/31/2023)
RE Taxes:	$260,241	$86,747	NAP	3rd Most Recent Occupancy:	98.8% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$67,500,000 (8/30/2024)
Deferred Maintenance:	$117,125	$0	NAP	Appraised Value Per Unit:	$94,274
Replacement Reserve:	$0	$20,320	$487,680	Cut-off Date LTV Ratio:	65.2%
Radon Mitigation Reserve:	$91,125	Springing	NAP	Maturity Date LTV Ratio:	65.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$44,000,000	100.0%	Loan Payoff:	$36,883,797	83.8%
			Return of Equity:	$6,160,934	14.0%
			Closing Costs:	$486,778	1.1%
			Upfront Reserves:	$468,491	1.1%
Total Sources:	$44,000,000	100.0%	Total Uses:	$44,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The eighth largest mortgage loan (the “Millennium and Bloom Apartments Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $44,000,000 and secured by a first priority fee mortgage encumbering two multifamily properties located in Bloomington, Indiana (the “Millennium and Bloom Apartments Portfolio”).

The Borrower and the Borrower Sponsor. The borrower for the Millennium and Bloom Apartments Portfolio Mortgage Loan is Hunter Bloomington Properties LLC, a single-purpose Indiana limited liability company with one independent director in its organizational structure. The borrower sponsors are Eric Rothner, Samuel P. Okner and Steven Miretzky and the non-recourse carveout guarantors are Samuel P. Okner and Atied Associates, LLC. Hunter Bloomington Properties, LLC, is 79.5% owned by Atied Associates, LLC, 20.0% by Debra J. Okner Real Estate Trust, and 0.5% by the managing member, Hunter Bloomington Properties Management, Inc. (“Hunter”). The directors for the managing member are sponsors Eric Rothner and Steven Miretzky. Eric Rothner is the chairman and founder of Hunter, an Evanston, Illinois-based real estate investment and development firm founded in 1973 that manages over 1,100 multifamily units in 12 properties across the Bloomington market. Samuel P. Okner is President of Hunter. Atied Associates, LLC is primarily owned by members of the Eric Rothner family and trusts for their benefit.

The Property. The Millennium and Bloom Apartments Portfolio is comprised of two garden-style multifamily communities located in Bloomington, Indiana, approximately 50 miles southwest of Indianapolis, within approximately 1.0 miles of each other and containing a total of 716 units. The borrower acquired the property in 2015 and has since completed $2.52 million of capital upgrades. The Millennium Apartments complex (“Millennium”) has 30 two- and three-story garden and townhouse-style buildings with a total of 416 units built between 1998 and 2003. Common amenities at Millennium include a fitness center, indoor basketball/handball court, outdoor basketball court, media and recreation room, kitchen, computer lab and dog park. The Bloom Apartments complex (“Bloom”) has 15 one- and three-story garden style buildings with a total of 300 units built between 2002 and 2009. Common amenities at Bloom include a fitness center, music/practice rooms, recreation room, kitchen and conference room. Unit amenities include air conditioning, washer/dryer, high speed internet access, walk-in closets, and storage space. Respective current occupancies are 98.3% at Millennium and 97.8% at Bloom.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-86

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$44,000,000
Various	Millennium and Bloom Apartments Portfolio	Cut-off Date LTV:	65.2%
Bloomington, IN Various		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	10.2%

The Millennium and Bloom Apartments Portfolio is located within three miles from the Indiana University in Bloomington. The borrower sponsors estimate that each of the communities is approximately 50% leased to students and 50% to working families and professionals, and both communities offer daily shuttle service to the main campus. As of the origination date, the student leasing is by the unit for 12-month periods and generally requires guarantees and/or additional security deposits. According to the borrower sponsors, the student tenancy component at Millennium is primarily undergraduate, while the student tenancy component at Bloom is primarily graduate students.

The following table presents detailed information with respect to the units at the Millennium and Bloom Apartments Portfolio:.

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent PSF
M 1BR / 1BA Plan A	32	29	90.6%	660	$840	$1.27
M 1BR / 1BA Plan B	200	196	98.0%	720	$919	$1.28
M 1BR / 1BA Plan C	20	20	100.0%	755	$940	$1.24
M 1BR / 1BA Plan E	30	30	100.0%	755	$939	$1.24
M 2BR / 1 BA	5	4	80.0%	836	$1,000	$1.20
M 2BR / 2 BA Plan A	30	30	100.0%	972	$1,075	$1.11
M 2BR / 2 BA Plan B	20	20	100.0%	1,018	$1,075	$1.06
M 3BR / 1BA Plan A	15	14	93.3%	1,122	$1,194	$1.06
M 3BR / 1BA Plan B	62	62	100.0%	1,320	$1,176	$0.89
M 3BR / 1BA Plan C	2	2	100.0%	1,484	$1,350	$0.91
B 1BR / 1BA	130	126	96.9%	755	$995	$1.32
B 2BR / 2BA	170	168	98.8%	1,012	$1,175	$1.16
Total/ Wtd. Average	716	701	97.9%	878	$1,033	$1.17

(1)	Information is based on the borrower rent roll dated December 31, 2024.

The Market. The Millennium and Bloom Apartments Portfolio is located in Bloomington, Indiana within Monroe County. The boundaries of the immediate area are U.S. Highway 69 to the west, Indiana Creek and 446 to the East and East Rhorer Road to the south, and N. Kinsler Pike and N. Old State Highway 37 to the north. Monroe County is located in central Indiana, roughly 50 miles southwest of Indianapolis, 160 miles west of Cincinnati, and 226 miles east of St. Louis. It is home to Indiana University which provides the region with a highly educated and skilled workforce and is its largest employer. Additionally, the region’s economy is strengthened by a diversified manufacturing industry, producing appliances, medical and surgical equipment, and electronics. Bloomington is also home to the state’s only national forest, the largest inland lake, and a large number of parks, offering a variety of outdoor recreational opportunities. The apartment complexes are located within approximately 1.0 miles of each other in an area that is developed with institutional uses centered on Indiana University Bloomington, the major demand driver in the market, which is approximately three miles away, as well as residential and retail uses. Most of the competitive multifamily community improvements appear to be similar to that of the Millennium and Bloom Apartments Portfolio and were constructed in the 1980s to the 2000s. Access to the Millennium and Bloom Apartments Portfolio is by way of Interstate 45/ West Bloomfield Road/ W. 2nd Street which runs east to west near the center of town, and S. Rogers Street, College Avenue (one way) and Walnut Street (one way) which together provide access north to south. U.S. Highway 69 is located to the west of the Millennium and Bloom Apartments Portfolio. This highway provides access to Indianapolis to the north and Evansville to the south. Interstate 45 provides access to Cincinnati to the west and Interstate 46 provides access to Nashville to the east.

The following table presents certain information relating to comparable multifamily rental properties to the Millennium and Bloom Apartments Portfolio:

Comparable Rental Properties
Property	Year Built	# Total Units	Unit Mix	Unit Size (SF)	Average Monthly Rent per Unit
Millennium and Bloom Apartments Portfolio(1) Bloomington, IN	1998/2003	716	(2)	(2)	(2)
Acadia Court Bloomington, IN	1986	201	Studio 1 BR 2 BR	288 576 864	$825 $1,088 $1,126
Hayden Flats at Haley Farms Bloomington, IN	2023	298	1 BR 2 BR	688 1,096	$1,408 $1,791
Adams Village Bloomington, IN	2003	450	Studio 1 BR 2 BR	408 685 1,029	$1,051 $1,292 $1,513
Echo Park Bloomington, IN	2016	154	Studio 1 BR 2 BR 3 BR	651 717 1,065 1,362	$1,090 $1,253 $1,526 $1,919
Basswood Bloomington, IN	1989	240	1 BR 2 BR	645 850	$945 $1,077
Summit Pointe Bloomington, IN	1986	288	1 BR 2 BR	746 936	$977 $1,080
Hidden Hills at Oakdale West Bloomington, IN	1997/2012	162	2 BR	950	$1,185

Source: Appraisal

(1)	Based on the borrower rent roll dated December 31, 2024, other than Year Built.
(2)	Reference the Unit Mix table above.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-87

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$44,000,000
Various	Millennium and Bloom Apartments Portfolio	Cut-off Date LTV:	65.2%
Bloomington, IN Various		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Millennium and Bloom Apartments Portfolio:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)
M 1BR / 1BA Plan A	32	660	$840	$1.27	$940	$1.42
M 1BR / 1BA Plan B	200	720	$919	$1.28	$1,026	$1.42
M 1BR / 1BA Plan C	20	755	$940	$1.24	$1,075	$1.42
M 1BR / 1BA Plan E	30	755	$939	$1.24	$1,075	$1.42
M 2BR / 1 BA	5	836	$1,000	$1.20	$941	$1.13
M 2BR / 2 BA Plan A	30	972	$1,075	$1.11	$1,094	$1.13
M 2BR / 2 BA Plan B	20	1,018	$1,075	$1.06	$1,145	$1.13
M 3BR / 1BA Plan A	15	1,122	$1,194	$1.06	$1,226	$1.09
M 3BR / 1BA Plan B	62	1,320	$1,176	$0.89	$1,442	$1.09
M 3BR / 1BA Plan C	2	1,484	$1,350	$0.91	$1,905	$1.09
B 1BR / 1BA	130	755	$995	$1.32	$1,075	$1.42
B 2BR / 2BA	170	1,012	$1,175	$1.16	$1,145	$1.13
Total/ Wtd. Average	716	878	$1,033	$1.17	$1,111	$1.26

(1)	Based on the borrower rent roll dated December 31, 2024.
(2)	Based on the appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Millennium and Bloom Apartments Portfolio of $67,500,000 as of August 30, 2024.

Environmental Matters. According to the Phase I environmental site assessments dated September 13, 2024, there was no evidence of any recognized environmental conditions at the Millennium and Bloom Apartments Portfolio. The Phase I recommended additional radon testing. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Millennium and Bloom Apartments Portfolio:

Cash Flow Analysis
	2021	2022	2023	2024	UW	UW per Unit
Gross Potential Rent(1)	$8,203,993	$8,446,197	$8,687,217	$8,779,284	$8,957,340	$12,510
Discounts Concessions	($132,144)	($119,935)	($194,757)	($195,754)	($200,933)	($281)
Other Income	$303,366	$237,748	$131,779	$90,413	$90,413	$126
Vacancy & Credit Loss	$0	$0	$0	$0	($246,934)	($345)
Effective Gross Income	$8,375,215	$8,564,011	$8,624,238	$8,673,943	$8,599,886	$12,011

Real Estate Taxes	$947,220	$855,255	$840,506	$839,828	$827,808	$1,156
Insurance	$196,067	$250,956	$267,948	$317,472	$372,540	$520
Other Expenses	$2,613,187	$2,833,380	$2,957,886	$3,021,273	$2,926,201	$4,087
Total Expenses	$3,756,473	$3,939,591	$4,066,340	$4,178,573	$4,126,549	$5,763

Net Operating Income	$4,618,742	$4,624,420	$4,557,898	$4,495,370	$4,473,337	$6,248
Capital Expenditures	$0	$0	$0	$0	$243,841	$341
Net Cash Flow	$4,618,742	$4,624,420	$4,557,898	$4,495,370	$4,229,496	$5,907

Occupancy %	98.6%	98.8%	98.4%	97.9%(2)	97.2%
NOI DSCR	1.56x	1.56x	1.54x	1.52x	1.51x
NCF DSCR	1.56x	1.56x	1.54x	1.52x	1.43x
NOI Debt Yield	10.5%	10.5%	10.4%	10.2%	10.2%
NCF Debt Yield	10.5%	10.5%	10.4%	10.2%	9.6%

(1)	UW Gross Potential Rent has been underwritten based on the contractual rent in place based on the borrower rent roll dated December 31, 2024.
(2)	2024 Occupancy % based on the borrower rent roll dated December 31, 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-88

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$44,000,000
Various	Millennium and Bloom Apartments Portfolio	Cut-off Date LTV:	65.2%
Bloomington, IN Various		UW NCF DSCR:	1.43x
		UW NOI Debt Yield:	10.2%

Escrows and Reserves.

RE Taxes – On the loan origination date, the borrower was required to make an upfront deposit of approximately $260,241 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $86,747).

Insurance – On a monthly basis, the borrower is required to deposit 1/12th of the estimated annual insurance premiums. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policy.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $20,320 into a reserve for capital expenditures, provided that the borrower is not required to make such deposits at any time that the amount on deposit in such reserve equals or exceeds $487,680.

Deferred Maintenance Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $117,125 into a reserve for required repairs at the Millennium and Bloom Apartments Portfolio.

Radon Mitigation Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $91,125 into a reserve for investigating, repairing and remediating radon at the Millennium and Bloom Apartments Portfolio. In the event that at any time the amount of funds in such reserve falls below $18,225, the borrower is required to deposit on the next monthly payment date the amount necessary to bring the balance of such reserve back to $18,225.

Lockbox and Cash Management. The Millennium and Bloom Apartments Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrower is required to establish and maintain a lockbox account for the benefit of the lender, and, from and after the first occurrence of a Cash Sweep Event Period, to deposit all rents and any other revenue received by the borrower or manager into the lockbox account within two business days of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, at the borrower’s sole cost and expense, and the borrower is required to cooperate with the lender to establish, a lender-controlled cash management account. Upon the occurrence and during the continuance of a Cash Sweep Event Period, the lender will have the right, at its option, to direct the lockbox account bank to disburse all available funds then and thereafter on deposit in the lockbox account to the cash management account and, provided no event of default is continuing under the Millennium and Bloom Apartments Portfolio Mortgage Loan documents, all funds on deposit in the cash management account on each monthly payment date are required to be applied in the following order of priority: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Millennium and Bloom Apartments Portfolio Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay monthly operating expenses set forth in the lender-approved annual budget and lender approved extraordinary expenses and (v) to the extent that a Cash Sweep Event Period exists, to deposit all remaining amounts into an excess cash flow reserve, to be held as additional security for the Millennium and Bloom Apartments Portfolio Mortgage Loan during such Cash Sweep Event Period or to the extent that no Cash Sweep Event Period exists, to be disbursed to the borrower.

“Cash Sweep Event Period” means a period: (i) commencing upon an event of default under the Millennium and Bloom Apartments Portfolio Mortgage Loan documents, and ending upon the cure (if applicable) of such event of default; or (ii) commencing upon the debt service coverage ratio of the Millennium and Bloom Apartments Portfolio Mortgage Loan being less than 1.25x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

Terrorism Insurance.  The Millennium and Bloom Apartments Portfolio Mortgage Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism and includes a replacement cost valuation in an amount not less than the lesser of (1) the original principal balance of the Millennium and Bloom Apartments Portfolio Mortgage Loan and (2) the full insurance value of the Millennium and Bloom Apartments Portfolio on a replacement cost basis, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-89

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$33,500,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	21.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-90

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$33,500,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	21.9%

Soho Grand & The Roxy Hotel
1 SoHo Grand Hotel New York, NY
2 Roxy Hotel New York, NY
Meatpacking District
Hudson Park Library
W. 10th St
W. 9th St
W. 8th St
5th Ave
Greenwich Village
St. Johns University-Manhattan Campus
Bowery
3rd Ave
The Cooper Union
Astor Pl
Waverly Pl
Washington Arch
Washington Square
Tisch School of The Arts
The Public Theater
The Ukrainian Museum
Hebrew Union College - Jewish Inst. of Religion
New York University
W 4th St
University Pl
NYU School of Law
NYU Stern School of Business
Great Jones St
Bond St
Bleecker St
John A. Paulson Center
W. Houston St
West Village
Bethune St
Washington St
West St
Hudson St
Bleecker St
W 4th St
W 10th St
Christopher St
Barrow St
Morton St
Morton Square
Greenwich St
James J. Walker Park
WebMD
375 Hudson Street
King St
Charlton St
Vandam St
Spring St
UPS Customer Center
SoHo Playhouse
Varick St
7th Ave South
Bedford St
6th Ave
MacDougal St
Sullivan St
Thompson St
West Broadway
Broadway
Lafayette St
Prince St
SoHo
The Mercer
Manhattan Mercantile Bldg.
The Basilica of St. Patrick's Old Cathedral
Nolita
Mott St
Crosby Street Hotel
Spring St
MANHATTAN
Kenmare St
Broome St
The Broome Hotel New York
Center for Italian Modern Art
Little Italy
Grand St
Wooster St
Greene St
Mercer St
Crosby St
Canal St
Italian American Museum
Museum of Chinese in America
Mulberry St
The Dominick
NYC Fire Museum
Jackie Robinson Museum
Pier 46
Pier 45
Pier 40
PATH
9A
78
Holland Tunnel
WHITEHALL FERRY
Hudson River
HUDSON RIVER GREENWAY
Watts St
Tribeca
St. John's Park
Hubert St
Walker St.
White St
Chinatown
Franklin St
Leonard St
Citi Headquarters
56 Leonard Street
Western Union Building
NYC Criminal Court
Columbus Park
Centre St
33 Thomas Street
NY County Supreme Court
US District Court
Borough of Manhattan Comm. College
Duane St
Ted Weiss Federal Bldg.
Pearl St
Park Row
BMCC Tribeca Performing Arts Center
Reade St
NYC Mun. Building
US Justice Department
Chambers St
Tweed Courthouse
1 Police Plaza
Warren St
Church St
NY Public Library
NYC City Hall
City Hall Park
Brooklyn Bridge
Murray St
Park Pl
Woolworth Building
Pace University
Schimmel Center
200 West Street
7 World Trade Ctr.
1 World Trade Ctr.
2 World Trade Ctr.
New York by Gehry
New York Downtown Hospital
250 Vesey Street
200 Vesey Street
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenpoint
HUDSON COUNTY
Hoboken
Williamsburg
Greenwich Village
Little Italy
NEW JERSEY
SoHo
Lower East Side
Tribeca
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-91

Mortgage Loan No. 9 – Soho Grand & The Roxy Hotel

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio(4):	Portfolio
Credit Assessment (KBRA/Fitch/Moody’s):	A/A-sf/Aa3	Location:	New York, NY 10013
Original Balance(1):	$33,500,000	General Property Type:	Hospitality
Cut-off Date Balance(1):	$33,500,000	Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.6%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	Various/Various
Borrower Sponsor:	Hartz Mountain Industries	Size:	548 Rooms
Guarantor:	NAP	Cut-off Date Balance Per Room(1):	$371,350
Mortgage Rate:	5.5400%	Maturity Date Balance Per Room(1):	$371,350
Note Date:	8/20/2024	Property Manager:	Hartz Hotel Services, Inc.
Maturity Date:	9/1/2034	(borrower-related)
Term to Maturity:	120 months	Underwriting and Financial Information
Amortization Term:	0 months	UW NOI:	$44,656,440
IO Period:	120 months	UW NCF:	$39,863,397
Seasoning:	6 months	UW NOI Debt Yield(1):	21.9%
Prepayment Provisions:	L(24),YM1(89),O(7)	UW NCF Debt Yield(1):	19.6%
Lockbox/Cash Mgmt Status:	Hard/Springing	UW NOI Debt Yield at Maturity(1):	21.9%
Additional Debt Type(1):	Pari Passu/B-Note	UW NCF DSCR(1):	3.49x
Additional Debt Balance(1):	$170,000,000/$26,500,000	Most Recent NOI:	$45,406,894 (11/30/2024 TTM)
Future Debt Permitted (Type):	No (NAP)	2nd Most Recent NOI:	$42,431,610 (12/31/2023)
3rd Most Recent NOI:	$44,960,439 (12/31/2022)
Most Recent Occupancy:	90.5% (11/30/2024)
2nd Most Recent Occupancy:	89.3% (12/31/2023)
Reserves(2)	3rd Most Recent Occupancy:	89.3% (12/31/2022)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$508,000,000 (7/1/2024)
RE Taxes:	$1,907,655	$635,885	NAP	Appraised Value Per Room:	$927,007
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	40.1%
FF&E Reserve:	$387,448	(3)	NAP	Maturity Date LTV Ratio(1):	40.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$230,000,000	90.4%	Loan Payoff:	$250,909,055	98.7%
Borrower Equity:	$24,286,447	9.6%	Upfront Reserves:	$2,295,103	0.9%
			Closing Costs:	$1,082,289	0.4%
Total Sources:	$254,286,447	100.0%	Total Uses:	$254,286,447	100.0%

(1)	The Soho Grand & The Roxy Hotel Mortgage Loan (as defined below) is part of the Soho Grand & The Roxy Hotel Whole Loan (as defined below), which is comprised of (i) four pari passu senior promissory notes with an aggregate original principal balance of $203,500,000 and (ii) one subordinate note with an original principal balance of $26,500,000. TheCut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Soho Grand & The Roxy Hotel Senior Loan (as defined below). The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the Soho Grand & The Roxy Hotel Whole Loan are $419,708, $419,708, 19.4%, 17.3%, 19.4%, 3.09x, 45.3% and 45.3%, respectively.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	Monthly FF&E Reserve of 1/12th of 4% estimated annual gross revenues for the succeeding 12 month period (as determined by the lender in good faith).
(4)	No property releases are permitted.

The Mortgage Loan. The ninth largest mortgage loan (the “Soho Grand & The Roxy Hotel Mortgage Loan”) is part of a whole loan (the “Soho Grand & The Roxy Hotel Whole Loan”) comprised of (i) four pari passu senior promissory notes with an aggregate original principal balance of $203,500,000 (collectively, the “Soho Grand & The Roxy Hotel Senior Loan”) and (ii) one subordinate note with an original principal balance of $26,500,000. The Soho Grand & The Roxy Hotel Whole Loan is secured by a first priority fee mortgage encumbering two full-service hotels: the 347-room Soho Grand Hotel (the “Soho Grand Property”) and a 201-room Roxy Hotel (“The Roxy Hotel Property”, and together with the Soho Grand Property, the “Soho Grand & The Roxy Hotel Properties”). There are no property releases permitted under the Soho Grand & The Roxy Hotel Whole Loan documents. The Soho Grand & The Roxy Hotel Mortgage Loan is evidenced by the non-controlling Note A-3 with an original principal balance of $33,500,000. The promissory notes comprising the Soho Grand & The Roxy Hotel Whole Loan are summarized in the below table. The Soho Grand & The Roxy Hotel Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2024-BNK48 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Soho Grand & The Roxy Hotel Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-92

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$33,500,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	21.9%
Soho Grand & The Roxy Hotel Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BANK 2024-BNK48	No(1)
A-2	$70,000,000	$70,000,000	WFCM 2025-C64	No
A-3	$33,500,000	$33,500,000	BANK 2025-BNK49	No
A-4	$20,000,000	$20,000,000	BANK 2024-BNK48	No
Senior Notes	$203,500,000	$203,500,000
B	$26,500,000	$26,500,000	BANK 2024-BNK48 (loan-specific interests)(2)	Yes(1)
Whole Loan	$230,000,000	$230,000,000

(1)	Pursuant to the related co-lender agreement, the holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder. For so long as Note B is included in the BANK 2024-BNK48 securitization and no control appraisal event has occurred, such rights will be exercised by the controlling class representative of the BANK 2024-BNK48 loan-specific interests.
(2)	Note B serves as collateral only with respect to the loan-specific interests. Note B is not part of the pool of mortgage loans securing the BANK 2024-BNK48 pooled certificates. See “Description of the Mortgage Pool—The Whole Loans—The Soho Grand & The Roxy Hotel Pari Passu-A/B Whole Loan” in the prospectus.

The Borrowers and the Borrower Sponsor. The borrowers are Soho Grand Hotel, Inc. and Tribeca Grand Hotel, Inc., each a New York corporation structured to be a single-purpose entity with a principal that is a Delaware single-purpose entity with at least two independent directors. The borrower sponsor of the Soho Grand & The Roxy Hotel Whole Loan is Hartz Mountain Industries. There is no non-recourse carveout guarantor and the borrowers are the sole indemnitors under the environmental indemnity agreement.

Hartz Mountain Industries constructed the Soho Grand & The Roxy Hotel Properties in 1996 and 2000, respectively, and has owned and operated each property since inception. Hartz Mountain Industries was founded in 1926 and has since evolved into a diversified privately owned family business. Hartz Mountain Industries focuses on four lines of business: industrial real estate, multifamily rental real estate, hospitality and renewable energy development. Hartz Mountain Industries’ growing and changing portfolio includes warehouses, data centers, hotels, freestanding parking garages, multifamily residential rental units, offices and other properties.

The Properties. The Soho Grand & The Roxy Hotel Properties are comprised of two full service hotels totaling 548 keys located in the Soho and Tribeca neighborhoods of Lower Manhattan, New York.

The Soho Grand Property

The Soho Grand Property (64.6% of underwritten net cash flow), located in Soho, is a 16-story, 347-room hotel that was constructed in 1996 and renovated between 2018 and 2021. The 189,986 SF building operates as an independent hotel known as the Soho Grand Hotel and is credited as the first boutique hotel in Soho. The Soho Grand Property offers various facilities and amenities, including a concierge, a fitness center and 2,489 SF of dedicated event and meeting space. Additionally, valet parking is offered via a third-party operator. The Soho Grand Property also offers a variety of food and beverage (“F&B”) outlets for both hotel guests and the public, including (a) the Grand Bar & Salon (a restaurant and bar serving three meals per day), (b) the Club Room (a parlor and bar in a nightclub setting) and (c) Gilligan’s (a seasonal outdoor café and bar operating from May through September). All F&B outlets are owned and operated by the borrowers.

The Soho Grand Property has a wide variety of guestroom layouts, but generally contains standard guestrooms, suites, terrace suites and two penthouse lofts. Standard in-room amenities include custom-designed furniture, an industrial marble work desk, a built-in closet, oak flooring, a smart TV, motorized blackout shades and complimentary WiFi. In addition, the Soho Grand Property charges a $34.95 to $39.95 per night amenity fee for: a champagne toast upon arrival, premium high-speed WiFi, digital access to the New York Times, two water bottles, complimentary bicycle usage, access to the member-only Soho Grand dog park, access to the fitness center and 24-hour concierge service.

The borrowers invested approximately $38.6 million in capital improvements at the Soho Grand Property between 2018 and April 2024. Room renovations, which occurred between 2018 and 2021, make up the bulk of recent capital improvements, accounting for approximately $32.1 million ($92,640 per key). Between 2018 and 2024, the borrowers also made significant investments across F&B outlets, including approximately $1.4 million on the Club Room upgrades and an additional $471,085 across its two other F&B outlets.

According to the appraisal, the property segmentation at the Soho Grand Property is estimated to be 55% leisure, 35% commercial and 10% meeting and group.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Soho Grand Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Soho Grand Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022(2)	80.3%	$393.91	$316.48	89.9%	$427.67	$384.41	111.9%	108.6%	121.5%
2023(2)	83.4%	$395.94	$330.21	89.3%	$440.11	$393.21	107.1%	111.2%	119.1%
May 2024 TTM(3)	84.3%	$395.39	$333.27	90.0%	$443.37	$398.87	106.7%	112.1%	119.7%

Source: Industry Report

(1)	Data obtained from third-party hospitality research reports. Variances between underwriting and the industry report data are attributable to variances in reporting methodology and/or timing differences.
(2)	The 2022 and 2023 competitive sets include NoMo SoHo, SIXTY SoHo, ModernHaus SoHo, Hotel Hugo Soho and 11 Howard.
(3)	The competitive set includes NoMo SoHo, 60 Thompson St SoHo, ModernHaus SoHo, Hotel Hugo Soho and 11 Howard.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-93

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$33,500,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	21.9%

The Roxy Hotel Property

The Roxy Hotel Property (35.4% of underwritten net cash flow), located in Tribeca, is an eight-story, 201-room hotel that was constructed in 2000 and renovated in 2016. The 133,895 SF building operates as an independent hotel known as The Roxy Hotel. The Roxy Hotel Property offers various facilities, including a fitness center and 500 SF of dedicated event and meeting space. Additionally, valet parking is offered via a third-party operator. The Roxy Hotel Property also has multiple F&B offerings that are open to both guests and the public, including (a) the Roxy Bar (a restaurant and bar serving three meals per day), (b) the Django (a jazz bar located on the cellar level), (c) Paul’s Cocktail Lounge (a tropical-themed cocktail lounge), (d) the Oyster Bar (a bar serving oysters) and (e) Jack’s Stir Brew Coffee (a coffee bar). In addition, The Roxy Hotel Property contains the Roxy Cinema, a 118-seat, art-deco-themed theater with two to three showings per day. All F&B outlets, as well as the Roxy Cinema, are owned and operated by the borrowers.

The Roxy Hotel Property has a wide variety of guestroom options, but generally contains king rooms and suites, along with several lofts and a penthouse. Standard in-room amenities include a work area, nightstand, dresser, sofa chair, flatscreen TV and coffee maker. Similar to the Soho Grand Property, The Roxy Hotel Property charges a $34.95 to $39.95 per night amenity fee for: a champagne toast upon arrival, premium high-speed WiFi, digital access to the New York Times, a water bottle, complimentary bicycle usage, access to the member-only Soho Grand dog park and access to the fitness center.

The borrowers completed a major renovation in 2016 to reposition The Roxy Hotel Property from the upscale Tribeca Grand Hotel to the current boutique offering. In addition, the borrowers invested approximately $7.3 million in capital improvements between 2017 and May 2024. Major capital improvement projects included upgrades to the Oyster Bar, Paul’s Cocktail Lounge, Django and the Roxy Bar. In addition, the borrowers have budgeted approximately $5.1 million to upgrade HVAC systems in the Roxy Cinema and the guestrooms; however, such upgrades are not required or reserved for under the Soho Grand & The Roxy Hotel Whole Loan documents.

According to the appraisal, the property segmentation at The Roxy Hotel Property is estimated to be 55% leisure, 35% commercial and 10% meeting and group.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of The Roxy Hotel Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			The Roxy Hotel Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022(2)	78.8%	$347.94	$274.04	86.9%	$394.07	$342.52	110.4%	113.3%	125.0%
2023(2)	81.9%	$350.21	$286.95	87.8%	$394.52	$346.38	107.2%	112.7%	120.7%
May 2024 TTM(3)	82.4%	$357.14	$294.25	88.4%	$399.23	$352.99	107.3%	111.8%	120.0%

Source: Industry Report

(1)	Data obtained from third-party hospitality research reports. Variances between underwriting and the industry report data are attributable to variances in reporting methodology and/or timing differences.
(2)	The 2022 and 2023 competitive sets include 11 Howard, The Frederick Hotel, Smyth Tribeca, The Standard, East Village, NYC and NoMo SoHo.
(3)	The May 2024 TTM competitive set includes 11 Howard, Smyth Tribeca, The Standard, East Village, NYC and Walker Hotel Tribeca.

The Markets. The Soho Grand Property is located in the Soho neighborhood of Manhattan, New York. The Soho neighborhood is situated between Greenwich Village/Noho to the north and Tribeca/Financial District to the south. According to the appraisal, the Soho Grand Property’s location provides for good access to public transportation. The Soho Grand Property is three blocks away from the A, C, E, 1, 2 and 3 subway lines. According to the appraisal, the Soho neighborhood is a convenient location within downtown Manhattan in terms of accessibility to other areas. The hotel is within walking distance of other popular districts in Manhattan, including Tribeca, Chinatown and the Financial District.

The Soho neighborhood is densely populated by commercial loft-type office buildings, high-end retail and ancillary uses, such as hotels and numerous service establishments. Soho maintains unique character and charm, with its cobblestone streets and historic architecture. Soho consistently attracts tourists as one of New York City’s historical districts, known for high-end restaurants and New York’s Fashion Week. It is a trendy and fashionable area, home to many upscale boutiques, galleries and restaurants. According to the appraisal, there are no proposed hotels anticipated to enter the immediate market in the near future.

The Roxy Hotel Property is located in the Tribeca neighborhood of Manhattan, New York. The Tribeca neighborhood is situated between Soho to the north, Chinatown, Little Italy and Civic Center to the east, and Financial District and Battery Park City to the south. According to the appraisal, The Roxy Hotel Property’s location provides for good access to public transportation. The Roxy Hotel Property is three blocks away from the A, C, E, 1, 2, 3, N, Q, R and W subway lines. According to the appraisal, the Tribeca neighborhood is a convenient location within downtown Manhattan in terms of accessibility to other areas. The hotel is within walking distance of other popular districts in Manhattan, including Soho, Chinatown and the Financial District.

The Tribeca neighborhood is densely improved with a mix of office, residential, hotel and retail properties. As one of New York City’s historical districts, Tribeca consistently attracts tourists. Tribeca is known for its high-end restaurants and the Tribeca Film Festival. It is a trendy and fashionable area that is home to many upscale boutiques, galleries and restaurants. Proximate tourist attractions to The Roxy Hotel Property include Tribeca Cinemas, the Brooklyn Bridge, New York City Fire Museum and City Hall. According to the appraisal, there are no proposed hotels anticipated to enter the immediate market in the near future.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-94

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$33,500,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	21.9%

The following table presents the primary competitive properties to the Soho Grand & The Roxy Hotel Properties:

Competitive Property Summary
Property	Year Built	Rooms	Leisure	Commercial	Meeting & Group	Estimated 2023 Occupancy	Estimated 2023 ADR	Estimated 2023 RevPAR
Soho Grand Property(1)	1996	347	55%	35%	10%	89.8%	$438.53	$394.00
The Roxy Hotel Property(1)	2000	201	55%	35%	10%	88.3%	$393.57	$347.33
Smyth Tribeca	2009	100	65%	30%	5%	75%-80%	$390-$410	$300-$320
SIXTY SoHo	2001	97	60%	35%	5%	85%-90%	$430-$450	$380-$400
11 Howard	1992	207	65%	30%	5%	75%-80%	$415-$435	$320-$340
NoMo SoHo	2011	264	65%	30%	5%	80%-85%	$315-$335	$255-$275
ModernHaus SoHo	2010	114	55%	35%	10%	75%-80%	$375-$395	$290-$310
Hotel Hugo Soho	2014	122	70%	25%	5%	75%-80%	$315-$335	$245-$265
Walker Hotel Tribeca	1915	171	55%	35%	10%	80%-85%	$255-$265	$210-$230
Subtotal/Average		1,623	61%	32%	7%	84%	$381.20	$318.64

Source: Appraisal

(1)	Based on actual 2023 metrics.

Appraisal. The appraisal concluded an “as-is” value of $327,000,000 and $181,000,000 for the Soho Grand Property and The Roxy Hotel Property, respectively, resulting in an aggregate appraised value of $508,000,000 as of July 1, 2024.

Environmental Matters. According to the Phase I environmental site assessments dated July 18, 2024, there was no evidence of any recognized environmental conditions at the Soho Grand & The Roxy Hotel Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical hotel operating performance and underwritten net cash flow at the Soho Grand & The Roxy Hotel Properties.

Soho Grand & The Roxy Hotel Properties Cash Flow Analysis(1)
	2019(2)	2021(2)	2022(2)	2023(2)	November 2024 TTM(2)	UW	UW per Room
Occupancy	82.9%	66.8%	89.3%	89.3%	90.5%	90.5%
ADR	$333.17	$310.24	$414.05	$422.22	$440.14	$440.14
RevPAR	$276.35	$207.37	$369.65	$376.88	$398.48	$398.48

Room Revenue	$55,879,820	$41,477,823	$73,936,988	$75,383,605	$79,922,512	$79,704,144	$145,446
Food & Beverage Revenue	$26,875,205	$18,682,444	$34,610,772	$34,032,958	$35,016,263	$34,920,590	$63,724
Other Departmental Income	$2,686,461	$4,794,532	$5,163,505	$5,139,056	$5,194,497	$5,201,331	$9,491
Total Revenue	$85,441,486	$64,954,799	$113,711,265	$114,555,619	$120,133,272	$119,826,066	$218,661

Room Expense	$15,039,152	$10,660,553	$15,420,944	$17,186,859	$17,538,911	$17,490,990	$31,918
Food & Beverage Expense	$20,112,375	$11,585,044	$21,686,816	$22,322,256	$23,371,442	$23,307,586	$42,532
Other Departmental Expenses	$699,634	$745,053	$257,262	$196,673	$198,822	$198,279	$362
Real Estate Taxes	$7,780,017	$7,695,825	$7,093,866	$7,135,720	$6,980,518	$7,630,621	$13,924
Insurance	$138,344	$224,080	$675,730	$872,522	$966,006	$908,252	$1,657
Other Expenses	$20,391,173	$16,585,100	$23,616,208	$24,409,979	$25,670,679	$25,633,898	$46,777
Total Expenses	$64,160,695	$47,495,655	$68,750,826	$72,124,009	$74,726,378	$75,169,626	$137,171

Net Operating Income	$21,280,791	$17,459,144	$44,960,439	$42,431,610	$45,406,894	$44,656,440	$81,490
FF&E	$3,417,659	$2,598,192	$4,548,451	$4,582,225	$4,805,331	$4,793,043	$8,746
Net Cash Flow	$17,863,132	$14,860,952	$40,411,988	$37,849,385	$40,601,563	$39,863,397	$72,743

NOI DSCR(3)	1.86x	1.53x	3.93x	3.71x	3.97x	3.91x
NCF DSCR(3)	1.56x	1.30x	3.54x	3.31x	3.55x	3.49x
NOI Debt Yield(3)	10.5%	8.6%	22.1%	20.9%	22.3%	21.9%
NCF Debt Yield(3)	8.8%	7.3%	19.9%	18.6%	20.0%	19.6%

(1)	2020 is excluded as the Soho Grand & The Roxy Hotel Properties were adversely impacted by temporary closures related to the COVID-19 pandemic.
(2)	The decrease in Occupancy and Net Operating Income from 2019 to 2021, as well as the subsequent recovery from 2022 through November 2024 TTM, was primarily due to the effects of the COVID-19 pandemic on the hospitality industry. Additionally, the Soho Grand Property underwent significant guest room renovations between 2018 and 2021, resulting in reduced performance during those years and increased performance in subsequent years.
(3)	Based on the Soho Grand & The Roxy Hotel Senior Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-95

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$33,500,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	21.9%

Soho Grand Property Cash Flow Analysis(1)
	2019(2)	2021(2)	2022(2)	2023(2)	November 2024 TTM(2)	UW	UW per Room
Occupancy	78.6%	68.3%	90.5%	89.8%	91.6%	91.6%
ADR	$337.98	$321.85	$425.65	$438.53	$456.28	$456.27
RevPAR	$265.56	$219.77	$385.06	$394.00	$417.73	$417.73

Room Revenue	$34,216,198	$27,834,377	$48,769,607	$49,901,834	$53,052,358	$52,907,406	$152,471
Food & Beverage Revenue	$12,116,719	$9,859,586	$15,454,161	$14,136,273	$14,861,741	$14,821,135	$42,712
Other Departmental Income	$1,826,265	$3,630,690	$3,652,042	$3,567,980	$3,492,784	$3,502,533	$10,094
Total Revenue	$48,159,182	$41,324,653	$67,875,809	$67,606,088	$71,406,883	$71,231,075	$205,277

Room Expense	$9,327,895	$6,974,836	$10,032,357	$10,922,882	$11,140,516	$11,110,077	$32,018
Food & Beverage Expense	$8,678,417	$5,705,337	$9,453,947	$9,629,002	$10,400,599	$10,372,182	$29,891
Other Income Expense	$469,085	$664,935	$176,134	$132,218	$139,634	$139,252	$401
Real Estate Taxes	$5,188,900	$5,388,775	$5,158,427	$5,117,351	$4,978,141	$5,481,079	$15,796
Insurance	$78,771	$125,316	$417,352	$525,945	$581,266	$551,756	$1,590
Other Departmental Expenses	$11,580,353	$9,846,388	$13,634,400	$14,036,709	$14,996,563	$14,987,996	$43,193
Total Expenses	$35,323,421	$28,705,587	$38,872,617	$40,364,107	$42,236,719	$42,642,343	$122,889

Net Operating Income	$12,835,761	$12,619,066	$29,003,193	$27,241,981	$29,170,164	$28,588,732	$82,388
FF&E	$1,926,367	$1,652,986	$2,715,032	$2,704,244	$2,856,275	$2,849,243	$8,211
Net Cash Flow	$10,909,394	$10,966,080	$26,288,160	$24,537,738	$26,313,889	$25,739,489	$74,177

(1)	2020 is excluded as the Soho Grand Property was adversely impacted by temporary closures related to the COVID-19 pandemic.
(2)	The decrease in Occupancy and Net Operating Income from 2019 to 2021, as well as the subsequent recovery from 2022 through November 2024 TTM, was primarily due to the effects of the COVID-19 pandemic on the hospitality industry. Additionally, the Soho Grand Property underwent significant guest room renovations between 2018 and 2021, resulting in reduced performance during those years and increased performance in subsequent years.

The Roxy Hotel Property Cash Flow Analysis(1)
	2019(2)	2021(2)	2022(2)	2023(2)	November 2024 TTM(2)	UW	UW per Room
Occupancy	90.6%	64.4%	87.2%	88.3%	88.8%	88.8%
ADR	$325.85	$288.96	$393.28	$393.57	$411.41	$411.41
RevPAR	$295.29	$185.97	$343.04	$347.33	$365.25	$365.25

Room Revenue	$21,663,622	$13,643,446	$25,167,381	$25,481,770	$26,870,154	$26,796,738	$133,317
Food & Beverage Revenue	$14,758,486	$8,822,858	$19,156,611	$19,896,685	$20,154,522	$20,099,455	$99,997
Other Departmental Income	$860,196	$1,163,842	$1,511,463	$1,571,076	$1,701,713	$1,698,798	$8,452
Total Revenue	$37,282,304	$23,630,146	$45,835,455	$46,949,531	$48,726,389	$48,594,991	$241,766

Room Expense	$5,711,257	$3,685,717	$5,388,586	$6,263,978	$6,398,395	$6,380,913	$31,746
Food & Beverage Expense	$11,433,958	$5,879,707	$12,232,869	$12,693,254	$12,970,843	$12,935,404	$64,355
Other Income Expense	$230,549	$80,118	$81,129	$64,455	$59,188	$59,026	$294
Real Estate Taxes	$2,591,117	$2,307,050	$1,935,439	$2,018,369	$2,002,377	$2,149,542	$10,694
Insurance	$59,573	$98,764	$258,378	$346,577	$384,740	$356,496	$1,774
Other Departmental Expenses	$8,810,820	$6,738,712	$9,981,808	$10,373,270	$10,674,116	$10,645,902	$52,965
Total Expenses	$28,837,274	$18,790,068	$29,878,209	$31,759,903	$32,489,659	$32,527,283	$161,827

Net Operating Income	$8,445,030	$4,840,078	$15,957,246	$15,189,629	$16,236,730	$16,067,708	$79,939
FF&E	$1,491,292	$945,206	$1,833,418	$1,877,981	$1,949,056	$1,943,800	$9,671
Net Cash Flow	$6,953,738	$3,894,872	$14,123,828	$13,311,647	$14,287,674	$14,123,909	$70,268

(1)	2020 is excluded as The Roxy Hotel Property was adversely impacted by temporary closures related to the COVID-19 pandemic.
(2)	The decrease in Occupancy and Net Operating Income from 2019 to 2021, as well as the subsequent recovery from 2022 through November 2024 TTM, was primarily due to the effects of the COVID-19 pandemic on the hospitality industry.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-96

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$33,500,000
Various	Soho Grand & The Roxy Hotel	Cut-off Date LTV:	40.1%
New York, NY 10013		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	21.9%

Escrows and Reserves.

RE Taxes – On the loan origination date, the borrowers were required to make an upfront deposit of approximately $1,907,655 into a reserve for real estate taxes. In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $635,885).

Insurance – The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated insurance payments; provided, however, if the Soho Grand & The Roxy Hotel Properties are insured under a blanket policy, no monthly insurance escrows will be required.

FF&E Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of approximately $387,448 into a reserve for furniture, fixtures and equipment (“FF&E”). In addition, the borrowers are required to deposit into an FF&E reserve, on a monthly basis, an amount equal to 1/12 of 4% of the estimated annual gross revenues at the Soho Grand & The Roxy Hotel Properties for the succeeding 12 month period.

Lockbox and Cash Management. The Soho Grand & The Roxy Hotel Whole Loan is structured with a hard lockbox and springing cash management. By the loan origination date, the borrowers and property manager were required to direct credit card companies to deposit all credit card receipts with respect to the Soho Grand & The Roxy Hotel Properties into a lockbox account controlled by the mortgage lender. Within one business day after receipt, all funds in the lockbox accounts will be swept to an account designated by the borrowers, unless a Cash Sweep Period (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for the Soho Grand & The Roxy Hotel Whole Loan and disbursed in accordance with the terms of the Soho Grand & The Roxy Hotel Whole Loan documents.

A “Cash Sweep Period” means the period during which any of the following has occurred and continued: (a) an event of default under the Soho Grand & The Roxy Hotel Whole Loan documents, (b) bankruptcy action of an individual borrower or manager or (c) the debt service coverage ratio for the Soho Grand & The Roxy Hotel Whole Loan based on the trailing 12-month period immediately preceding the date of such determination being less than 1.50x.

A Cash Sweep Period may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with the Soho Grand & The Roxy Hotel Whole Loan documents, (ii) with respect to clause (b) above, in the case of the manager, the replacement of the manager with a qualified manager in accordance with the Soho Grand & The Roxy Hotel Whole Loan documents or (iii) with respect to clause (c) above, the achievement of a debt service coverage ratio for the Soho Grand & The Roxy Whole Loan of 1.60x or greater for two consecutive calendar quarters based upon the trailing 12-month period immediately preceding the date of determination; provided, however, among other additional conditions, (A) a Cash Sweep Period cure may occur no more than a total of two times in the aggregate during any five-year period during the term of the Soho Grand & The Roxy Hotel Whole Loan and (B) in no event may the borrower be entitled to cure a Cash Sweep Period caused by a bankruptcy action of the borrowers.

Subordinate Debt. The Soho Grand & The Roxy Hotel Properties secure the Soho Grand & The Roxy Hotel Senior Loan, which has an original principal balance of $203,500,000, and the Soho Grand & The Roxy Hotel subordinate note, which has an original principal balance of $26,500,000. The Soho Grand & The Roxy Hotel Senior Loan is included in the pool of mortgage loans that secures the BANK 2024-BNK48 pooled certificates. The subordinate note is not included in such pool of mortgage loans, but instead separately secures only the BANK 2024-BNK48 loan-specific certificates.

The following table presents certain metrics related to the subordinate note.

Soho Grand & The Roxy Hotel Subordinate Note Metrics
Cut-off Date Balance	Interest Rate	UW NOI Debt Yield	UW NCF Debt Yield	UW NOI Debt Yield at Maturity	UW NCF DSCR	Cut-off Date LTV Ratio	Maturity Date LTV Ratio
$26,500,000	5.5400%	19.4%	17.3%	19.4%	3.09x	45.3%	45.3%

The Soho Grand & The Roxy Hotel Senior Loan is entitled to payments of interest that are senior in right of payment to the Soho Grand & The Roxy Hotel subordinate note. The holders of the promissory notes evidencing the Soho Grand & The Roxy Hotel Whole Loan have entered into a co-lender agreement that sets forth the allocation of collections on the Soho Grand & The Roxy Hotel Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Soho Grand & The Roxy Hotel Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

Terrorism Insurance. The Soho Grand & The Roxy Hotel Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the Soho Grand & The Roxy Hotel Properties. The Soho Grand & The Roxy Hotel Whole Loan documents also require business income/loss of rents insurance for a period of no less than the 24-month period commencing at the time of loss, together with a twelve-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-97

Office - CBD	Loan # 10	Cut-off Date Balance:	$29,000,000
299 Park Avenue	299 Park Avenue	Cut-off Date LTV:	45.6%
New York, NY 10171		UW NCF DSCR:	2.35x
		UW NOI Debt Yield:	14.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-98

Office - CBD	Loan # 10	Cut-off Date Balance:	$29,000,000
299 Park Avenue	299 Park Avenue	Cut-off Date LTV:	45.6%
New York, NY 10171		UW NCF DSCR:	2.35x
		UW NOI Debt Yield:	14.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-99

Office - CBD	Loan # 10	Cut-off Date Balance:	$29,000,000
299 Park Avenue	299 Park Avenue	Cut-off Date LTV:	45.6%
New York, NY 10171		UW NCF DSCR:	2.35x
		UW NOI Debt Yield:	14.4%

CENTRAL PARK
The Pond
Upper East Side
MANHATTAN
Midtown
East Side
Diamond District
Murray Hill
Bryant Park
299 Park Avenue
299 Park Avenue
New York, NY 10171
E. 61st St.
E. 60th St.
W. 59th St.
E. 59th St.
W. 58th St.
E. 58th St.
W. 57th St.
E. 57th St.
W. 56th St.
E. 56th St.
W. 55th St.
E. 55th St.
W. 54th St.
E. 54th St.
W. 53rd St.
E. 53rd St.
W. 52nd St.
E. 52nd St.
W. 51st St.
E. 51st St.
W. 50th St.
E. 50th St.
W. 49th St.
E. 49th St.
W. 48th St.
E. 48th St.
W. 47th St.
E. 47th St.
W. 46th St.
E. 46th St.
W. 45th St.
E. 45th St.
W. 44th St.
E. 44th St.
W. 43rd St.
E. 43rd St.
W. 42nd St.
E. 42nd St.
E. 41st St.
W. 40th St.
E. 40th St.
W. 39th St.
E. 39th St.
W. 38th St.
E. 38th St.
E. 37th St.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Vanderbilt Ave.
METRO NORTH
Queens-Midtown Tunnel
495
5TH AVE/59TH ST
LEXINGTON/59TH ST
59TH ST/LEXINGTON
57TH ST
53RD ST
5TH AVE/53RD ST
51ST ST/LEXINGTON
ROCKEFELLER CTR.
GRAND CENTRAL
GRAND CENTRAL/42ND ST
5TH AVE
BRYANT PARK
Plaza Tower
Bloomberg Corporate Office
The Ritz-Carlton New York
Plaza Hotel
Apple Fifth Avenue
One Beacon Court
9 West 57th
Four Seasons Hotel
Consulate General of Spain
Theodore Roosevelt Home
The Crown Building
432 Park Avenue
The Peninsula New York
St. Regis Hotel
53W53
Museum of Modern Art
Lever House
399 Park
The Atrium
Lipstick Building
Baccarat Hotel NY
666 Fifth Avenue
Park Avenue Plaza
375 Park
599 Lexington
875 Third
Consulate General of Hungary
75 Rockefeller Plaza
345 Park
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Lotte NY Palace
ITT Building
St. Bartholomew's Church
The Fifty Sonesta New York
Pod 51 Hotel
ROCKEFELLER CENTER
Ice Rink
Saks Fifth Avenue
Santander Bank Financial Center
Waldorf Astoria
GE Building
1 Rockefeller Plaza
Tower 49
Inter Continental NY Barclay
Consulate of the Republic of Singapore
British Consulate General NY
JPMorgan Chase Tower
The Lexington Hotel
Japan Society
Gemological Institute of America
383 Madison
485 Lexington
Consulate General of Estonia
The Roosevelt Hotel
Cassa Hotel
The Yale Club of NYC
MetLife Building
450 Lexington Avenue
Millennium Hilton NY One UN Plaza
Sofitel New York
Hampton Inn Manhattan Grand Central
Permanent Mission of Sri Lanka
UNITED NATIONS
Grand Central Terminal
425 Lexington
505 Fifth Ave.
One Vanderbilt
Chrysler Building
Consulate General of Ecuador
Wells Fargo
Consulate General of Australia
The Westin NY Grand Central
Daily News
Consulate General of Jamaica
New York Public Library
Consulate General of Switzerland
The Bryant Park Hotel
Park Terrace Hotel
HSBC Tower
425 Fifth Ave.
450 Fifth Ave.
Hotel NH Collection New York
Consulate General of Romania
Refinery Hotel
Archer Hotel NY
Hotel Hendricks
Consulate General of Poland
The Prince Kitano NY
The Shelburne Sonesta New York
N R W
4 5 6
E
M
B D F M
S
7
F
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
West Side
East Side
Long Island City
Weehawken
Midtown
Union City
Chelsea
MANHATTAN
Greenpoint
HUDSON COUNTY
Greenwich Village
Williamsburg
Hoboken
Hudson River
East River
NEW JERSEY
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Liberty State Park
Brooklyn Heights
Park Slope

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-100

Mortgage Loan No. 10 – 299 Park Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	CREFI, JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	BBB+/A-sf/Baa1			Location:	New York, NY 10171
Original Balance(1):	$29,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$29,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	3.1%			Title Vesting(6):	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1966/2020
Borrower Sponsors:	Fisher Brothers and Alaska Permanent Fund Corporation			Size:	1,176,837 SF
Guarantor(2):	NAP			Cut-off Date Balance Per SF:	$425
Mortgage Rate:	5.95340907%			Maturity Date Balance Per SF:	$425
Note Date:	2/7/2025			Property Manager:	Fisher Brothers Management Co. LLC (borrower-related)
Maturity Date:	2/6/2035			Underwriting and Financial Information(1)
Term to Maturity:	120 months			UW NOI(7):	$72,192,441
Amortization Term:	0 months			UW NCF:	$70,780,237
IO Period:	120 months			UW NOI Debt Yield:	14.4%
Seasoning:	1 month			UW NCF Debt Yield:	14.2%
Prepayment Provisions:	YM1(25),DorYM1(88),O(7)			UW NOI Debt Yield at Maturity:	14.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.35x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(7):	$61,324,473 (9/30/2024 TTM)
Additional Debt Balance(1):	$471,000,000			2nd Most Recent NOI:	$60,396,216 (12/31/2023)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			3rd Most Recent NOI:	$62,232,320 (12/31/2022)
Reserves(4)				Most Recent Occupancy:	95.2% (10/31/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.1% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	90.9% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$1,096,000,000 (11/14/2024)
Replacement Reserve:	$0	Springing	NAP	Appraised Value Per SF:	$931
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	45.6%
Other Reserves(5):	$11,894,867	Springing	NAP	Maturity Date LTV Ratio:	45.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1):	$500,000,000	98.5%	Loan Payoff:	$386,515,909	76.1%
Existing Reserve Balance:	$7,856,473	1.5%	Return of Equity:	$91,798,147	18.1%
			Closing Costs:	$17,647,550	3.5%
			Upfront Reserves:	$11,894,867	2.3%
Total Sources:	$507,856,473	100.0%	Total Uses:	$507,856,473	100.0%

(1)	The 299 Park Avenue Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $500.0 million (the “299 Park Avenue Whole Loan”). The Financial Information in the chart above reflects the 299 Park Avenue Whole Loan.
(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 299 Park Avenue Whole Loan.
(3)	See “Subordinate or Mezzanine Indebtedness” below for further discussion.
(4)	See “Escrows and Reserves” below for further discussion of reserve information.
(5)	Other Reserves consist of unfunded tenant improvement obligations equal to $11,894,867 and the ST Reserve. On each payment date during a Soft ST Trigger (as defined below) and/or Specified Tenant Trigger Period (as defined below), the borrower is required to make a deposit into the ST Reserve until the ST Cap Condition (as defined below) has been satisfied.
(6)	In addition to the borrower’s fee simple interest in the 299 Park Avenue Property (as defined below), the borrower holds a leasehold interest in the property located at 111 East 48th Street (the “Air Rights Parcel”), which it subleases back to the owner of the Air Rights Parcel. This arrangement facilitates the borrower’s utilization of additional floor area ratio from the Air Rights Parcel.
(7)	The increase from Most Recent NOI to UW NOI is driven by rent steps, straight line rent for tenants rated investment grade or with investment grade parent entities, and two new leases beginning in December 2024 and June 2025, representing 4.9% of net rentable area and 5.2% of underwritten base rent.

The Mortgage Loan. The tenth largest mortgage loan (the “299 Park Avenue Mortgage Loan”) is part of the 299 Park Avenue Whole Loan, a fixed rate whole loan secured by the borrower’s fee interest in a Class A office building containing 1,176,837 SF, located in New York, New York (the “299 Park Avenue Property”). The 299 Park Avenue Whole Loan is evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $500.0 million, has a 10-year interest-only term and accrues interest at a rate of 5.95340907% per annum on an Actual/360 basis. The 299 Park Avenue Whole Loan was co-originated on February 7, 2025 by Citi Real Estate Funding Inc. (“CREFI”) and JPMorgan Chase Bank, National Association (“JPMCB”). The 299 Park Avenue Mortgage Loan is evidenced by the non-controlling Notes A-3 and A-5, which have an outstanding principal balance as of the Cut-off Date of $29,000,000. CREFI is contributing Note A-3, which has an outstanding principal balance as of the Cut-off Date of $16,000,000, and JPMCB is contributing Note A-5, which has an outstanding principal balance as of the Cut-off Date of $13,000,000. The controlling Note A-1 and non-controlling Note A-4, which have an aggregate outstanding principal balance as of the Cut-off Date of $435,000,000, have been contributed to the NY 2025-299P securitization and the non-controlling Note A-2, which has an outstanding principal balance as of the Cut-Off Date of $36,000,000, has been contributed to the BMO 2025-C11 securitization. The table below identifies the promissory notes that comprise the 299 Park Avenue Whole Loan. The 299 Park Avenue Whole Loan is serviced pursuant to the trust and servicing agreement for the NY 2025-299P securitization. The relationship between the holders of the 299 Park Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-101

Office - CBD	Loan # 10	Cut-off Date Balance:	$29,000,000
299 Park Avenue	299 Park Avenue	Cut-off Date LTV:	45.6%
New York, NY 10171		UW NCF DSCR:	2.35x
		UW NOI Debt Yield:	14.4%

299 Park Avenue Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$348,000,000	$348,000,000	NY 2025-299P	Yes
A-2	$36,000,000	$36,000,000	BMO 2025-C11	No
A-3	$16,000,000	$16,000,000	BANK 2025-BNK49	No
A-4	$87,000,000	$87,000,000	NY 2025-299P	No
A-5	$13,000,000	$13,000,000	BANK 2025-BNK49	No
Whole Loan	$500,000,000	$500,000,000

The Borrower and the Borrower Sponsors. The borrower is Fisher-Park Lane Owner LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with one independent director. The borrower sponsors of the 299 Park Avenue Whole Loan are Fisher Brothers and Alaska Permanent Fund Corporation (“APFC”). Fisher Brothers, founded in 1915, is a fully integrated development, construction management, property management and asset management company. The company’s commercial portfolio encompasses over 10.0 million SF of Class A office space, including Park Avenue Plaza, the 299 Park Avenue Property, 1345 Avenue of the Americas and 605 Third Avenue, as well as Station Place, Washington, DC’s largest private office complex. In addition, the Fisher Brothers portfolio consists of commercial space in Las Vegas, Nevada anchored by AREA15 and Universal Studios. Alaska Permanent Fund Corporation is a state-owned corporation, based in Juneau, that manages the assets of the Alaska Permanent Fund and other funds designated by law, such as the Alaska Mental Health Trust Fund. APFC’s fund value as of December 31, 2024, totaled approximately $79.6 billion. APFC’s investments are structured into a portfolio of eight asset classes, which include international and domestic public markets, real estate, and alternative investments. In 2019, APFC engaged Heitman to serve as investment manager for APFC’s investment in 299 Park Avenue. Heitman is a global real estate investment management firm with over $49 billion in assets under management (as of September 30, 2024). There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 299 Park Avenue Whole Loan.

The Property. The 299 Park Avenue Property is comprised of a 44-story, Class A LEED Silver certified office building containing a total of 1,176,837 SF, located in New York, New York. The 299 Park Avenue Property occupies the entire block of Park Avenue between East 48th and 49th Streets, across the street from an entrance to Grand Central Terminal. The 299 Park Avenue Property was developed in 1966 and renovated between 2018 and 2020 at a total cost of $20,000,000. The renovation included revitalizing the exterior and interior lobby spaces, various base building improvements, glass panel replacements and façade refinishing. Additionally, the borrower is prebuilding the vacant fourth floor space at a reported cost of approximately $125 PSF. Such prebuilding is not required or reserved for under the 299 Park Avenue Whole Loan documents. The tenancy at the 299 Park Avenue Property includes a mix of 29 tenants with investment-grade rated tenants comprising 47.5% of NRA and 54.1% of UW Gross Rent. Tenants are primarily engaged in the financial services, investment management, private equity and related industries. As of October 31, 2024, the 299 Park Avenue Property was 95.2% leased, with a weighted average remaining lease term of 7.9 years. The 299 Park Avenue Property has a seven-year average historical occupancy of 89.9%. The 299 Park Avenue Property serves as headquarters for Fisher Brothers, one of the borrower sponsors, which leases 2.7% of the net rentable area.

In addition to the borrower’s fee simple interest in the 299 Park Avenue Property, the borrower holds a leasehold interest in the Air Rights Parcel located at 111 East 48th Street, which it subleases back to the owner of the Air Rights Parcel. This arrangement facilitates the borrower’s utilization of additional floor area ratio from the Air Rights Parcel.

Major Tenants. The three largest tenants based on underwritten base rent are Capital One Financial Corporation (“Capital One”), UBS Group AG (“UBS”), and Carlyle Investment Management LLC (“Carlyle Group”).

Capital One (214,852 SF; 18.3% of NRA; 21.3% of underwritten rent). Capital One is an American bank holding company specializing in credit cards, auto loans, banking, and savings accounts. Headquartered in McLean, Virginia, the company had its initial public offering in 1994 and was founded by Richard Fairbank. Capital One offers digital banking services and a variety of financial products to consumers, small businesses, and commercial clients. It is one of the largest banks in the United States by assets. Capital One occupies 214,852 SF on a lease that expires January 31, 2031. Capital One has been a tenant at the 299 Park Avenue Property since 2014, has one, 10-year renewal option and no termination options.

UBS (143,095 SF; 12.2% of NRA; 12.5% of underwritten rent). UBS is a Swiss multinational investment bank and financial services company. Headquartered in Zurich, Switzerland, UBS offers a wide range of financial services, including wealth management, asset management, and investment banking services to private, corporate, and institutional clients worldwide. Established in 1862, the bank has grown to become one of the largest financial institutions globally. UBS occupies 143,095 SF on two leases that expire on November 30, 2031 (114,759 SF) and December 31, 2034 (28,336 SF). UBS has been a tenant since 1981 and most recently expanded its space in July 2024. UBS has one 5-year renewal option and no termination options.

Carlyle Group (59,276 SF; 5.0% of NRA; 6.5% of underwritten rent). Carlyle Group is a private equity firm headquartered in Washington, D.C. Founded in 1987 by William E. Conway Jr., Daniel A. D’Aniello, and David Rubenstein, Carlyle specializes in various investment strategies, including private equity, real assets, global credit, and investment solutions. Carlyle Group occupies 59,276 SF on a lease that expires May 31, 2032. The tenant has been located at the 299 Park Avenue Property since 2014, and has one 10-year renewal option and no termination options. Carlyle Group has subleased all of its space, including 40,364 SF to Court Square Capital Management, LP through May 2032 at a rental rate of $75.00 PSF and 18,912 SF to P10 Intermediate Holdings LLC through May 2032 at a rental rate of $70.00 PSF. P10 Intermediate Holdings LLC further subleases a portion of its space to Braemont Capital Management LLC through May 2025 at a rental rate of $179.90 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-102

Office - CBD	Loan # 10	Cut-off Date Balance:	$29,000,000
299 Park Avenue	299 Park Avenue	Cut-off Date LTV:	45.6%
New York, NY 10171		UW NCF DSCR:	2.35x
		UW NOI Debt Yield:	14.4%

The following table presents certain information relating to the major tenants at the 299 Park Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Exp.(4)	Renewal Options (Y/N)	Term. Option (Y/N)
Major Tenants
Capital One(5)	Baa1/BBB/A-	214,852	18.3%	$22,861,059	21.3%	$106.40	1/31/2031	1 x 10 yr	N
UBS	A3/A-/A	143,095	12.2%	$13,378,687	12.5%	$93.50	Various(6)	1 x 5 yr	N
Carlyle Group(7)	NR/NR/A-	59,276	5.0%	$6,935,292	6.5%	$117.00	5/31/2032	1 x 10 yr	N
King Street Capital Management	NR/NR/NR	59,534	5.1%	$6,191,536	5.8%	$104.00	10/31/2029	1 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.		476,757	40.5%	$49,366,574	46.0%	$103.55
Other Tenants		643,460	54.7%	$57,914,813	54.0%	$90.01
Occupied Subtotal/Wtd. Avg.		1,120,217	95.2%	$107,281,387	100.0%	$95.77
Vacant Space		56,620	4.8%
Total		1,176,837	100.0%

(1)	Based on the underwritten rent roll dated October 31, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The Annual UW Rent and Annual UW Rent PSF includes contractual rent steps for non-investment grade tenants through November 2025 of $660,443.
(4)	Certain tenants reflected in the chart above and other tenants throughout the 299 Park Avenue Property, although paying rent, may not be in occupancy with respect to all or a portion of their leased space, and/or under certain conditions may have the option to terminate all or a portion of their leased space prior to the lease expiration date.
(5)	Capital One occupies two ground-floor retail spaces totaling 11,432 SF (5.3% of total Capital One leased area).
(6)	UBS leases space under leases with expiration dates of November 30, 2031 (114,759 SF) and December 31, 2034 (28,336 SF).
(7)	Carlyle Group has subleased all of its space, including 40,364 SF to Court Square Capital Management, LP through May 2032 at a rental rate of $75.00 PSF and 18,912 SF to P10 Intermediate Holdings LLC through May 2032 at a rental rate of $70.00 PSF. P10 Intermediate Holdings LLC further subleases a portion of its space to Braemont Capital Management LLC through May 2025 at a rental rate of $179.90 PSF.

The following table presents certain information relating to the lease rollover schedule at the 299 Park Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025(3)	2	56,198	4.8%	4.8%	$4,633,838	4.3%	4.3%	$82.46
2026	1	4,220	0.4%	5.1%	$590,800	0.6%	4.9%	$140.00
2027	0	0	0.0%	5.1%	$0	0.0%	4.9%	$0.00
2028	1	7,072	0.6%	5.7%	$799,136	0.7%	5.6%	$113.00
2029	4	122,228	10.4%	16.1%	$11,932,375	11.1%	16.7%	$97.62
2030	3	48,263	4.1%	20.2%	$4,770,406	4.4%	21.2%	$98.84
2031	3	357,656	30.4%	50.6%	$36,495,461	34.0%	55.2%	$102.04
2032	1	59,276	5.0%	55.7%	$6,935,292	6.5%	61.7%	$117.00
2033	2	86,381	7.3%	63.0%	$7,581,494	7.1%	68.7%	$87.77
2034	6	147,316	12.5%	75.5%	$14,029,106	13.1%	81.8%	$95.23
2035 & Beyond(4)	8	231,607	19.7%	95.2%	$19,513,479	18.2%	100.0%	$84.25
Vacant	0	56,620	4.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd.Avg.	31	1,176,837	100.0%		$107,281,387	100.0%		$95.77(5)

(1)	Based on the underwritten rent roll dated October 31, 2024 and includes contractual rent steps for non-investment grade tenants through November 2025 of $660,443.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	MTM/2025 includes the entirety of Genco Shipping and Trading Limited’s space (27,892 SF). Genco Shipping and Trading Limited subleases 19,117 SF to Mariner Investment Group LLC through September 2025 at a rental rate of $64.00 PSF. Genco Shipping and Trading Limited utilizes the remaining 8,775 SF not subleased and recently extended its lease on this space through July 2036.
(4)	2035 & Beyond includes 4,400 SF representing the building management office for which no rent is attributable.
(5)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 299 Park Avenue Property is located in the Midtown market of Manhattan. An entrance to Grand Central Station is located at the corner of the building at Park Avenue and East 48th Street, with the main building located approximately 0.5 miles south of the 299 Park Avenue Property, which serves the 4, 5, 6, 7 trains and the Times Square Shuttle. In addition to Grand Central Station, the 299 Park Avenue Property is located within walking distance to Rockefeller Center which houses the B, D, F, and M trains. Park Avenue is considered a prestigious office corridor, with the immediate surrounding area characterized by office buildings with ground floor retail and features a number of corporate headquarters. There is also a significant amount of hotel use in the neighborhood including the Grand Hyatt Hotel, The Intercontinental and The Waldorf Astoria.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-103

Office - CBD	Loan # 10	Cut-off Date Balance:	$29,000,000
299 Park Avenue	299 Park Avenue	Cut-off Date LTV:	45.6%
New York, NY 10171		UW NCF DSCR:	2.35x
		UW NOI Debt Yield:	14.4%

The Park Avenue corridor is expected to undergo a revitalization into a more pedestrian-friendly environment by a partnership between New York City and private stakeholders. The project is intended to introduce enhanced green spaces, seating area, concessions and additional street crossings. This initiative is expected to be carried out in coordination with the rehabilitation by the Metropolitan Transit Authority (“MTA”) of the Grand Central Terminal train shed, located beneath Park Avenue. As the MTA completes its work, the city, in collaboration with private stakeholders, plans to develop an expanded median from East 46th Street to East 57th Street. The new design is expected to feature dedicated cycling lanes and pedestrian walkways, encouraging increased foot traffic and promoting a safer, more enjoyable experience for all visitors. This project was in the request for proposal stage as of August 2024, and there are no assurances as to whether, or when, the project will be implemented or completed or what the final design will be.

According to the appraisal, the 299 Park Avenue Property is located within the Midtown Manhattan office submarket, which has an inventory of 252.6 million SF with a vacancy rate of 13.3% as of the third quarter of 2024. Year to date leasing activity equated to 11.2 million SF, a 41% increase from the prior year. Net absorption, year to date, totals 1.9 million SF and the average asking rent was $83.90 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 299 Park Avenue Property:

Market Rent Summary (1)
	Retail	Floors 2-10 Floors 11-20		Floors 21-30	Floors 31-41	Floors 42-44
Market Rent (PSF)	$225.00	$85.00	$90.00	$100.00	$115.00	$130.00
Lease Term (Years)	10	10	10	10	10	10
Lease Type	Tax over BY	MG	MG	MG	MG	MG
Escalations (Annual)	3.0%	8.0% Yr. 6	8.0% Yr. 6	8.0% Yr. 6	8.0% Yr. 6	8.0% Yr. 6
Tenant Improvements (New/Renewal)	$125 / $50	$150 / $60	$150 / $60	$150 / $60	$150 / $60	$150 / $60
Leasing Commissions (New/Renewal)	5.25% / 2.63%	5.25% / 2.63%	5.25% / 2.63%	5.25% / 2.63%	5.25% / 2.63%	5.25% / 2.63%
Free Rent (Months) (New/Renewal)	12 / 3	15 / 6	15 / 6	15 / 6	15 / 6	15 / 6

The following table presents recent leasing data at comparable properties to the 299 Park Avenue Property:

Comparable Lease Summary(1)
	Tenant	Lease Date / Term (yrs.)	Lease Size (SF)	Base Rent PSF	Free Rent (mths.)
245 Park Avenue New York, NY	Verition Fund Management EQT Partner Angelo Gordon & Company	Oct-24 / 10.0 Jun-23 / 15.7 May-23 / 8.0	72,515 76,204 10,636	$115.00 $127.00 $113.00	16.0 20.0 16.0
375 Park Avenue New York, NY	Blue Owl Capital Advent International Corporation	Oct-24 / 15.0 Feb-24 / 10.0	238,673 33,959	$220.00 $193.00	19.0 16.0
430 Park Avenue New York, NY	Z Capital Partners	Oct-24 / 10.0	16,849	$116.00	9
320 Park Avenue New York, NY	Knighthead Capital Management Leonis Partners Flagstar Bank	Sep-24 / 10.0 Mar-24 / 10.9 Jan-24 / 12.3	15,361 8,714 54,500	$133.00 $120.50 $85.00	12.0 11.0 15.0
499 Park Avenue New York, NY	Empyrean Capital Partners	Jul-24 / 11.0	5,553	$155.00	12
200 Park Avenue New York, NY	Magnitude Capital	Mar-24 / 10.9	20,422	$140.00	11
425 Park Avenue New York, NY	GTCR Golden Rauner	Mar-24 / 15.0	55,600	$225.00	16
55 East 52nd Street New York, NY	Evercore Partners	Jan-24 / 11.0	94,397	$125.00	15
277 Park Avenue New York, NY	Sumitomo Corporation of America ERM, Inc. Arsenal Capital Partners	Dec-23 / 20.0 Jul-23 / 7.0 Apr-23 / 10.0	48,591 12,500 46,393	$94.00 $87.00 $105.00	17.0 7.0 15.0
65 East 55th Street New York, NY	Eagle Capital Management PineBridge Investments	Dec-23 / 10.0 Apr-23 / 10.0	16,442 17,832	$138.00 $100.00	16.0 13.0

Source:	Appraisal

Appraisal. According to the appraisal dated November 14, 2024, the 299 Park Avenue Property had an “as-is” appraised value of $1,096,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated November 18, 2024, there was no evidence of any recognized environmental conditions at the 299 Park Avenue Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-104

Office - CBD	Loan # 10	Cut-off Date Balance:	$29,000,000
299 Park Avenue	299 Park Avenue	Cut-off Date LTV:	45.6%
New York, NY 10171		UW NCF DSCR:	2.35x
		UW NOI Debt Yield:	14.4%

Operating History and Underwritten Net Cash Flow.The following table presents certain information relating to the operating history and underwritten net cash flow of the 299 Park Avenue Property:

Cash Flow Analysis
	2021	2022	2023	9/30/2024 TTM	UW	UW PSF
Gross Potential Rent	$88,668,128	$94,853,832	$96,756,975	$99,675,924	$106,620,944(1)	$90.60
Rent Steps	$0	$0	$0	$0	$660,443	$0.56
Income from Vacant Space	$0	$0	$0	$0	$4,812,700	$4.09
IG Rent Credit(2)	$0	$0	$0	$0	$3,178,317	$2.70
(Vacancy/Credit Loss)	($127,974)	$0	$0	$0	($4,812,700)	($4.09)
Net Rental Income	$88,540,154	$94,853,832	$96,756,975	$99,675,924	$110,459,705	$93.86

Expense Reimbursement	$2,235,281	$4,579,949	$5,722,359	$5,592,006	$6,490,122	$5.51
Other Income (Subject to Vac)(3)	$2,185,512	$2,139,064	$2,628,357	$2,837,217	$2,837,217	$2.41
Other Income(4)	$866,705	$3,417,876	$2,007,352	$1,866,833	$1,790,000	$1.52
Effective Gross Income	$93,827,652	$104,990,721	$107,115,042	$109,971,980	$121,577,044	$103.31

Real Estate Taxes(5)	$17,378,535	$17,964,371	$20,280,671	$20,643,014	$21,751,485	$18.48
Insurance	$940,220	$978,346	$1,205,131	$1,359,959	$988,582	$0.84
Other Expenses(6)	$22,530,416	$23,815,684	$25,233,024	$26,644,535	$26,644,535	$22.64
Total Expenses	$40,849,170	$42,758,401	$46,718,826	$48,647,507	$49,384,602	$41.96

Net Operating Income	$52,978,482	$62,232,320	$60,396,216	$61,324,473(7)	$72,192,441(7)	$61.34
Capital Expenditures	$0	$0	$0	$0	$235,367	$0.20
TI/LC	$0	$0	$0	$0	$1,176,837	$1.00
Net Cash Flow	$52,978,482	$62,232,320	$60,396,216	$61,324,473	$70,780,237	$60.14

Occupancy (%)	85.3%	90.9%	92.1%	95.2%(8)	96.1%(9)
NOI DSCR(10)	1.76x	2.06x	2.00x	2.03x	2.39x
NCF DSCR(10)	1.76x	2.06x	2.00x	2.03x	2.35x
NOI Debt Yield(10)	10.6%	12.4%	12.1%	12.3%	14.4%
NCF Debt Yield(10)	10.6%	12.4%	12.1%	12.3%	14.2%

(1)	Based on the underwritten rent roll dated October 31, 2024.
(2)	Represents straight line rent for investment-grade tenants or tenants with investment-grade parent entities.
(3)	Other Income (Subject to Vac.) consists of submeter electric reimbursement and condenser water charges and is underwritten per the TTM ending September 30, 2024.
(4)	Other Income consists of antenna license agreement income, other miscellaneous charges, and the recovery from tenants of costs associated with work orders and other specific tenant requests and is underwritten per the budget.
(5)	UW Real Estate Taxes are based on the appraisal’s conclusion.
(6)	Other Expenses includes Management Fee, which is underwritten at a cap of $1,000,000.
(7)	The increase in Net Operating Income from TTM to Underwritten is driven by Rent Steps, IG Rent Credit, and two new leases beginning in December 2024 and June 2025, representing 4.9% of net rentable area and 5.2% of underwritten base rent.
(8)	Represents the occupancy as of the underwritten rent roll dated October 31, 2024.
(9)	Represents economic occupancy.
(10)	Based on the 299 Park Avenue Whole Loan.

Escrows and Reserves. At origination, the borrower deposited $11,894,867 into a reserve for unfunded tenant improvement obligations.

RE Taxes – During the continuance of a Trigger Period (as defined below) the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated tax payments.

Insurance – During the continuance of a Trigger Period, and if there is no blanket policy in place, at the lender’s option the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated insurance payments.

Replacement Reserve – During the continuance of a Trigger Period the borrower is required to deposit monthly replacement reserves equal to approximately $14,710 ($0.15 PSF annually).

TI/LC Reserves – During the continuance of a Trigger Period the borrower is required to deposit monthly TI/LC reserves equal to approximately $98,070 ($1.00 PSF annually).

A “Trigger Period” means the period commencing upon the earliest of: (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio, inclusive of any future mezzanine debt service payments, falling below 1.35x for one calendar quarter, based upon the trailing 12 month period immediately preceding such date of determination, (iii) any bankruptcy or similar insolvency of any Specified Tenant (as defined below), (iv) any

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-105

Office - CBD	Loan # 10	Cut-off Date Balance:	$29,000,000
299 Park Avenue	299 Park Avenue	Cut-off Date LTV:	45.6%
New York, NY 10171		UW NCF DSCR:	2.35x
		UW NOI Debt Yield:	14.4%

termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect as further described in the 299 Park Avenue Whole Loan documents, (v) any Specified Tenant being in monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods (or at least 30 days if there is no cure period), (vi) any Specified Tenant giving notice that it is terminating its lease for all or any portion of such Specified Tenant’s space (exclusive of any retail space), (vii) any Specified Tenant failing to provide written notice to the borrower of renewal or extension of its lease upon the earlier of (1) the renewal notice deadline required under the applicable lease, or (2) 18 months prior to lease expiration, in each case renewing or extending the applicable Specified Tenant lease for the lesser of (1) five years or (2) the renewal period set forth in the applicable Specified Tenant lease (clauses (iii) – (vii) hereof are collectively referred to as a “Specified Tenant Trigger Period” and clauses (vi) and (vii) above are collectively referred to as a “Soft ST Trigger”), and (viii) the occurrence of an event of default relating to any BMR Mezzanine Loan (as defined below).

A Trigger Period will end upon, with respect to clause (i) above, the cure of the applicable event of default, (ii) with respect to clause (ii) above, the debt service coverage ratio remaining at or above 1.35x for one calendar quarter (or the borrower prepaying the 299 Park Avenue Whole Loan in an amount which would result in a debt service coverage ratio of 1.35x, together with the yield maintenance premium if such prepayment is made prior to the open prepayment date), (iii) with respect to a Specified Tenant Trigger Period, the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of: (a) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below), (b) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases for a minimum of five years in accordance with the applicable terms and conditions of the 299 Park Avenue Whole Loan documents and the applicable tenant under such lease(s) being in actual, physical occupancy of the space and the replacement tenant is paying full unabated rent (other than with respect to any market free rent period that is discernible in length and for which the borrower has deposited into a reserve account with the lender an amount equal to the unabated rent that would otherwise be due and payable with respect to such lease during each unexpired free rent period if no rent concession were in place) or (c) the ST Cap Condition (as defined below) is satisfied with respect to the applicable Specified Tenant space, or (iv) with respect to clause (viii) above, the cure of the applicable event of default under the BMR Mezzanine Loan. Notwithstanding the foregoing, a Trigger Period will not be deemed to cease in the event any other triggering event is then ongoing.

A “Specified Tenant” means Capital One, UBS, any tenant comprising greater than 125,000 SF, or any guarantor of the foregoing leases.

A “Specified Tenant Cure Conditions” means each of the following, as applicable:

(a)	with respect to clause (v) in the definition of Trigger Period above, the applicable Specified Tenant has cured all applicable monetary defaults under the applicable Specified Tenant lease and no other monetary default under such Specified Tenant lease has occurred;
(b)	with respect to clauses (iv) and (vi) in the definition of Trigger Period above, such Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has reaffirmed the applicable Specified Tenant lease as being in full force and effect;
(c)	with respect to clause (vii) in the definition of Trigger Period above, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with the terms of the 299 Park Avenue Whole Loan documents for the applicable Specified Tenant renewal term; and
(d)	with respect to clause (iii) in the definition of Trigger Period above, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction.

An “ST Cap Condition” means that the amount in a reserve for the applicable Specified Tenant Trigger Period (the “ST Account”) is equal to or greater than (a) $100, multiplied by (b) the number of leasable square feet demised (prior to giving effect to any full or partial termination thereof) pursuant to the applicable Specified Tenant lease with respect to which the applicable Specified Tenant Trigger Period will have occurred, provided, however, solely in connection with the UBS lease, the foregoing “leasable square feet” will exclude any space on the 10th floor of the 299 Park Avenue Property. Notwithstanding the foregoing, the borrower may deliver to the lender a lump sum cash payment or a letter of credit in an amount equal to the amount which would satisfy the ST Cap Condition in order to satisfy the ST Cap Condition.

In the case of a Soft ST Trigger, if the borrower elects to deposit or cause to be deposited into the ST Account monthly an amount equal to the amount described in the paragraph above divided by the number of months remaining during the term of the applicable Specified Tenant lease (after giving effect to any early termination), a Trigger Period will be deemed not to have occurred.

Lockbox and Cash Management. The 299 Park Avenue Whole Loan documents require a hard lockbox with springing cash management. All rents from the 299 Park Avenue Property are required to be deposited directly into the lockbox account by tenants and, so long as a Trigger Period is not continuing, funds in the lockbox account will be transferred on each business day to the borrower’s operating account. During a Trigger Period, funds in the lockbox account are required to be transferred to the lender-controlled cash management account and disbursed according to the 299 Park Avenue Whole Loan documents. During a Trigger Period, all excess cash is required to be held by the lender as additional security for the 299 Park Avenue Whole Loan.

Subordinate or Mezzanine Indebtedness. Upon at least 30 days and not more than 120 days’ notice to the lender, a constituent party of the borrower (a “BMR Mezzanine Borrower”) has a one-time right to incur mezzanine financing (a “BMR Mezzanine Loan”) subject to the satisfaction of certain requirements set forth in the 299 Park Avenue Whole Loan documents, which include, but are not limited to: (i) there is no event of default continuing, (ii) the interest rate under the BMR Mezzanine Loan is at a fixed rate and the BMR Mezzanine Loan is fully funded on the origination date of the BMR Mezzanine Loan, (iii) after giving effect to the BMR Mezzanine Loan, (x) the combined loan to value ratio is equal to or less than 45.6%, and (y) the combined debt yield is equal to or greater than 12.5%, (iv) the term of the BMR Mezzanine Loan is coterminous with, or longer than, the maturity date of the 299 Park Avenue Whole Loan, (v) the lender originating the BMR Mezzanine Loan must be a qualified mezzanine lender approved by the lender under the 299 Park Avenue Whole Loan, (vi) the BMR Mezzanine Borrower must own 100% of the direct or indirect interests in the borrower, and (vii) the lender originating the BMR Mezzanine Loan must enter into an intercreditor agreement with the 299 Park Avenue Whole Loan lender in form and substance acceptable to the rating agencies and reasonably acceptable to the 299 Park Avenue Whole Loan lender.

Terrorism Insurance. The borrower is required to maintain or cause to be maintained an “all-risk” or “special perils” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 299 Park Avenue Property, and business interruption coverage for a period of 24 months together with an extended period of indemnity of up to 12 months. So long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-106

Office - CBD	Loan # 10	Cut-off Date Balance:	$29,000,000
299 Park Avenue	299 Park Avenue	Cut-off Date LTV:	45.6%
New York, NY 10171		UW NCF DSCR:	2.35x
		UW NOI Debt Yield:	14.4%

relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) as full compliance with the foregoing requirements, but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism.  See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-107

Mortgage Loan No. 11 – Columbus Commons

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Philadelphia, PA 19148
Original Balance:	$24,250,000			General Property Type:	Retail
Cut-off Date Balance:	$24,250,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1980/2005
Borrower Sponsor:	Kenneth N. Goldenberg			Size:	124,853 SF
Guarantor:	Kenneth N. Goldenberg			Cut-off Date Balance Per SF:	$194
Mortgage Rate:	6.5600%			Maturity Date Balance Per SF:	$183
Note Date:	2/28/2025			Property Manager:	Goldenberg Management, Inc.
Maturity Date:	3/6/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	360 months			UW NOI:	$2,413,899
IO Period:	60 months			UW NCF:	$2,306,560
Seasoning:	0 months			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	L(24),D(92),O(4)			UW NCF Debt Yield:	9.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.5%
Additional Debt Type:	NAP			UW NCF DSCR:	1.25x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,316,741 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,509,315 (12/31/2023)
				3rd Most Recent NOI:	$2,538,375 (12/31/2022)
				Most Recent Occupancy:	100.0% (1/1/2025)
Reserves				2nd Most Recent Occupancy:	100.0% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2022)
RE Taxes:	$25,255	$25,255	NAP	Appraised Value (as of):	$37,150,000 (1/5/2025)
Insurance(1):	$0	Springing	NAP	Appraised Value Per SF:	$298
Replacement Reserve:	$0	$3,512	NAP	Cut-off Date LTV Ratio:	65.3%
TI/LC Reserve:	$0	$6,969	$334,516	Maturity Date LTV Ratio:	61.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,250,000	100.0%	Loan Payoff:	$22,713,465	93.7%
			Closing Costs:	$912,296	3.8%
			Return of Equity:	$598,984	2.5%
			Upfront Reserves:	$25,255	0.1%
Total Sources:	$24,250,000	100.0%	Total Uses:	$24,250,000	100.0%

(1)	Monthly insurance reserve deposits of 1/12th of the insurance premiums are conditionally waived; provided, however, if the liability or casualty policies maintained by the borrower does not constitute an approved blanket or umbrella policy, or the lender requires a separate policy, the borrower must make ongoing monthly deposits into the insurance reserve equal to 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies.

The Mortgage Loan. The eleventh largest mortgage loan (the “Columbus Commons Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,250,000 and secured by a first priority fee mortgage encumbering a 124,853 SF anchored retail property in Philadelphia, Pennsylvania (the “Columbus Commons Property”).

The Borrower and the Borrower Sponsor. The borrower is Delaware East Associates, L.P., a single-purpose Pennsylvania limited partnership, with one independent director. Kenneth N. Goldenberg, the Columbus Commons Mortgage Loan sponsor and non-recourse carve-out guarantor, indirectly controls and owns the majority interest in the borrower. Mr. Goldenberg is the founder, president and chief executive officer of The Goldenberg Group, an integrated and diversified real estate development company based in Pennsylvania which has developed, owns and manages over 12 million SF of commercial space.

The Property. The Columbus Commons Property is a 124,853 SF, seven-building anchored retail center in Philadelphia, Pennsylvania, located approximately three miles south of Center City Philadelphia. The Columbus Commons Property is situated on an approximately 13.7 acre parcel of land and was originally developed by an affiliate of the borrower. The Columbus Commons Property is shadow anchored by a 323,800 SF IKEA and a 161,673 SF Lowe’s. Major tenants at the Columbus Commons Property include Raymour & Flanigan, Best Buy, Dollar Tree, CVS and Five Below. As of January 1, 2025, the Columbus Commons Property was 100.0% occupied.

Major Tenants. The three largest tenants based on underwritten base rent are Best Buy Stores, L.P. (“Best Buy”), Raymours Furniture Company, Inc. (“Raymour & Flanigan”), and Dollar Tree Stores, Inc. (“Dollar Tree”).

Best Buy (30,144 SF, 24.1% of NRA, 23.0% of underwritten rent). Best Buy leases 30,144 SF at the Columbus Commons Property. The original lease began on November 1, 2004, and Best Buy recently renewed its lease in February 2024 for five years with a current expiration date of October 31, 2029. Best Buy has one, five-year renewal option remaining. Best Buy has the option to unilaterally terminate its lease, effective as of January 31, 2029, upon

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-108

Retail - Anchored	Loan #11	Cut-off Date Balance:	$24,250,000
2106 South Christopher Columbus Boulevard	Columbus Commons	Cut-off Date LTV:	65.3%
Philadelphia, PA 19148		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	10.0%

60 days’ prior written notice. Best Buy’s lease is guaranteed by its parent company, Best Buy Co., Inc. (NYSE: BBY), a multinational retailer of consumer electronics, home office products, entertainment software, appliances and related services through its retail stores and website.

Raymour & Flanigan (35,308 SF, 28.3% of NRA, 23.0% of underwritten rent). Raymour & Flanigan leases 35,308 SF at the Columbus Commons Property. The original lease began on October 22, 2004, and Raymour & Flanagan renewed its lease in February 2019 for ten years with a current expiration date of October 31, 2029. Raymour & Flanigan has two, five-year lease renewal options remaining. Raymour & Flanigan is a family owned and operated furniture store founded in 1947, with 145 stores located throughout seven states.

Dollar Tree (13,557 SF, 10.9% of NRA, 11.7% of underwritten rent). Dollar Tree (NASDAQ: DLTR) leases 13,557 SF at the Columbus Commons Property. The lease began on May 25, 2006, and has a current expiration date of May 31, 2026. Dollar Tree operates a discount variety store chain, offering a variety of merchandise at the $1.25 price point. As of November 2, 2024, the company operated over 16,500 stores across the United States and Canada.

The following table presents certain information relating to the major tenants at the Columbus Commons Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Raymour & Flanigan	NR/NR/NR	35,308	28.3%	$644,371	23.0%	$18.25	10/31/2029	2 x 5 yr	N
Best Buy	A3/BBB+/NR	30,144	24.1%	$645,000	23.0%	$21.40	10/31/2029	1 x 5 yr	Y(4)
Dollar Tree	Baa2/BBB/NR	13,557	10.9%	$328,079	11.7%	$24.20	5/31/2026	N	N
CVS	Baa3/BBB/BBB	10,771	8.6%	$183,107	6.5%	$17.00	3/31/2031	2 x 5 yr	N
Five Below	NR/NR/NR	8,958	7.2%	$143,328	5.1%	$16.00	1/31/2030	N	N
Subtotal/Wtd. Avg.		98,738	79.1%	$1,943,885	69.4%	$19.69
Other Tenants		26,115	20.9%	$859,109	30.6%	$32.90
Occupied Subtotal/Wtd. Avg.		124,853	100.0%	$2,802,994	100.0%	$22.45
Vacant Space		0	0.0%
Total/Wtd. Avg.		124,853	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The Annual UW Base Rent and Annual UW Base Rent PSF includes contractual rent steps of $14,230 through January 1, 2026.
(4)	Best Buy has the right to unilaterally terminate its lease, effective as of January 31, 2029, upon 60 days' prior written notice.

The following table presents certain information relating to the lease rollover schedule at the Columbus Commons Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	1	3,100	2.5%	2.5%	$156,526	5.6%	5.6%	$50.49
2026	1	13,557	10.9%	13.3%	$328,079	11.7%	17.3%	$24.20
2027	1	3,907	3.1%	16.5%	$165,461	5.9%	23.2%	$42.35
2028	0	0	0.0%	16.5%	$0	0.0%	23.2%	$0.00
2029	4	75,700	60.6%	77.1%	$1,641,493	58.6%	81.8%	$21.68
2030	1	8,958	7.2%	84.3%	$143,328	5.1%	86.9%	$16.00
2031	2	19,631	15.7%	100.0%	$368,107	13.1%	100.0%	$18.75
2032	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2033	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	10	124,853	100.0%		$2,802,994	100.0%		$22.45

(1)	Based on the underwritten rent roll dated January 1, 2025, and includes contractual rent steps of $14,230 through January 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

The Market. The Columbus Commons Property is located in the South Philadelphia retail submarket of the Philadelphia Metro retail market, approximately three miles south of Center City Philadelphia. Center City includes the central business district and central neighborhoods of Philadelphia. In addition, approximately three miles from the Columbus Commons Property are Philadelphia’s primary professional sports arenas consisting of Lincoln Financial Field (NFL: Eagles), Citizens Bank Park (MLB: Phillies) and the Wells Fargo Center (NBA: 76ers, NHL: Flyers). Primary access to the area surrounding

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-109

Retail - Anchored	Loan #11	Cut-off Date Balance:	$24,250,000
2106 South Christopher Columbus Boulevard	Columbus Commons	Cut-off Date LTV:	65.3%
Philadelphia, PA 19148		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	10.0%

the Columbus Commons Property is provided by I-95, I-76 and South Christopher Columbus Boulevard. I-95 is a major north-south interstate highway that connects Philadelphia with New York City and Boston to the north and Baltimore and Washington D.C. to the south. I-76 offers access to the western portion of the central business district and the western suburbs of Philadelphia.

According to the appraisal, as of the third quarter of 2024, the vacancy rate in the South Philadelphia retail submarket was approximately 2.3% with average asking rents of $22.91 PSF and inventory of approximately 11.9 million SF. According to the appraisal, the 2024 population within a 0.5-, 0.75- and one-mile radius of the Columbus Commons Property was 2,567, 12,816, and 29,216, respectively. The 2024 average household income within the same 0.5-, 0.75- and one-mile radius was $99,361, $103,820, and $107,149, respectively.

The following table presents recent leasing data at comparable properties to the Columbus Commons Property:

Comparable Leases Summary
Property/Location	Year Built / Reno	Tenant Name	Tenant Size (SF)	Lease Date(1)	Base PSF	Lease Type
Columbus Commons(2) 2106 South Christopher Columbus Boulevard Philadelphia, PA	1980 / 2005	Raymour & Flanigan Best Buy	35,308 30,144	2019 2024	$18.25 $21.40	Mod Gross NNN
Imperial Plaza 3400 Aramingo Avenue Philadelphia, PA	1995 / NAP	Ross Dress For Less	25,832	2022	$16.00	NNN
Upland Square 321 Upland Square Drive Pottstown, PA	2009 / NAP	Dicks Sporting Goods	46,321	2024	$16.44	NNN
Shoppes at Valley Square 1501 N. Main Street Warrington, PA	2008 / NAP	DSW	16,645	2023	$16.00	NNN
Levittown Town Center 145-185 Levittown Parkway Levittown, PA	2006 / NAP	PetSmart	15,000	2022	$18.50	NNN
1001 South Broad Street Philadelphia, PA	2024 / NAP	Giant	44,282	2024	$40.00	NNN
Brookwood Shopping Center 1837-1851 Street Road Bensalem, PA	1965 / 2002	Amazon Fresh	42,292	2021	$17.00	NNN

Source: Appraisal

(1)	Refers to the original lease date of the tenant except for the Columbus Commons Property which is based on the latest lease renewal date for each tenant.
(2)	Information is based on the underwritten rent roll dated January 1, 2025 other than Year Built / Reno.

Appraisal. The appraisal concluded to an “as-is” value for the Columbus Commons Property of $37,150,000 as of January 5, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated January 16, 2025, there was no evidence of any recognized environmental conditions at the Columbus Commons Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-110

Retail - Anchored	Loan #11	Cut-off Date Balance:	$24,250,000
2106 South Christopher Columbus Boulevard	Columbus Commons	Cut-off Date LTV:	65.3%
Philadelphia, PA 19148		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Columbus Commons Property:

Cash Flow Analysis
	2021	2022	2023	2024	UW	UW PSF
Base Rent	$2,645,179	$2,683,564	$2,682,009	$2,741,524	$2,788,764	$22.34
Contractual Rent Steps	$0	$0	$0	$0	$14,230	$0.11
Potential Income from Vacant Space	$0	$0	$0	$0	$0	$0.00
Reimbursements	$535,600	$564,367	$591,198	$606,815	$637,735	$5.11
Gross Potential Income	$3,180,779	$3,247,931	$3,273,207	$3,348,339	$3,440,728	$27.56
Economic Vacancy & Credit Loss	$0	$0	$0	$0	($172,036)	($1.38)
Percentage Rent	$0	$0	$0	$0	$0	$0.00
Other Income(1)	$187,069	$182,904	$170,749	$206,056	$192,408	$1.54
Effective Gross Income	$3,367,848	$3,430,835	$3,443,956	$3,554,395	$3,461,100	$27.72

Real Estate Taxes	$249,873	$249,873	$288,259	$288,259	$289,035	$2.32
Insurance	$108,982	$126,381	$128,300	$132,218	$124,241	$1.00
Management Fee	$101,035	$102,925	$103,319	$292,685	$103,833	$0.83
Other Expenses(2)	$407,062	$413,281	$414,763	$524,492	$530,092	$4.25
Total Operating Expenses	$866,952	$892,460	$934,641	$1,237,654	$1,047,201	$8.39

Net Operating Income	$2,500,896	$2,538,375	$2,509,315	$2,316,741	$2,413,899	$19.33
Replacement Reserves	$0	$0	$0	$0	$42,144	$0.34
TI/LC	$0	$0	$0	$0	$65,196	$0.52
Net Cash Flow	$2,500,896	$2,538,375	$2,509,315	$2,316,741	$2,306,560	$18.47

Occupancy (%)	100.0%	100.0%	100.0%	100.0%	95.0%(3)
NOI DSCR	1.35x	1.37x	1.36x	1.25x	1.30x
NCF DSCR	1.35x	1.37x	1.36x	1.25x	1.25x
NOI Debt Yield	10.3%	10.5%	10.3%	9.6%	10.0%
NCF Debt Yield	10.3%	10.5%	10.3%	9.6%	9.5%

(1)	UW Other Income is underwritten to the use and occupancy tax, which the borrower recovers fully from the tenants.
(2)	Other Expenses include common area maintenance expenses, general and administrative expenses, and use and occupancy taxes.
(3)	Represents economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-111

Mortgage Loan No. 12 – Compass Self Storage Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Various, Various
Original Balance:	$21,410,000			General Property Type:	Self Storage
Cut-off Date Balance:	$21,410,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	2.3%			Title Vesting:	Fee
Loan Purpose(1):	Refinance/Acquisition			Year Built/Renovated:	Various/NAP
Borrower Sponsor:	Todd C. Amsdell			Size:	213,700 SF
Guarantor:	Todd C. Amsdell			Cut-off Date Balance Per SF:	$100
Mortgage Rate:	6.6350%			Maturity Date Balance Per SF:	$100
Note Date:	1/29/2025			Property Manager:	Compass Self Storage, LLC
Maturity Date:	2/1/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,050,370
IO Period:	120 months			UW NCF:	$2,015,015
Seasoning:	1 month			UW NOI Debt Yield:	9.6%
Prepayment Provisions:	L(25),D(91),O(4)			UW NCF Debt Yield:	9.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.6%
Additional Debt Type:	NAP			UW NCF DSCR:	1.40x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,076,387 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,070,408 (12/31/2023)
				3rd Most Recent NOI:	$2,054,204 (12/31/2022)
				Most Recent Occupancy:	87.8% (12/31/2024)
				2nd Most Recent Occupancy:	88.8% (12/31/2023)
Reserves				3rd Most Recent Occupancy:	93.0% (12/31/2022)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$35,100,000 (Various)
RE Taxes:	$60,050	$22,000	NAP	Appraised Value per SF:	$164
Insurance:	$7,920	$3,960	NAP	Cut-off Date LTV Ratio:	61.0%
Replacement Reserve:	$0	$2,946	$70,710	Maturity Date LTV Ratio:	61.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,410,000	97.1%	Loan Payoff(1):	$6,616,987	30.0%
Borrower Equity:	$640,050	2.9%	Acquisition Cost(1):	$14,565,000	66.1%
			Closing Costs:	$800,093	3.6%
			Upfront Reserves:	$67,970	0.3%
Total Sources:	$22,050,050	100.0%	Total Uses:	$22,050,050	100.0%

(1)	The borrower is refinancing the Compass Manville Property (as defined below) and the Compass Oviedo Property (as defined below) and acquiring the All-Star Storage Property (as defined below).

The Mortgage Loan. The twelfth largest mortgage loan (the “Compass Self Storage Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,410,000 and secured by a first priority mortgage encumbering the borrowers’ fee interests in three self storage properties totaling 213,700 SF located in Connecticut, Florida and New Jersey (collectively, the “Compass Self Storage Portfolio Properties”).

The Borrower and the Borrower Sponsor. The borrower for the Compass Self Storage Portfolio Mortgage Loan is Amsdell Storage Ventures XXXVI, LLC, a Delaware limited liability company, which is wholly owned by Amsdell Group Preferred III, LLC. Amsdell Group Preferred III, LLC is owned by Amsdell Group, LLC (48.72%), Todd C. Amsdell 2020 Irrevocable Trust (30.77%), and David P. Horton 2020 Irrevocable Trust (20.51%). Amsdell Group, LLC is owned by Todd C. Amsdell (94.0%) and David P. Horton (6.0%). Todd C. Amsdell is the President and Chief Executive Officer of Amsdell Companies, a full service, privately owned real estate company, specializing in the construction, development and management of self storage facilities, business parks, and related commercial real estate.

The Properties. The Compass Self Storage Portfolio Properties comprise a 103,050 SF self storage property located in Torrington, Connecticut (the “All-Star Storage Property”), a 65,400 SF self storage property located in Oviedo, Florida (the “Compass Oviedo Property”) and a 45,250 SF self storage property located in Manville, New Jersey (the “Compass Manville Property”). As of December 31, 2024, the portfolio is 87.8% leased.

All-Star Storage Property

Constructed in 2001, the All-Star Storage Property is a self storage property that is situated on 20.94 acres in Torrington, Connecticut. The All-Star Storage Property consists of 20 single-level buildings situated on two adjacent parcels, for a total of 103,050 SF that was 94.5% occupied as of December 31, 2024. The All-Star Storage Property has 761 storage units that range in size from 25 SF to 400 SF, with an average of 135 SF. There are 35 parking spaces that are 77.1% occupied as of December 2024. Facility amenities include 24-hour access, keypad entry, video surveillance, individual unit locks, on-site management, and online leasing and account management. The borrower sponsor acquired the All-Star Storage Property at origination for $14,565,000.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-112

Self Storage – Self Storage	Loan #12	Cut-off Date Balance:	$21,410,000
Various	Compass Self Storage Portfolio	Cut-off Date LTV:	61.0%
Various, Various		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	9.6%

Compass Oviedo Property

Constructed in 2001, the Compass Oviedo Property is a self storage property that is situated on 7.63 acres in Oviedo, Florida. The Compass Oviedo Property consists of eight, single-level buildings, for a total of 65,400 SF that was 79.4% occupied as of December 31, 2024. The Compass Oviedo Property has 530 storage units that range in size from 25 SF to 600 SF, with an average of 123 SF. There are 28 parking spaces that are 60.7% occupied as of December 2024. Facility amenities include keypad entry, video surveillance, individual unit locks, on-site management, and online leasing and account management. The borrower sponsor has owned the Compass Oviedo Property for over 10 years, having originally acquired it in 2012 for $3,650,000.

Compass Manville Property

Constructed in 1999, the Compass Manville Property is a self storage property that is situated on 2.0 acres in Manville, New Jersey. The Compass Manville Property consists of nine, two to one-level buildings, for a total of 45,250 SF that was 84.9% occupied as of December 31, 2024. The Compass Manville Property has 418 storage units that range in size from 20 SF to 375 SF, with an average of 108 SF. There are three parking spaces that are 66.7% occupied as of December 2024. Facility amenities include keypad entry, video surveillance, individual unit locks, on-site management, and online leasing and account management. The borrower sponsor has owned the Compass Manville Property for nearly ten years, having originally acquired it in 2015 for $3,475,000.

The following table presents certain information relating to the Compass Self Storage Portfolio Properties.

Portfolio Summary
Property Name	City, State	SF	Year Built	Occupancy(1)	Appraised Value
All-Star Storage	Torrington, CT	103,050	2001	94.5%	$14,800,000
Compass Oviedo	Oviedo, FL	65,400	2001	79.4%	$11,600,000
Compass Manville	Manville, NJ	45,250	1999	84.9%	$8,700,000
Total/Wtd. Avg.		213,700		87.8%	$35,100,000

Source: Appraisals

(1)	Based on the underwritten rent roll dated December 31, 2024.

The Market.

The All-Star Storage Property is located in Torrington, Connecticut, within Litchfield County. It is part of the Torrington Micropolitan Area, which is close to the Bridgeport-Stamford-Norwalk metropolitan area. Primary highway access to the area is via Route 8, which traverses Connecticut in a north/south fashion. Route 8 connects Torrington with the city of Waterbury, Connecticut to the south and Massachusetts to the north. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the All-Star Storage Property was 1,748, 15,607, and 43,843, respectively. According to the appraisal, the 2024 average household income within the same radii was $121,725, $109,574 and $101,707, respectively.

The Compass Oviedo Property is located in Oviedo, Florida, within Seminole County. It is part of the Orlando-Kissimmee-Sanford metropolitan area. Regional access to the submarket is provided by Interstate 4 and State Road 417. Local access to the Compass Oviedo Property is provided by State Road 426 which connects with State Road 417 just west of the Compass Oviedo Property. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Compass Oviedo Property was 4,649, 74,100, and 227,913, respectively. According to the appraisal, the 2024 average household income within the same radii was $151,096, $127,314 and $115,092, respectively.

The Compass Manville Property is located in Manville Borough, New Jersey, within Somerset County. It is part of the Newark metropolitan area and is situated in proximity to the Manville central business district area within Manville Borough. The Compass Manville Property is located on Beekman Street in Manville, New Jersey, which is accessed primarily by US Route 206. The Norfolk Southern Railway Lehigh Line, the Conrail Shared Assets Operations Lehigh Line, and the CSX Transportation Trenton Subdivision freight lines all connect at Port Reading Junction in Manville. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Compass Manville Property was 10,770, 49,333, and 142,923, respectively. According to the appraisal, the 2024 average household income within the same radii was $124,500, $142,511 and $165,278, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-113

Self Storage – Self Storage	Loan #12	Cut-off Date Balance:	$21,410,000
Various	Compass Self Storage Portfolio	Cut-off Date LTV:	61.0%
Various, Various		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	9.6%

The following table presents comparable self storage properties with respect to the All-Star Storage Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Units	SF	Occupancy
All-Star Storage (subject)(1) 260 & 300 Technology Park Drive Torrington, CT	-	2001	761	103,050	94.5%
Main Street Self Storage 446 Main Street Torrington, CT	3.29 miles	1992	40	5,640	90.0%
Thomaston Self Storage 456 South Main Street Torrington, CT	4.36 miles	2020	50	8,930	95.0%
New Hartford Self Storage 283 Main Street New Hartford, CT	6.34 miles	2002	185	28,450	88.0%
Country Storage 494 Burlington Road Harwinton, CT	5.92 miles	2002	175	19,220	89.0%
Extra Space Storage 190 Old Farms Road Avon, CT	13.26 miles	2000	679	86,490	92.0%

Source: Appraisal

(1)	Information based on the borrower rent roll dated December 31, 2024, other than Year Built.

The following table presents comparable self storage properties with respect to the Compass Oviedo Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Units	SF	Occupancy
Compass Oviedo (subject)(1) 2435 West State Road 426 Oviedo, FL	-	2001	530	65,400	79.4%
Public Storage 1931 W. State Road 426 Oviedo, FL	1.32 miles	2001	555	63,825	89.9%
Morningstar Storage 3350 Dovera Drive Winter Springs, FL	1.50 miles	2018	652	74,980	NAV
Extra Space Storage 3364 West State Road 426 Oviedo, FL	1.69 miles	2018	665	69,895	96.2%
Public Storage 1400 Alafaya Trail, Oviedo, FL	1.90 miles	1997	572	65,800	88.8%
CubeSmart 1007 Willa Springs Drive Winter Springs, FL	2.27 miles	1998	544	62,623	86.0%
Extra Space Storage 11071 University Boulevard Orlando, FL	2.72 miles	2017	576	66,240	90.7%

Source: Appraisal

(1)	Information based on the borrower rent roll dated December 31, 2024, other than Year Built.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-114

Self Storage – Self Storage	Loan #12	Cut-off Date Balance:	$21,410,000
Various	Compass Self Storage Portfolio	Cut-off Date LTV:	61.0%
Various, Various		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	9.6%

The following table presents comparable self storage properties with respect to the Compass Manville Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Units	SF	Occupancy
Compass Manville (subject)(1) 55 Beekman Street and 514 Kennedy Boulevard Manville, NJ	-	1999	418	45,250	84.9%
Public Storage 805 East Main Street Bridgewater Township, NJ	2.06 miles	1995	479	41,600	95.0%
Affordable Storage 601 Route 2 Bridgewater Township, NJ	4.24 miles	2006	617	59,870	93.0%
CubeSmart 69 South Main Street Bound Brook, NJ	3.40 miles	2022	979	85,037	75.0%
Extra Space Self Storage 130 US Route 206 Hillsborough Township, NJ	1.57 miles	1928	636	53,600	95.0%
StoreSpace Self Storage 141 US Route 206 Hillsborough Township, NJ	1.54 miles	2020	905	89,878	95.0%
Extra Space Storage 11 Finderne Ave. Bridgewater Township, NJ	1.39 miles	2004	536	61,279	95.0%
iStorage Bridgewater 22 Van Veghten Dr. Bridgewater Township, NJ	1.40 miles	2003	478	68,799	87.0%

Source: Appraisal

(1)	Information based on the borrower rent roll dated December 31, 2024, other than Year Built.

Appraisal. The appraisal concluded to an “as-is” value for the All-Star Storage Property of $14,800,000 as of November 1, 2024. The appraisal concluded to an “as-is” value for the Compass Oviedo Property of $11,600,000 as of November 5, 2024. The appraisal concluded to an “as-is” value for the Compass Manville Property of $8,700,000 as of November 6, 2024.

Environmental Matters. According to the Phase I environmental site assessments dated between November 7, 2024 and November 15, 2024, there was no evidence of any recognized environmental conditions at the Compass Self Storage Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Compass Self Storage Portfolio Properties:

Cash Flow Analysis
	2022	2023	2024	UW	UW Per Pad
Gross Potential Rent(1)	$3,096,892	$3,124,234	$3,063,911	$3,569,208	$16.70
Reimbursements	$0	$0	$0	$0	$0.00
Other Income	$153,688	$129,526	$120,100	$120,100	$0.56
(Vacancy / Credit Loss)	$0	$0	$0	($505,297)	($2.36)
Effective Gross Income	$3,250,580	$3,253,759	$3,184,011	$3,184,011	$14.90

Real Estate Taxes	$327,084	$336,487	$341,269	$359,430	$1.68
Insurance	$36,574	$47,239	$52,235	$49,784	$0.23
Other Operating Expenses	$832,718	$799,625	$714,119	$724,426	$3.39
Total Operating Expenses	$1,196,376	$1,183,351	$1,107,623	$1,133,641	$5.30

Net Operating Income	$2,054,204	$2,070,408	$2,076,387	$2,050,370	$9.59
Replacement Reserves	$0	$0	$0	$35,355	$0.17
TI/LC	$0	$0	$0	$0	$0.00
Net Cash Flow	$2,054,204	$2,070,408	$2,076,387	$2,015,015	$9.43

Occupancy (%)(2)	93.0%	88.8%	87.8%	85.8%
NOI DSCR	1.43x	1.44x	1.44x	1.42x
NCF DSCR	1.43x	1.44x	1.44x	1.40x
NOI Debt Yield	9.6%	9.7%	9.7%	9.6%
NCF Debt Yield	9.6%	9.7%	9.7%	9.4%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated December 31, 2024.
(2)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-115

Mortgage Loan No. 13 – FedEx Distribution Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Moonachie Borough, NJ 07074
Original Balance:	$21,100,000			General Property Type:	Industrial
Cut-off Date Balance:	$21,100,000			Detailed Property Type:	Warehouse/Distribution
% of Initial Pool Balance:	2.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1963 / 1982
Borrower Sponsor:	Anthony M. Laino			Size:	169,700 SF
Guarantors:	Anthony M. Laino and Anthony M.			Cut-off Date Balance PSF:	$124
	Laino 2012 Family Trust			Maturity Date Balance PSF:	$124
Mortgage Rate:	6.6100%			Property Manager:	Meadowlands Group, LLC
Note Date:	10/16/2024
Maturity Date:	11/1/2034
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(3):	$2,161,325
IO Period:	120 months			UW NCF:	$2,001,334
Seasoning:	4 months			UW NOI Debt Yield:	10.2%
Prepayment Provisions:	L(28),D(88),O(4)			UW NCF Debt Yield	9.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.2%
Additional Debt Type:	NAP			UW NCF DSCR:	1.42x
Additional Debt Balance:	NAP			Most Recent NOI(3):	$1,169,372 (7/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$894,756 (12/31/2023)
Reserves				3rd Most Recent NOI:	$846,295 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (10/1/2024)
RE Tax:	$32,318	$32,318	NAP	2nd Most Recent Occupancy:	100.0% (12/1/2023)
Insurance(1):	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/1/2022)
Deferred Maintenance:	$10,925	$0	NAP	Appraised Value (as of):	$39,300,000 (8/16/2024)
Replacement Reserve:	$0	$1,414	$50,910	Appraised Value PSF:	$232
TI/LC Reserve:	$0	$10,606	$381,825	Cut-off Date LTV Ratio:	53.7%
Other Reserve(2):	$1,138,000	$0	NAP	Maturity Date LTV Ratio:	53.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$21,100,000	100.0%	Loan Payoff:	$9,205,116	43.6%
			Return of Equity:	$10,025,757	47.5%
			Upfront Reserves:	$1,181,243	5.6%
			Closing Costs:	$687,884	3.3%
Total Sources:	$21,100,000	100.0%	Total Uses:	$21,100,000	100.0%

(1)	Springing monthly insurance payments are required upon (i) the occurrence of an event of default or (ii) evidence of an acceptable blanket insurance policy is not provided to the lender.
(2)	Initial Other Reserve consists of an outstanding TI/LC reserve ($665,000), capital expenditure reserve ($423,000) and landlord work funds ($50,000).
(3)	The increase in NOI between Most Recent and UW is due to the rent being based on the September 2024 rent roll ($2,141,470), a near term rent step for Executive Liquidation (through July 2025 at $9.47 PSF) and straight line rent totaling $327,455 for FedEx (at $16.21 PSF).

The Mortgage Loan. The thirteenth largest mortgage loan (the “FedEx Distribution Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,100,000 and secured by a first priority fee mortgage encumbering a 169,700 SF industrial property located in Moonachie Borough, New Jersey (the “FedEx Distribution Center Property”).

The Borrower and Borrower Sponsor. The borrower for the FedEx Distribution Center Mortgage Loan is SWS Moonachie Associates LLC, a single-purpose Delaware limited liability company with no independent director in its organizational structure. The borrower is owned by SWS Moonachie G.P. Corp. (1.0%), Anthony M. Laino 2012 Family Trust (39.6%), Michael E. Laino 2012 Family Trust FBO Robert J. Laino (19.8%), Michael E. Laino 2012 Family Trust FBO Michael A. Laino (19.8%), and Paul J. Laino (19.8%). SWS Moonachie G.P. Corp. is owned by Anthony M. Laino 2012 Family Trust (40%), Michael E. Laino 2012 Family Trust FBO Robert J. Laino (20%), Michael E. Laino 2012 Family Trust FBO Michael A. Laino (20%), and Paul J. Laino (20%). The borrower sponsor for the FedEx Distribution Center Mortgage Loan is Anthony M. Laino and the non-recourse carveout guarantors are Anthony M. Laino and Anthony M. Laino 2012 Family Trust. Anthony M. Laino does not have any direct ownership interest in the borrower, but holds a 40% indirect ownership interest in the borrower as beneficiary of the Anthony M. Laino 2012 Family Trust. Anthony M. Laino is a principal of Architectural Window, a long-established window design, manufacturing, and installation firm that has been operated by the Laino family for three generations.

The Property. The FedEx Distribution Center Property consists of one warehouse/distribution industrial building comprising 169,700 SF on a 9.88-acre site in Moonachie Borough, New Jersey. The FedEx Distribution Center Property was originally constructed in 1963. The building has 8.8% office space, 15' - 25' foot clear ceiling heights, 20 dock doors, two drive-in doors and 175 surface parking spaces, reflecting an overall parking ratio of 1.03 spaces per 1,000 SF of NRA. The property is currently 100% percent occupied by three tenants at an average contract rent of $12.62 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-116

Industrial – Warehouse/Distribution	Loan #13	Cut-off Date Balance:	$21,100,000
100 Redneck Avenue	FedEx Distribution Center	Cut-off Date LTV:	53.7%
Moonachie Borough, NJ 07074		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.2%

Major Tenants.

FedEx (133,000 SF, 78.4% of NRA, 87.2% of underwritten rent). FedEx is an American multinational conglomerate holding company focused on transportation, e-commerce, and business services. The tenant has been at the FedEx Distribution Center Property since 1989 and recently renewed its lease for a 10-year term. The current lease expires in April 2034, has two, five-year renewal options and no termination options.

Executive Liquidation (20,000 SF, 11.8% of NRA, 7.7% of underwritten rent). Executive Liquidation provides turnkey solutions for large companies who are either relocating, restructuring, or upgrading their office furniture. The company was established in 2003 and it specializes in the purchase, installation, disassembly, and removal of office furniture. The tenant has been at the FedEx Distribution Center Property since 2015 and extended its lease in 2022. The current lease expires in June 2027 and the tenant has no renewal options or termination options.

M. Mark Products (16,700 SF, 9.8% of NRA, 5.1% of underwritten rent). M. Mark Products, Inc. is a wholesale automotive exporter that was founded in 1984. The tenant has been at the FedEx Distribution Center Property since 1992 and recently renewed its lease for a six-year term. The current lease expires in August 2030 and has no renewal options or termination options.

The following table presents certain information relating to the tenants at the FedEx Distribution Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody's/S&P)	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	% of Total Annual UW Base Rent	Lease Expiration	Renewal Option	Term. Option (Y/N)
FedEx	NR/Baa2/BBB	133,000	78.4%	$2,156,205	$16.21	87.2%	4/30/2034	2 x 5 yr	N
Executive Liquidation	NR/NR/NR	20,000	11.8%	$189,400	$9.47	7.7%	6/30/2027	None	N
M. Mark Products	NR/NR/NR	16,700	9.8%	$126,920	$7.60	5.1%	8/31/2030	None	N
Subtotal/Wtd. Avg.		169,700	100.0%	$2,472,525	$14.57	100.0%
Vacant Space		0	0.0%	$0
Total/Wtd. Avg.		169,700	100.0%	$2,472,525

(1)	Information is based on the underwritten rent roll dated October 1, 2024.

The following table presents certain information relating to the lease rollover schedule at the FedEx Distribution Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Base Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	20,000	11.8%	11.8%	$189,400	7.7%	7.7%	$9.47
2028	0	0	0.0%	11.8%	$0	0.0%	7.7%	$0.00
2029	0	0	0.0%	11.8%	$0	0.0%	7.7%	$0.00
2030	1	16,700	9.8%	21.6%	$126,920	5.1%	12.8%	$7.60
2031	0	0	0.0%	21.6%	$0	0.0%	12.8%	$0.00
2032	0	0	0.0%	21.6%	$0	0.0%	12.8%	$0.00
2033	0	0	0.0%	21.6%	$0	0.0%	12.8%	$0.00
2034	1	133,000	78.4%	100.0%	$2,156,205	87.2%	100.0%	$16.21
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036 & Beyond	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	3	169,700	100.0%		$2,472,525	100.0%		$14.57

(1)	Information is based on the underwritten rent roll dated October 1, 2024.

The Market. The FedEx Distribution Center Property is located in the Moonachie Borough in Bergen County, New Jersey. The borough has an area of 1.72 square miles and is bounded by Carlstadt to the south, Little Ferry to the east, Teterboro to the north and Wood Ridge to the west. The FedEx Distribution Center Property is located on the east side of Redneck Road and the south side of Joseph Street. Uses immediately north of the property include similar single-story industrial buildings ranging in size from 18,000 to 75,000 SF. These buildings were built primarily in the 1960’s and 1970’s. Ceiling heights for these buildings typically range from 18 to 22 feet. The largest use immediately west of the FedEx Distribution Center Property is Teterboro Airport, a general aviation relief airport in the boroughs of Teterboro, Moonachie, and Hasbrouck Heights. The airport is 12 miles from Midtown Manhattan, which makes it very popular for private and corporate aircraft. The airport takes up almost all of Teterboro and consists of 827 acres. Moonachie, and this area of Bergen County, is a desired industrial and commercial area of the state over the past several decades. A major reason for this is its location and easy accessibility from most regions due to its large network of roadways. State Routes 3, 17 and 46, the New Jersey Turnpike (Interstate 95), Interstate 80 and Interstate 495 can be found directly within the region.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-117

Industrial – Warehouse/Distribution	Loan #13	Cut-off Date Balance:	$21,100,000
100 Redneck Avenue	FedEx Distribution Center	Cut-off Date LTV:	53.7%
Moonachie Borough, NJ 07074		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the appraisal’s market rent conclusions for the FedEx Distribution Center Property:

Market Rent Summary
Category	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection	Tenant Improvements (New / Renewals)	Leasing Commissions (New / Renewals)	Reimbursements
Industrial Space	$15.00	5	3.5% per annum	$2.00 / $1.00	6.0% / 6.0%	Net

The following table presents comparable industrial leases with respect to the FedEx Distribution Center Property:

Comparable Industrial Lease Summary
Property Name/Location	Year Built	Total SF	Tenant Name	Lease SF	Lease Term (Yrs.)	Rent PSF	Lease Type
FedEx Distribution Center (1) Moonachie Borough, NJ	1963	169,700	FedEx	133,000	10	$16.21	Modified Gross
401 Washington Avenue Carlstadt, NJ	1960	164,850	JL Warehouse	115,000	5	$17.00	Net
1200 Valley Brook Avenue Lyndhurst, NJ	1976	186,228	UPS	186,228	4	$19.00	Net
108 Industrial Drive Jersey City, NJ	1974	154,000	Phoenix Warehouse	154,000	5.2	$13.00	Net
178 Commerce Road Carlstadt, NJ	1968	30,300	Private Label Caskets	30,300	5	$16.65	Net
599 Gotham Parkway Carlstadt, NJ	1975	81,500	JCS Global Distribution	81,500	6	$17.50	Net

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated October 1, 2024 other than Year Built / Renovated.

Appraisal. The appraisal concluded to an “as-is” value for the FedEx Distribution Center Property of $39,300,000 as of August 16, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated September 4, 2024, there was no evidence of any recognized environmental conditions at the FedEx Distribution Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-118

Industrial – Warehouse/Distribution	Loan #13	Cut-off Date Balance:	$21,100,000
100 Redneck Avenue	FedEx Distribution Center	Cut-off Date LTV:	53.7%
Moonachie Borough, NJ 07074		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the FedEx Distribution Center Property:

Cash Flow Analysis
	2021	2022	2023	7/31/2024 TTM	UW	UW per SF
Gross Potential Rent(1)(2)	$988,586	$910,962	$991,125	$1,267,454	$2,472,525	$14.57
Discounts Concessions	$0	$0	$0	$0	$0	$0.00
Other Income	$364,095	$457,967	$426,356	$453,167	$424,633	$2.50
Vacancy & Credit Loss	$0	$0	$0	$0	($144,858)	($0.85)
Effective Gross Income	$1,352,681	$1,368,929	$1,417,481	$1,720,621	$2,752,300	$16.22

Real Estate Taxes	$324,200	$333,446	$365,424	$373,806	$376,522	$2.22
Insurance	$34,000	$34,000	$46,360	$46,360	$24,482	$0.14
Other Expenses	$137,343	$155,188	$110,941	$131,083	$189,970	$1.12
Total Expenses	$495,543	$522,634	$522,725	$551,249	$590,975	$3.48

Net Operating Income(2)	$857,138	$846,295	$894,756	$1,169,372	$2,161,325	$12.74
Capital Expenditures	$0	$0	$0	$0	$16,970	$0.10
TI/LC	$0	$0	$0	$0	$143,022	$0.84
Net Cash Flow	$857,138	$846,295	$894,756	$1,169,372	$2,001,334	$11.79

Occupancy %	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	0.61x	0.60x	0.63x	0.83x	1.53x
NCF DSCR	0.61x	0.60x	0.63x	0.83x	1.42x
NOI Debt Yield	4.1%	4.0%	4.2%	5.5%	10.2%
NCF Debt Yield	4.1%	4.0%	4.2%	5.5%	9.5%

(1)	UW Gross Potential Rent has been underwritten based on the contractual rent in place based on the borrower rent roll.
(2)	The increase in Gross Potential Rent and Net Operating Income between 7/31/2024 TTM and UW is due to the rent being based on the September 2024 rent roll ($2,141,470), a near term rent step for Executive Liquidation (through July 2025 at $9.47 PSF) and straight line rent totaling $327,455 for FedEx (at $16.21 PSF).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-119

Mortgage Loan No. 14 – 12500 Tukwila International Blvd

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Seattle, WA 98168
Original Balance:	$20,000,000			General Property Type:	Office
Cut-off Date Balance:	$19,958,769			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2004 / NAP
Borrower Sponsor:	Sabey Corporation			Size:	141,365 SF
Guarantor:	Sabey Corporation			Cut-off Date Balance PSF:	$141
Mortgage Rate:	6.2900%			Maturity Date Balance PSF:	$121
Note Date:	12/19/2024			Property Manager:	Sabey Properties LLC
Maturity Date:	1/1/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	360 months			UW NOI(6):	$3,623,694
IO Period:	0 months			UW NCF:	$3,291,693
Seasoning:	2 months			UW NOI Debt Yield:	18.2%
Prepayment Provisions:	L(24),YM1(89),O(7)			UW NCF Debt Yield	16.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	21.2%
Additional Debt Type:	NAP			UW NCF DSCR:	2.22x
Additional Debt Balance:	NAP			Most Recent NOI(6):	$2,970,405 (8/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,022,052 (12/31/2023)
				3rd Most Recent NOI:	$2,943,078 (12/31/2022)
Reserves				Most Recent Occupancy:	89.9% (3/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.0% (12/31/2023)
RE Tax:	$0	Springing(1)	NAP	3rd Most Recent Occupancy:	93.0% (12/31/2022)
Insurance:	$0	Springing(2)	NAP	Appraised Value (as of):	$43,300,000 (10/8/2024)
Replacement Reserve:	$0	Springing(3)	$29,688	Appraised Value PSF:	$306
TI/LC Reserve:	$0	Springing(4)	NAP	Cut-off Date LTV Ratio:	46.1%
GSA Reserve Funds(5):	$1,170,000	$0	NAP	Maturity Date LTV Ratio:	39.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,000,000	100.0%	Loan Payoff:	$17,734,546	88.7%
			Return of Equity:	$888,422	4.4%
			Upfront Reserves:	$1,170,000	5.9%
			Closing Costs:	$207,032	1.0%
Total Sources:	$20,000,000	100.0%	Total Uses:	$20,000,000	100.0%

(1)	Springing Monthly RE Tax reserves during the continuation of each cash sweep event period, in an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next ensuing twelve months.
(2)	Springing Monthly Insurance reserves during the continuation of each cash sweep event period; provided that such reserves will not be required if (i) no event of default exists, (ii) evidence of an acceptable blanket insurance policy is provided to the lender, (iii) the borrower provides the lender evidence of renewal of such policies and (iv) the borrower provides the lender paid receipts for the payment of the insurance premiums by no later than ten days prior to the expiration dates of the policies.
(3)	Springing Monthly Replacement Reserve during the continuation of each cash sweep event period, in an amount equal to $2,474, subject to a $29,688 cap.
(4)	Springing Monthly TI/LC Reserve during the continuation of each cash sweep event period, in an amount equal to $11,780.
(5)	GSA Reserve Funds cover landlord work (painting and carpeting) required under the lease with the DHS (as defined below)
(6)	The increase in NOI from Most Recent to UW is due to the GSA (as defined below) having signed a new 10 year lease for DHS commencing in October 2024, with a base rent increase from $20.01 PSF to $25.96 PSF. In addition, UW Gross Potential Rent includes $249,920 in straight line rent steps through the end of the term of the DHS lease. .

The Mortgage Loan. The fourteenth largest mortgage loan (the “12500 Tukwila International Blvd Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,000,000 and secured by a first priority fee mortgage encumbering a 141,365 SF office property located in Seattle, Washington (the “12500 Tukwila International Blvd Property”).

The Borrower and Borrower Sponsor. The borrower for the 12500 Tukwila International Blvd Mortgage Loan is International Gateway East III LLC, a single-purpose Washington limited liability company with no independent director in its organizational structure. The borrower is wholly owned by Sabey Properties LLC. Sabey Properties LLC is wholly owned by Sabey Corporation. The indirect owners are David A. Sabey (50.5%), John D. Sabey (16.5%), James A. Sabey (16.5%), and Joseph D. Sabey (16.5%). The borrower sponsor and the non-recourse carveout guarantor is Sabey Corporation. Sabey Corporation was founded in 1972 as a commercial real estate developer under the leadership of founder Dave Sabey. Today it is a privately held real estate development and investment company specializing in leasing space for the data center, medical sciences, education, government, and military sectors. The firm reports an ownership interest in a portfolio of approximately 5.4 million SF across office, industrial, residential, medical, and data center property types located in five states.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-120

Office – Suburban	Loan #14	Cut-off Date Balance:	$19,958,769
12500 Tukwila International Boulevard	12500 Tukwila International Blvd	Cut-off Date LTV:	46.1%
Seattle, WA 98168		UW NCF DSCR:	2.22x
		UW NOI Debt Yield:	18.2%

The Property. The 12500 Tukwila International Blvd Property consists of a 4-story office building that contains 141,365 SF of rentable area situated on a 564,758 SF site. The property also encompasses three levels of subsurface and surface parking, containing 288 stalls which are utilized by the tenants of the building, and surface parking, a portion of which is leased to external users. The 12500 Tukwila International Blvd Property is currently 89.9% leased to one tenant, the United States General Services Administration (the “GSA”) and is occupied by the United States Department of Homeland Security (“DHS”). The 12500 Tukwila International Blvd Property was built-to-suit for the DHS in 2004. The lease has no renewal option or termination option. The borrower sponsor acquired the land in 2000 for $1.8 million and built the property in 2004 at a cost of $35.0 million for the DHS. Since that time, approximately $2.4 million has been spent on capital expenditures and tenant improvements. Since the building is utilized by the United States government, there are several specialty features at the property, including a detention center containing seven holding cells, a secure mail sorting room with a reinforced explosive resistant door, an animal kennel, an auditorium, and multiple fitness and training rooms. The current DHS renewal lease commenced in October 2024, expires in October 2034, and provided for an increase in rent from $20.01 to $25.96 PSF. As part of the renewal, DHS gave back 2,573 SF of office space on the fourth floor. The remaining vacant space is 11,769 SF of shell space on the third floor that has never been occupied. The DHS operates offices of the United States Citizenship and Immigration Services and United States Immigration and Customs Enforcement out of the 2500 Tukwila International Blvd Property.

The following table presents certain information relating to the tenancy at the 12500 Tukwila International Blvd Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody's/S&P)	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	% of Total Annual UW Base Rent	Lease Expiration	Renewal Option	Term. Option (Y/N)
Department of Homeland Security (GSA)	AA+/Aaa/AA+	127,023	89.9%	$3,548,047	$27.93	100.0%	10/10/2034	None	N
Subtotal/Wtd. Avg.		127,023	89.9%	$3,548,047	$27.93	100.0%
Vacant Space		14,342	10.1%
Total/Wtd. Avg.		141,365	100.0%

(1)	Information is based on the underwritten rent roll dated November 1, 2024.

The following table presents certain information relating to the lease rollover schedule at the 12500 Tukwila International Blvd Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Base Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	1	127,023	89.9%	89.9%	$3,548,047	100.0%	100.0%	$27.93
2035	0	0	0.0%	89.9%	$0	0.0%	100.0%	$0.00
2036 & Beyond	0	0	0.0%	89.9%	$0	0.0%	100.0%	$0.00
Vacant	0	14,342	10.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	141,365	100.0%		$3,548,047	100.0%		$27.93(2)

(1)	Information is based on the underwritten rent roll dated November 1, 2024.
(2)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The 12500 Tukwila International Blvd Property is located in Seattle, Washington, in the city of Tukwila, within King County. Tukwila is a suburb of Seattle, approximately 12 miles south of the Seattle central business district (“CBD”), and is primarily a residential community with a variety of retail centers, as well as light office and industrial space. Located near downtown Seattle and at the confluence of regional freeways, rivers and railroads, Tukwila is an attractive area for office, commercial, industrial, and retail property types; Westfield Southcenter (formerly Southcenter Mall), located at the south end of the city, is the Puget Sound region’s largest shopping complex. Tukwila offers convenient freeway access to employment centers in the Seattle CBD, the Tacoma CBD, Kent Valley, and Seattle-Tacoma International Airport. The neighborhood is bordered by Seattle to the north, Burien and SeaTac to the west, Renton to the east, and Kent to the south.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-121

Office – Suburban	Loan #14	Cut-off Date Balance:	$19,958,769
12500 Tukwila International Boulevard	12500 Tukwila International Blvd	Cut-off Date LTV:	46.1%
Seattle, WA 98168		UW NCF DSCR:	2.22x
		UW NOI Debt Yield:	18.2%

The following table presents certain information relating to the appraisal’s market rent conclusions for the 12500 Tukwila International Blvd Property:

Market Rent Summary
Category	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection	Tenant Improvements (New / Renewals)	Leasing Commissions (New / Renewals)	Reimbursements
Office Space	$30.00	7	3%	$50.00 / $25.00	5.25% / 5.25%	Gross

The following table presents comparable office leases with respect to the 12500 Tukwila International Blvd Property:

Comparable Office Lease Summary
Property Name/Location	Year Built	Total SF	Tenant Name	Lease SF	Lease Term (Yrs.)	Rent PSF	Lease Type
12500 Tukwila International Blvd (1) Seattle, WA	2004	141,365	Department of Homeland Security	127,023	10	$27.93	Modified Gross
Fort Dent Two 6840 Fort Dent Way Tukwila, WA	1991	60,782	Hyundai	3,556	5.3	$32.00	Gross
Southcenter Place 16400 Southcenter Parkway Tukwila, WA	1979	63,606	La Belle Vie	4,928	10.0	$31.00	Gross
Southcenter Plaza 14900 Interurban Avenue South Tukwila, WA	1981	56,834	Vadis	3,632	5.3	$26.50	Gross
Riverview Plaza 16000 Christensen Road Tukwila, WA	1982	171,260	LHC Group	2,991	5.0	$29.00	Gross
Riverview Plaza 16000 Christensen Road Tukwila, WA	1982	171,260	E & M Electric	3,649	5.3	$28.75	Gross

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated November 1, 2024 other than Year Built.

Appraisal. The appraisal concluded to an “as-is” value for the 12500 Tukwila International Blvd Property of $43,300,000 as of October 8, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated October 31, 2024, there was no evidence of any recognized environmental conditions at the 12500 Tukwila International Blvd Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-122

Office – Suburban	Loan #14	Cut-off Date Balance:	$19,958,769
12500 Tukwila International Boulevard	12500 Tukwila International Blvd	Cut-off Date LTV:	46.1%
Seattle, WA 98168		UW NCF DSCR:	2.22x
		UW NOI Debt Yield:	18.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 12500 Tukwila International Blvd Property:

Cash Flow Analysis
	2021	2022	2023	8/31/2024 TTM	UW	UW per SF
Gross Potential Rent(1)(2)	$2,369,579	$2,625,361	$2,610,549	$2,610,549	$3,978,307	$28.14
Discounts Concessions	$0	$0	$0	$0	$0	$0.00
Other Income(3)	$464,505	$576,215	$573,090	$606,762	$561,302	$3.97
Reimbursements	$1,324,703	$1,477,357	$1,498,147	$1,501,108	$1,364,481	$9.65
Vacancy & Credit Loss	$0	$0	$0	$0	($430,260)	($3.04)
Effective Gross Income	$4,158,787	$4,678,933	$4,681,787	$4,718,418	$5,473,830	$38.72

Real Estate Taxes	$355,427	$359,211	$297,057	$291,882	$327,803	$2.32
Insurance	$92,176	$99,475	$127,994	$138,930	$151,258	$1.07
Other Expenses	$1,080,617	$1,277,169	$1,234,684	$1,317,201	$1,371,075	$9.70
Total Expenses	$1,528,220	$1,735,855	$1,659,735	$1,748,013	$1,850,136	$13.09

Net Operating Income(2)	$2,630,567	$2,943,078	$3,022,052	$2,970,405	$3,623,694	$25.63
Capital Expenditures	$0	$0	$0	$0	$29,687	$0.21
TI/LC	$0	$0	$0	$0	$302,315	$2.14
Net Cash Flow	$2,630,567	$2,943,078	$3,022,052	$2,970,405	$3,291,693	$23.29

Occupancy %	86.8%	93.0%	93.0%	89.9%	89.2%
NOI DSCR	1.77x	1.98x	2.04x	2.00x	2.44x
NCF DSCR	1.77x	1.98x	2.04x	2.00x	2.22x
NOI Debt Yield	13.2%	14.7%	15.1%	14.9%	18.2%
NCF Debt Yield	13.2%	14.7%	15.1%	14.9%	16.5%

(1)	UW Gross Potential Rent has been underwritten based on the contractual rent in place based on the borrower rent roll dated November 1, 2024.
(2)	The increase in Gross Potential Rent and Net Operating Income from 8/31/2024 TTM to UW is due to the GSA having signed a new 10 year lease for DHS commencing in October 2024, with a base rent increase from $20.01 PSF to $25.96 PSF. In addition, UW Gross Potential Rent includes $249,920 in straight line rent steps through the end of the term of the DHS lease.
(3)	Other Income consists of income based on two contractual parking leases with external entities covering 75 and 11 spaces, respectively, a communication license with MCImetro (dba Verizon), and daily parking income based on the 8/31/2024 TTM amount per stall and the number of available spaces. The parking lot is managed by a third party vendor, which receives a percentage of parking revenues.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-123

Mortgage Loan No. 15 – Arrigotti MHC Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location(2):	Various
Original Balance:	$16,680,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$16,680,000			Detailed Property Type(2):	Various
% of Initial Pool Balance:	1.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(2):	Various/NAP
Borrower Sponsor:	Living Well Communities			Size:	562 Pads
Guarantor:	Abraham Arrigotti			Cut-off Date Balance Per Pad:	$29,680
Mortgage Rate:	7.0900%			Maturity Date Balance Per Pad:	$28,186
Note Date:	12/17/2024			Property Manager:	Living Well Communities, LLC (borrower-affiliated)
Maturity Date:	1/1/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$1,804,483
Amortization Term:	360 months			UW NCF:	$1,776,383
IO Period:	60 months			UW NOI Debt Yield:	10.8%
Seasoning:	2 months			UW NCF Debt Yield:	10.6%
Prepayment Provisions:	L(26),D(90),O(4)			UW NOI Debt Yield at Maturity:	11.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.32x (P&I) 1.48x (IO)
Additional Debt Type:	NAP			Most Recent NOI:	$1,785,202 (10/31/2024 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI(3):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(3):	NAV
				Most Recent Occupancy:	73.3% (11/21/2024)
Reserves				2nd Most Recent Occupancy(3):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	NAV
RE Taxes:	$5,343	$2,488	NAP	Appraised Value (as of)(4):	$26,350,000 (Various)
Insurance:	$93,493	$8,832	NAP	Appraised Value Per Pad:	$46,886
Replacement Reserve:	$400,000	Springing(1)	$200,000	Cut-off Date LTV Ratio:	63.3%
Deferred Maintenance:	$162,538	$0	NAP	Maturity Date LTV Ratio:	60.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,680,000	100.0%	Loan Payoff:	$9,519,713	57.1%
			Return of Equity:	$5,876,885	35.2%
			Upfront Reserves:	$661,374	4.0%
			Closing Costs:	$622,028	3.7%
Total Sources:	$16,680,000	100.0%	Total Uses:	$16,680,000	100.0%

(1)	The borrowers will be required to deposit $5,000 monthly into the Replacement Reserve if the balance falls below the cap.
(2)	See “The Properties” below for further information.
(3)	Historical financial information is not available as the borrower sponsor acquired the Arrigotti MHC Portfolio Properties (as defined below) in various stages between 2019 and 2023.
(4)	The individual appraised value as-of dates are between September 27, 2024 and October 17, 2024.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Arrigotti MHC Portfolio Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $16,680,000 and secured by a first mortgage encumbering the fee interest in 11 manufactured housing properties located in three states (the “Arrigotti MHC Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers are Country Club Gardens MHP, LLC, Country Mobile Home Park, LLC, Desert Village MHP LLC, Hiland Mobile Home Park LLC, Linda Mesa MHP LLC, St. Williams MHP, LLC, Thunderbird Park LLC, Town and Country Alamosa MHP, LLC, Town and Country Yuma, LLC, Tse Bonito MHP I LLC and Tumbleweed MHP LLC, each a single-purpose, Delaware limited liability company. The borrower sponsor is Living Well Communities and the non-recourse carve out guarantor is Abraham Arrigotti.

Abraham Arrigotti is the founder, owner and operator of Living Well Communities. With over 25 years of experience in the mobile home industry, Mr. Arrigotti has experience with property owners, management companies, mortgage and real estate brokers, mobile home dealers, industry vendors and partners. Mr. Arrigotti has an ownership interest in 19 mobile home communities (totaling over 1,560 pads), located throughout California, Arizona, New Mexico, Colorado and Texas.

The Properties. The Arrigotti MHC Portfolio Properties consist of 11 all-age manufactured home communities totaling 562 home sites situated on a total of 86.92 acres located in Arizona, New Mexico and Colorado. The borrower sponsor acquired the Arrigotti MHC Portfolio Properties between 2019 and 2023. The Arrigotti MHC Portfolio Properties were built between 1952 and 1998, with total acreage ranging from 0.77-acres to 21.13-acres, with an average of 7.90-acres per property. The Arrigotti MHC Portfolio Properties includes 556 mobile home sites, 5 apartment units and 1 commercial garage unit, for a total unit count of 562 sites. There are 47 park-owned homes within the Arrigotti MHC Portfolio Properties (8.4% of the total sites). Included in the 556 mobile home sites are 37 RV pads (6.2% of the total sites). Nine of the 11 properties have city water connections and city sewer connections, with two properties with private water/sewer connections (St. Williams has an on-site community water well, but city sewer and Desert Village MHC/RV has well

Manufactured Housing – Various	Loan #15	Cut-off Date Balance:	$16,680,000
Various	Arrigotti MHC Portfolio	Cut-off Date LTV:	63.3%
Various, Various		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	10.8%

water and a private septic/lagoon sewer system). The Arrigotti MHC Portfolio Properties are located in New Mexico (6 properties, 311 total sites, 55.3% of sites), Arizona (3 properties, 130 total sites, 23.1% of sites), and Colorado (2 properties, 121 total sites, 21.5% of sites).

The following table presents certain information relating to the Arrigotti MHC Portfolio Properties:

Portfolio Summary
Property Name Location	Acres	# of Units	Occ. %(1)	Avg. In Place Rent/Pad(1)	UW NCF	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
Thunderbird Park(2) Roswell, NM	21.13	83	88.0%	$369	$243,907	$2,709,772	16.2%	$4,225,000	16.0%
Town & Country Alamosa Alamosa, CO	10.0	62	87.1%	$529	$267,891	$2,488,501	14.9%	$3,880,000	14.7%
Country MHC(3) Monte Vista, CO	8.07	59	88.1%	$479	$224,080	$2,069,677	12.4%	$3,570,000	13.5%
Linda Mesa MHC Yuma, AZ	2.27	36	97.2%	$551	$215,379	$1,924,099	11.5%	$3,000,000	11.4%
Town & Country Yuma(3) Yuma, AZ	3.04	42	76.2%	$488	$174,986	$1,616,243	9.7%	$2,520,000	9.6%
Tumbleweed MHC(4) Yuma, AZ	1.72	52	71.2%	$360	$129,775	$1,411,006	8.5%	$2,200,000	8.3%
Country Club Gardens Deming, NM	9.88	81	42.0%	$403	$128,240	$1,154,459	6.9%	$1,800,000	6.8%
Tse Bonito I(3) Tse Bonito, NM	6.80	33	84.9%	$501	$150,660	$1,135,218	6.8%	$1,770,000	6.7%
Desert Village MHC/RV(5) Clovis, NM	20.0	76	51.3%	$366	$104,682	$865,844	5.2%	$1,350,000	5.1%
St. Williams Mentmore, NM	3.24	24	70.8%	$603	$73,538	$776,053	4.7%	$1,210,000	4.6%
HiLand MHC(6) Albuquerque, NM	0.77	14	78.6%	$471	$63,245	$529,127	3.2%	$825,000	3.1%
Total / Wtd. Avg.	86.92	562	73.3%	$443	$1,776,383	$16,680,000	100.0%	$26,350,000	100.0%

(1)	Information is based on the rent rolls dated as of November 21, 2024.
(2)	# of Units at Thunderbird Park includes one commercial unit and two RV pads.
(3)	# of Units includes two RV pads.
(4)	# of Units at Tumbleweed MHC includes three apartment units and two RV pads.
(5)	# of Units at Desert Village MHC/RV includes one apartment unit and 24 RV pads.
(6)	# of Units at HiLand MHC includes one apartment unit and three RV pads.

The Markets. The Arrigotti MHC Portfolio Properties consist of 11 properties located across three different states and six different markets. The Arrigotti MHC Portfolio Properties are located in markets with occupancy rates ranging from 82.2% to 96.7% and average market rents per unit ranging from $72.00 to $1,413.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-125

Manufactured Housing – Various	Loan #15	Cut-off Date Balance:	$16,680,000
Various	Arrigotti MHC Portfolio	Cut-off Date LTV:	63.3%
Various, Various		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	10.8%

The following table presents certain market information relating to the Arrigotti MHC Portfolio Properties:

Market Summary
Property Name	Location	Market	UW Rent per Pad(1)	Market Rent per Pad	Average Market Vacancy
Thunderbird Park	Roswell, NM	Las Cruces	$369	$358	6.4%
Town & Country Alamosa	Alamosa, CO	Western Colorado	$529	$496	6.9%
Country MHC	Monte Vista, CO	Western Colorado	$479	$479	8.3%
Linda Mesa MHC	Yuma, AZ	Yuma	$551	$550	6.6%
Town & Country Yuma	Yuma, AZ	Yuma	$488	$482	6.6%
Tumbleweed MHC	Yuma, AZ	Yuma	$360	$384	6.4%
Country Club Gardens	Deming, NM	Las Cruces	$403	$375	6.0%
Tse Bonito I	Tse Bonito, NM	Albuquerque	$501	$460	12.5%
Desert Village MHC/RV	Clovis, NM	Las Cruces	$366	$327	22.1%
St. Williams	Mentmore, NM	Albuquerque	$603	$450	12.5%
HiLand MHC	Albuquerque, NM	Albuquerque	$471	$499	3.7%

Source: Appraisal
(1)	Information is based on the rent rolls dated as of November 21, 2024.

The following table presents certain demographic information relating to the Arrigotti MHC Portfolio Properties:

Demographic Information
Property Name City, State	2023 Population (within 1-mi. / 3-mi. / 5-mi- Radius)	2023 Average Household Income (within 1-mi. / 3-mi. / 5-mi- Radius)
Thunderbird Park Roswell, NM	3,625 / 36,153 / 48,808	$54,032 / $69,025 / $71,967
Town & Country Alamosa Alamosa, CO	4,422 / 11,952 / 13,773	$66,382 / $67,084 / $68,789
Country MHC Monte Vista, CO	849 / 4,890 / 5,615	$72,511 / $69,618 / $72,040
Linda Mesa MHC Yuma, AZ	16,919 / 66,411 / 96,836	$56,192 / $69,810 / $71,258
Town & Country Yuma Yuma, AZ	7,185 / 52,250 / 94,992	$56,337 / 71,380 / $72,484
Tumbleweed MHC Yuma, AZ	16,326 / 64,805 / 96,693	$56,782 / $71,314 / $71,340
Country Club Gardens Deming, NM	5,493 / 16,974 / 20,021	$54,078 / $52,091 / $52,876
Tse Bonito I Tse Bonito, NM	672 / 4,958 / 17,901	$52,198 / $58,349 / $69,415
Desert Village MHC/RV Clovis, NM	1,985 / 3,051 / 6,185	$77,380 / $81,894 / $76,799
St. Williams Mentmore, NM	494 / 3,209 / 4,704	$40,231 / $49,333 / $49,046
HiLand MHC Albuquerque, NM	20,060 / 102,100 / 246,043	$43,231 / $68,888 / $72,284

Source:	Appraisal

Appraisal. The appraiser concluded to an “as-is” value for the Arrigotti MHC Portfolio Properties of $26,350,000 based on the aggregate of the “as-is” values in the individual appraisals dated between September 27, 2024 and October 17, 2024.

Environmental Matters. According to the Phase I environmental reports dated between October 30, 2024 and November 6, 2024, there was no evidence of any recognized environmental conditions at the Arrigotti MHC Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-126

Manufactured Housing – Various	Loan #15	Cut-off Date Balance:	$16,680,000
Various	Arrigotti MHC Portfolio	Cut-off Date LTV:	63.3%
Various, Various		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	10.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten cash flow at the Arrigotti MHC Portfolio Properties:

Cash Flow Analysis(1)
	10/31/2024 TTM	UW	UW Per Pad
Gross Potential Rent(2)	$2,183,588	$2,941,789	$5,234.50
Concessions	($21,650)	($25,200)	($44.84)
Gross Potential Income	$2,161,938	$2,916,589	$5,189.66
(Vacancy / Credit Loss)	($58,047)	($812,696)	($1,446.08)
Reimbursements	$510,292	$510,292	$907.99
Other Income(3)	$132,854	$132,853	$236.39
Effective Gross Income	$2,747,037	$2,747,037	$4,887.97

Real Estate Taxes	$25,332	$30,267	$53.86
Insurance	$56,456	$96,354	$171.45
Other Operating Expenses	$880,047	$815,934	$1,451.84
Total Operating Expenses	$961,835	$942,555	$1,677.14

Net Operating Income	$1,785,202	$1,804,483	$3,210.82
Replacement Reserves	$0	$28,100	$50.00
Net Cash Flow	$1,785,202	$1,776,383	$3,160.82

Occupancy (%)	73.3%(4)	74.6%(5)
NOI DSCR	1.33x	1.34x
NCF DSCR	1.33x	1.32x
NOI Debt Yield	10.7%	10.8%
NCF Debt Yield	10.7%	10.6%

(1)	Historical financial information is not available as the borrower sponsor acquired the Arrigotti MHC Portfolio Properties in various stages between 2019 and 2023.
(2)	UW Gross Potential Rent is based on the rent rolls dated November 21, 2024.
(3)	Other Income includes meter fees, application fees, late fees, administrative fees, legal fees, damages, laundry income, and miscellaneous income.
(4)	Occupancy (%) is as of November 21, 2024.
(5)	UW Occupancy reflects economic vacancy of 25.4%.

Property Releases: Provided that no event of default exists, at any time after the two-year anniversary of the Closing Date, the borrowers may obtain the release of individual properties (other than Country Club Gardens, Linda Mesa MHC and Thunderbird MHC) in connection with an arm’s-length sale to an unaffiliated third party purchaser, upon the satisfaction of certain conditions, including: (i) borrowers partially defease the Arrigotti MHC Portfolio Mortgage Loan in an amount equal to 125% of the allocated loan amount for the applicable property, (ii) the debt service coverage ratio of the remaining portfolio is not less than the greater than 1.32x or the debt service coverage ratio for the twelve months immediately prior to the release, (iii) the debt yield of the remaining portfolio is not less than the greater of 10.65% and the debt yield immediately prior to release and (iv) the loan-to-value ratio of the remaining portfolio is not more than 63.3%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK 2025-BNK49

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: BofA Securities, Inc. (together with its affiliates, “BofA Securities”), Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited, (together with its affiliates, “Morgan Stanley”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”), Citigroup Global Markets Inc. (together with its affiliates, “Citigroup”), J.P. Morgan Securities LLC (together with its affiliates, “J.P. Morgan”), Academy Securities, Inc. (together with its affiliates, “Academy”) and Drexel Hamilton, LLC (together with its affiliates, “Drexel”, and collectively with BofA Securities, Morgan Stanley, Wells Fargo, J.P. Morgan, Citigroup and Academy, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This material may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is preliminary as of the date hereof. This material is subject to change, completion or amendment from time to time. The information in this material supersedes information in any other communication relating to the securities referred to in this material; provided, that the information in this material will be superseded by similar information delivered to you as part of a preliminary prospectus. This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where an offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by an Underwriter that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

THE DISTRIBUTION OF THIS MATERIAL (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”), IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER OR, (IV) ARE PERSONS TO WHOM THIS MATERIAL MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH OF BOFA SECURITIES, INC., MORGAN STANLEY & CO. LLC, WELLS FARGO SECURITIES, LLC, CITIGROUP GLOBAL MARKETS INC., J.P. MORGAN SECURITIES LLC, Academy Securities, Inc. AND Drexel Hamilton, LLC HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS MATERIAL MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

© 2025 BofA Securities, Inc.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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